                                                                     EXHIBIT 4.1

                           AAMES CAPITAL CORPORATION
                             as Seller and Servicer


                                      and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee


                        POOLING AND SERVICING AGREEMENT

                         Dated as of September 1, 1996

                          Aames Mortgage Trust 1996-C

                      Mortgage Pass-Through Certificates,
                                 Series 1996-C

                               TABLE OF CONTENTS

                                                          ARTICLE ONE
                                                          DEFINITIONS

Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.02.  Interest Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 1.03.  Determination of Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                                                          ARTICLE TWO
                                                    CONVEYANCE OF THE TRUST;
                                               ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 2.02.  Conveyance of the Subsequent Mortgage Loans; Fixed Price Contract  . . . . . . . . . . . . . . . . . . . . .   41
Section 2.03.  Acceptance by the Trustee; Repurchase or Substitution of Mortgage Loans  . . . . . . . . . . . . . . . . . .   44
Section 2.04.  Representations and Warranties Regarding the Servicer and the Seller . . . . . . . . . . . . . . . . . . . .   47
Section 2.05.  Representations and Warranties of the Seller Regarding the Mortgage Loans  . . . . . . . . . . . . . . . . .   48
Section 2.06.  Execution and Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Section 2.07.  Designation of Certificates; Designation of Startup Day  . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Section 2.08.  Indemnification of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Section 2.09.  Repurchase of Certain Delinquent Mortgage Loans by the Seller  . . . . . . . . . . . . . . . . . . . . . . .   59

                                                         ARTICLE THREE
                                        ADMINISTRATION AND SERVICING OF MORTGAGE LOANS;
                                                      CERTIFICATE ACCOUNT

Section 3.01.  The Servicer and the Sub-Servicers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Section 3.02.  Collection of Certain Mortgage Loan Payments;
                          Collection Account and Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Section 3.03.  Additional Servicing Responsibilities for the
                          Adjustable Rate Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 3.04.  Hazard Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 3.05.  Enforcement of Due-on-Sale Clauses;
                          Assumption and Modification Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 3.06.  Realization upon Liquidated Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 3.07.  Trustee to Cooperate; Release of Mortgage Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Section 3.08.  Servicing Compensation; Payment of Certain Expenses by the Servicer  . . . . . . . . . . . . . . . . . . . .   68
Section 3.09.  Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 3.10.  Annual Independent Public Accountants' Servicing Report  . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 3.11.  Access to Certain Documentation and Information
                          Regarding the Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 3.12.  Maintenance of Fidelity Bond and Errors and Omission Policy  . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 3.13.  Notices to the Rating Agencies, the Trustee and the Certificate Insurer  . . . . . . . . . . . . . . . . . .   70
Section 3.14.  Reports of Foreclosures and Abandonment of Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . .   70
Section 3.15.  Sub-Servicers and Sub-Servicing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

Section 3.16.  Purchase Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 3.17.  Capitalized Interest Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
Section 3.18.  Payments on the Certificate Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Section 3.19.  Rights of the Certificate Insurer to Exercise
                          Rights of Class A Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 3.20.  Trust and Accounts Held for Benefit of the Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . .   78

                                                          ARTICLE FOUR
                                                       REMITTANCE REPORT

Section 4.01.  Servicer Remittance Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 4.02.  Trustee Distribution Date Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

                                                          ARTICLE FIVE
                                         PAYMENTS AND STATEMENTS TO CERTIFICATE HOLDERS

Section 5.01.  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Section 5.02.  Monthly Advances; Servicing Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
Section 5.03.  Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 5.04.  The Certificate Insurer; Use of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87

                                                          ARTICLE SIX
                                                        THE CERTIFICATES

Section 6.01.  The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
Section 6.02.  Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
Section 6.04.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
Section 6.05.  Actions of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

                                                         ARTICLE SEVEN
                                                  THE SERVICER AND THE SELLER

Section 7.01.  Liability of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
Section 7.02.  Merger or Consolidation of, or Assumption of
                          the Obligations of, the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
Section 7.03.  Limitation on Liability of the Servicer and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
Section 7.04.  Servicer Not to Resign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
Section 7.05.  Merger or Consolidation of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
Section 7.06.  Term of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

                                                         ARTICLE EIGHT
                                                            DEFAULT

Section 8.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 8.02.  Trustee to Act; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 8.03.  Notifications to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 8.04.  Assumption or Termination of Sub-Servicing Agreements
                          by the Trustee or any Successor Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

                                                          ARTICLE NINE
                                                          THE TRUSTEE

Section 9.01.  Duties of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Section 9.02.  Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Section 9.04.  Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Section 9.05.  Payment of the Trustee's Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Section 9.06.  Eligibility Requirements for the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Section 9.07.  Resignation or Removal of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Section 9.08.  Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 9.09.  Merger or Consolidation of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 9.10.  Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 9.11.  Compliance with REMIC Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Section 9.12.  Trustee May Enforce Claims Without Possession of Certificates  . . . . . . . . . . . . . . . . . . . . . . . 105
Section 9.13.  Exercise of Trustee Powers by Certificate Insurer and Certificateholders . . . . . . . . . . . . . . . . . . 105
Section 9.14.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 9.15.  Taxpayer Identification Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

                                                          ARTICLE TEN
                                                          TERMINATION

Section 10.01.  Termination Upon Purchase or Liquidation of All Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . 106
Section 10.02.  Additional Termination Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

                                                         ARTICLE ELEVEN
                                                    MISCELLANEOUS PROVISIONS

Section 11.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 11.02.  Recordation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
Section 11.03.  Limitation on Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
Section 11.04.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Section 11.05.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Section 11.06.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Section 11.07.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
Section 11.08.  Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
Section 11.09.  Third Party Beneficiary; Rating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

                                                     SCHEDULES AND EXHIBITS

Schedule I       List of Sub-Servicers
Schedule II      Representations and Warranties of the Seller Regarding Subsequent Mortgage Loans
Schedule III     Schedule of Certain Delinquent Mortgage Loans
Exhibit A-1A     Form of Class A-1A Certificate
Exhibit A-1B     Form of Class A-1B Certificate
Exhibit A-1C     Form of Class A-1C Certificate
Exhibit A-1D     Form of Class A-1D Certificate
Exhibit A-1E     Form of Class A-1E Certificate
Exhibit A-2      Forms of Class A-2 Certificates
Exhibit B        Form of Class R Certificate
Exhibit C        Form of Subsequent Transfer Agreement
Exhibit D        Form of Certificate Insurance Policy
Exhibit E        Form of Notice of Claim and Certificate
Exhibit F        Mortgage Loan Schedule
Exhibit G        Form of Annual Statement as to Compliance
Exhibit H        Form of Transfer Affidavit
Exhibit I        Form of Payoff Notice
Exhibit J        Form of Liquidation Report
Exhibit K        Form of Officer's Certificate as to Charge-offs
Exhibit L        Form of Transferor Affidavit
Exhibit M        Insurance and Indemnity Agreement

         THIS POOLING AND SERVICING AGREEMENT (this "Agreement"), dated as of September 1, 1996, between Aames Capital Corporation, as seller (in such capacity, the "Seller") and as servicer (in such capacity, together with permitted successors hereunder, the "Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"),

                         W I T N E S S E T H  T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.02 of this Agreement, notice of the Seller's designation of Subsequent Mortgage Loans to be sold to the Trust separated by Mortgage Loan Group and the aggregate Subsequent Cut-off Date Principal Balance of such Subsequent Mortgage Loans in each Mortgage Loan Group, which notice shall be given to the Trustee and to the Certificate Insurer not later than one Business Day prior to the related Subsequent Transfer Date.

         Additional Subsequent Purchase Price: As to the last Subsequent Transfer Date occurring during the Commitment Period with respect to Group I, the amount, if any, specified by the Certificate Insurer in connection with its approval of the Subsequent Mortgage Loans to be included in Group I pursuant to
Section 2.02 using criteria established on or before the Closing Date. As to the last Subsequent Transfer Date occurring during the Commitment Period with respect to Group II, the amount, if any, specified by the Certificate Insurer in connection with its approval of the Subsequent Mortgage Loans to be included in Group II pursuant to Section 2.02 using criteria established on or before the Closing Date.

         Adjustable Rate Mortgage Loan: Any Mortgage Loan with a Mortgage Loan Rate that is adjustable at regular periodic intervals, based on the Index plus the related Gross Margin subject to any Minimum Rate, Maximum Rate and any periodic limitations on adjustment from time to time, all as set forth in the Mortgage Loan Schedule. All Adjustable Rate Mortgage Loans will be included in Group II.

         Adjustment Date: With respect to any Adjustable Rate Mortgage Loan, the date on which a change to the Mortgage Loan Rate on a Mortgage Loan becomes effective.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Annual Statement of Compliance: The annual statement prepared and delivered by the Servicer in accordance with Section 3.09.

         Appraised Value: The appraised value of any Mortgaged Property based upon the appraisal made at the time of origination of the related Mortgage Loan or, in the case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the related Mortgaged Property if such sales price is less than such appraised value.

         Available Funds: With respect to the Class A-1 Certificates and any Distribution Date, the aggregate of the following amounts in respect of Group I available to be distributed on such Distribution Date, and with respect to the Class A-2 Certificates and any Distribution Date, the aggregate of the following amounts in respect of Group II available to be distributed on such Distribution Date:

         (I) the sum of (i) all payments in respect of or allocable to interest received or deemed to have been received during the related Collection Period, (ii) all Principal Payments received or deemed to have been received during the related Collection Period, (iii) all Trust Insurance Proceeds received during the related Collection Period, (iv) all Net Liquidation Proceeds received during the related Collection Period (excluding any amount distributed to the Holder of the Class R Certificate pursuant to Section 3.06), (v) the aggregate of the amounts deposited in the Certificate Account on the related Deposit Date by the Seller or the Servicer, as applicable, in connection with any purchase, repurchase, shortage or substitution pursuant to Section 2.03, 2.05, 2.09, 3.01, 3.03 or 3.06, (vi) the aggregate of the amounts deposited in the Certificate Account by the Servicer or the Certificate Insurer in connection with a purchase pursuant to Section 10.01, (vii) the amount of Monthly Advances made by the Servicer in respect of such Distribution Date pursuant to Section 5.02(a), (viii) the amount of any Compensating Interest paid by the Servicer in respect of such Distribution Date, (ix) in the case of the Distribution Date occurring in October 1996, (a) the amount deposited in the Certificate Account by the Trustee from the Capitalized Interest Account pursuant to Section 3.17 and the amount, if any, deposited in the Certificate Account by the Trustee from the Purchase Account pursuant to Section 3.16 and (b) the Closing Date Deposit and
         (x) in the case of the Distribution Date occurring in November 1996, the aggregate amount of Subsequent Transfer Deposits; reduced by (II) the sum of (X) the Monthly Servicing Fee for the related Collection Period (without regard to any Compensating Interest payable therefrom) to the extent not previously paid to the Servicer, (Y) the aggregate amount of Monthly Advances and Servicing Advances (other than those included in the Liquidation Expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) reimbursable to the Servicer pursuant to the provisions of this Agreement and (Z) the aggregate amounts (i) deposited into the Collection Account or Certificate Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Distribution Date and (ii) received by the

Trustee that are recoverable and sought to be recovered from the Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         Bloomberg: The on-line computer based information network maintained by Bloomberg L.P., or any successor thereto.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, only the Class A Certificates constitute Book-Entry Certificates.

         Book-Entry Nominee:  As defined in Section 6.02(c).

         Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed.

         Capitalized Interest Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.17 and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, Capitalized Interest Account".

         Capitalized Interest Account Deposit:  $452,795.35.

         Certificate:  Any Class A Certificate or Class R Certificate.

         Certificate Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.02(e) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, Certificate Account".

         Certificate Insurance Policy: The Financial Guaranty Insurance Policy (No. 50506-N), dated September 17, 1996, including any endorsements thereto, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates, pursuant to which the Certificate Insurer guarantees payment of Insured Amounts. A copy of the Certificate Insurance Policy is attached hereto as Exhibit D.

         Certificate Insurer: Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

         Certificate Insurer Default: The existence and continuance of any of the following:

                 (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms;

                 (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law of (ii) a decree or order adjudging the Certificate Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (c) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

         Certificate Insurer Parties: The Certificate Insurer or its respective agents, representatives, directors, officers or employees.

         Certificate Insurer Premium: With respect to Group I, the premium due to the Certificate Insurer on each Distribution Date, which amount shall be equal to 1/12 of the product of the applicable Insurer Premium Rate and the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date. With respect to Group II, the premium due to the Certificate Insurer on each Distribution Date, which amount shall be equal to 1/12 of the product of the applicable Insurer Premium Rate and the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date.

         Certificate Owner: With respect to any Book-Entry Certificate, the Person who is the beneficial owner thereof.

         Certificate Principal Balance: With respect to the Class A-1A Certificates, the Class A-1A Certificate Principal Balance; with respect to the Class A-1B Certificates, the Class A-1B Certificate Principal Balance; with respect to the Class A-1C Certificates, the Class A-1C Certificate Principal Balance; with respect to the Class A-1D Certificates, the Class A-1D Certificate Principal Balance; with respect to the Class A-1E Certificates, the Class A-1E Certificate Principal Balance; and with respect to the Class A-2 Certificates, the Class A-2 Certificate Principal Balance.

         Certificate Register:  The register maintained pursuant to Section
6.02.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of taking any action under Article Eight or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller or the Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Seller or the Servicer shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite Percentage Interests necessary to take any such action or effect any such consent have acted or consented unless the Seller, the Servicer or any such Person is an owner of record of all of the Certificates of any Class.

         Class: All of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, the Class A-2 Certificates or the Class R Certificate, as the case may be, taken as a whole.

         Class A Certificates: All of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates and Class A-2 Certificates, taken as a whole.

         Class A Certificate Principal Balance: With respect to the Class A-1 Certificates, the Class A-1 Certificate Principal Balance and with respect to the Class A-2 Certificates, the Class A-2 Certificate Principal Balance.

         Class A Monthly Interest: With respect to the Class A-1 Certificates, the Class A-1 Monthly Interest and with respect to the Class A-2 Certificates, the Class A-2 Monthly Interest.

         Class A Monthly Principal: With respect to the Class A-1 Certificates, the Class A-1 Monthly Principal and with respect to the Class A-2 Certificates, the Class A-2 Monthly Principal.

         Class A-1 Additional Coverage Requirement: As to any Subsequent Transfer Date and any Distribution Date thereafter, the percentage, if any, specified as such by the Certificate Insurer in connection with its approval of the Subsequent Mortgage Loans to be included in Group I pursuant to Section
2.02 using criteria established on or before the Closing Date multiplied by the outstanding Principal Balance of the Subsequent Mortgage Loans to be included in Group I.

         Class A-1 Certificates: Any or all of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates or Class A-1E Certificates, as the case may be.

         Class A-1 Certificate Principal Balance: As to any Distribution Date, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class A-1C Certificate Principal Balance, the Class A-1D Certificate Principal Balance and the Class A-1E Certificate Principal Balance.

         Class A-1 Coverage Amount: As to any Distribution Date, the amount, if any, by which the Group I Balance exceeds the Class A-1 Certificate Principal Balance for such Distribution Date, after taking into account the Class A-1 Monthly Principal (prior to any reduction thereof in respect of any Class A-1 Coverage Surplus pursuant to clause II of the definition of Class A-1 Monthly Principal) to be applied in reduction of the Class A-1 Certificate Principal Balance on such Distribution Date. If the Group I Balance is less than the Class A-1 Certificate Principal Balance for such Distribution Date determined as provided above, the Class A-1 Coverage Amount for such Distribution Date shall be zero.

         Class A-1 Coverage Deficit: As to any Distribution Date, the amount, if any, by which the Class A-1 Certificate Principal Balance for such Distribution Date (after taking into account any Class A-1 Monthly Principal and Class A-1 Excess Cash Distribution to be applied in reduction of the Class A-1 Certificate Principal Balance on such Distribution Date) exceeds the Group I Balance. If the Group I Balance is greater than the Class A-1 Certificate Principal Balance for such Distribution Date, determined as provided above, the Class A-1 Coverage Deficit for such Distribution Date shall be zero.

         Class A-1 Coverage Surplus: As to any Distribution Date, the amount, if any, by which the Class A-1 Coverage Amount for such Distribution Date exceeds the Class A-1 Required Coverage Amount for such Distribution Date.

         Class A-1 Excess Cash: With respect to any Distribution Date, the amount, if any, by which Available Funds in respect of Group I for such Distribution Date exceed the sum of (i) the Certificate Insurer Premium for Group I and such Distribution Date, (ii) the Class A-1 Monthly Interest for such Distribution Date, (iii) the Class A-1 Monthly Principal for such Distribution Date and (iv) the aggregate amount payable to the Certificate Insurer on such Distribution Date pursuant to clause first of subsection (A) of
Section 5.01.

         Class A-1 Excess Cash Distribution: With respect to any Distribution Date on which a Class A-1 Coverage Surplus does not exist, an amount equal to the lesser of (i) the amount, if any, by which the Class A-1 Required Coverage Amount for such Distribution Date exceeds the Class A-1 Coverage Amount for such Distribution Date, or, if after taking into account the Class A-1 Monthly Principal applied in reduction of the Class A-1 Certificate Principal Balance on such Distribution Date, the Class A-1 Certificate Principal Balance exceeds the Group I Balance, the sum of the Class A-1 Required Coverage Amount for such Distribution Date plus the amount by which the Class A-1 Certificate Principal Balance, determined as provided above, exceeds the Group I Balance and (ii) Class A-1 Excess Cash for such Distribution Date. With respect to any Distribution Date on which a Class A-1 Coverage Surplus exists, the Class A-1 Excess Cash Distribution shall be zero. The Class A-1 Excess Cash Distribution for any Distribution Date shall be allocated for distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders in accordance with Section 5.01.

         Class A-1 Insured Amount: As to any Distribution Date, the amount to be paid by the Certificate Insurer under the Certificate Insurance Policy (in the manner described in Section 3.18) pursuant to a Notice of Claim presented by the Trustee. The Class A-1 Insured Amount as of any Distribution Date shall be equal to the sum of (i) the amount by which the Class A-1 Monthly Interest exceeds the amount of Available Funds for Group I remaining after distribution of amounts pursuant to clauses first and second in subsection (A) of Section 5.01, reduced by any amount of Class A-2 Overflow Distribution for such Distribution Date applied in respect of the Class A-1 Monthly Interest, (ii) the Class A-1 Coverage Deficit, if any, on such Distribution Date reduced by any amount of Class A-2 Overflow Distribution for such Distribution Date applied to reduce the Class A-1 Certificate Principal Balance and (iii) the Preference Amount for the Class A-1 Certificates for such Distribution Date, in each case as determined by the Trustee on the date a Notice of Claim is required to be made in respect of such Distribution Date. The Class A-1 Insured Amount for any Distribution Date shall be allocated for distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders in accordance with Section 5.01.

         Class A-1 Monthly Interest: As to any Distribution Date, the sum of Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A- 1C Monthly Interest, Class A-1D Monthly Interest and Class A-1E Monthly Interest. Class A-1 Monthly Interest shall be allocated for distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders pro rata in proportion to Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest and Class A-1E Monthly Interest.

         Class A-1 Monthly Principal: As to any Distribution Date, (I) the aggregate of (i) all Principal Payments received or deemed to have been received during the related Collection Period in respect of the Mortgage Loans in Group I, (ii) all Trust Insurance Proceeds received during the related Collection Period and allocable to principal of the related Mortgage Loans in Group I, (iii) all Net Liquidation Proceeds received during the related Collection Period and allocable to principal of the related Mortgage Loans in Group I, (iv) the aggregate of the amounts deposited in the Certificate Account on the related Deposit Date by the Seller or the Servicer, as applicable, in connection with any purchase, repurchase or substitution of any Mortgage Loan in Group I pursuant to Section 2.03, 2.05, 3.01 or 3.06, net of any amounts allocable to interest in respect thereof, (v) the aggregate of the amounts deposited in the Certificate Account by the Servicer or the Certificate Insurer in connection with a purchase pursuant to Section 10.01 during the related Collection Period of any Mortgage Loan in Group I, net of any amounts allocable to interest in respect thereof, and (vi) the amount, if any, deposited during the related Collection Period in the Certificate Account by the Trustee in respect of the Group I Purchase Account Deposit pursuant to Section 3.16, reduced by (II) the amount of any Class A-1 Coverage Surplus with respect to such Distribution Date. For the limited purpose of stating the obligations of the Trust with respect to distributions in reduction of principal on the Class A-1 Certificates, Class A-1 Monthly Principal for any Distribution Date shall be deemed to include the Class A-1 Coverage Deficit for such Distribution Date and any Preference Amount relating to the Class A-1 Certificates. Class A-1 Monthly Principal for any Distribution Date shall be allocated for distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C

Certificateholders, Class A-1D Certificateholders and Class A-1E
Certificateholders in accordance with Section 5.01.

         Class A-1 Overflow Distribution: With respect to any Distribution Date, an amount equal to the lesser of (i) the amount by which the Class A-1 Excess Cash for such Distribution Date exceeds the Class A-1 Excess Cash Distribution for such Distribution Date and (ii) the sum of (a) the amount by which Class A-2 Monthly Interest exceeds the amount available for distribution pursuant to clause third of subsection (B) of Section 5.01, (b) the amount by which the Class A-2 Required Coverage Amount for such Distribution Date exceeds the Class A-2 Coverage Amount for such Distribution Date after taking into account distribution of the Class A-2 Excess Cash Distribution on such Distribution Date or, if after taking into account the Class A-2 Monthly Principal to be applied in reduction of the Class A-2 Certificate Principal Balance on such Distribution Date, the Class A-2 Certificate Principal Balance exceeds the Group II Balance, the sum of the Class A-2 Required Coverage Amount for such Distribution Date plus the amount by which the Class A-2 Certificate Principal Balance, determined as provided above, exceeds the Group II Balance,
(c) any amounts payable to the Certificate Insurer on such Distribution Date pursuant to clause first of subsection (B) of Section 5.01 after giving effect to any other distributions to the Certificate Insurer on such Distribution Date in respect thereof. With respect to any Distribution Date on which a Class A-2 Coverage Surplus exists, the Class A-1 Overflow Distribution Amount shall be zero.

         Class A-1 Principal Distribution Amount: As to any Distribution Date, the sum of the Class A-1 Monthly Principal and the Class A-1 Excess Cash Distribution.

         Class A-1 Required Coverage Amount: With respect to the Class A-1 Certificates and any Distribution Date, an amount equal to 3.25% of the aggregate Principal Balances of the Mortgage Loans in Group I as of the Cut-off Date plus the amount of the Group I Purchase Account Deposit (plus any Class A-1 Additional Coverage Requirement with respect to Subsequent Mortgage Loans included in Group I), subject to the following: (i) if the Step Up Trigger has occurred, the Class A-1 Required Coverage Amount for such Distribution Date will be an amount equal to 8.125% of the aggregate Principal Balances of the Mortgage Loans in Group I as of such Distribution Date, plus the product of 50% and the aggregate Principal Balances of all Mortgage Loans in Group I that are 90 or more days contractually delinquent as of such Distribution Date, such sum not to exceed an amount equal to 20% of the aggregate Principal Balances of all Mortgage Loans in Group I as of such Distribution Date or (ii) if the Step Up Trigger has not occurred but the Step Down Trigger has occurred, the Class A-1 Required Coverage Amount for such Distribution Date will be an amount equal to the greater of (a) 0.50% of the aggregate of the Principal Balances of the Mortgage Loans in Group I as of the Cut-off Date plus the amount of the Group I Purchase Account Deposit and (b) the lesser of (x) 3.25% of the aggregate Principal Balances of the Mortgage Loans in Group I as of the Cut-off Date plus the amount of the Group I Purchase Account Deposit (plus any Class A-1 Additional Coverage Requirement with respect to Subsequent Mortgage Loans included in Group I) and (y) the Class A-1 Stepped Down Required Coverage Percentage of the aggregate Principal Balances of the Mortgage Loans in Group I as of such Distribution Date.

         Class A-1 Stepped Down Required Coverage Percentage: With respect to the Class A-1 Certificates and any Distribution Date for which the Step Down Trigger for the Mortgage Loans in

Group I has occurred, a percentage equal to (A) the percentage equivalent of a fraction, the numerator of which is 3.25% of the aggregate Principal Balance of the Mortgage Loans in Group I as of the Cut-off Date plus the amount of the Group I Purchase Account Deposit (plus any Class A-1 Additional Coverage Requirement with respect to Subsequent Mortgage Loans included in Group I), and the denominator of which is the aggregate Principal Balances of the Mortgage Loans in Group I as of such Distribution Date, minus (so long as the difference is a positive figure) (B) the percentage equivalent of a fraction, the numerator of which is the product of (1) the percentage calculated under clause
(A) above, minus 8.125%, multiplied by (2) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Coverage Percentage is being calculated, up to a maximum of 12, for which the Step Down Trigger has occurred, and the denominator of which is 12.

         Class A-1A Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1A hereto. The Class A-1A Certificates are a subclass of the Class A-1 Certificates.

         Class A-1A Certificate Principal Balance: As to any Distribution Date, the Original Class A-1A Certificate Principal Balance less all amounts distributed to Holders of Class A-1A Certificates on previous Distribution Dates on account of Class A-1 Monthly Principal, any Class A-1 Excess Cash Distribution, any Class A-2 Overflow Distribution and any payments made by the Certificate Insurer in respect of principal on the Class A-1A Certificates under the Certificate Insurance Policy in each case to the extent allocable to Class A-1A Certificateholders and applied in reduction of the Class A-1A Certificate Principal Balance.

         Class A-1A Monthly Interest: As to any Distribution Date, the amount of interest distributable to Holders of the Class A-1A Certificates on such Distribution Date, which amount shall be equal to (i) in the case of the October 1996 Distribution Date, interest on the Original Class A-1A Certificate Principal Balance computed at the Class A-1A Pass-Through Rate for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date, and (ii) in the case of each subsequent Distribution Date, interest on the Class A-1A Certificate Principal Balance as of the preceding Distribution Date (after giving effect to any distributions made in reduction of the Class A-1A Certificate Principal Balance on such preceding Distribution Date) computed at the Class A-1A Pass-Through Rate for the number of days in the related Interest Period, in either case net of any Interest Shortfall.

         Class A-1A Pass-Through Rate: With respect to the Distribution Date in October 1996, 5.56875% per annum. With respect to each Distribution Date thereafter, the per annum rate equal to the lesser of (x) LIBOR plus 0.10% per annum and (y) the product of (a) the weighted average of the Mortgage Loan Rates used to determine interest due on the Mortgage Loans in Group I during the related Collection Period, reduced by the sum of (i) the applicable Servicing Fee Rate with respect to Group I for the related Collection Period and (ii) the applicable Insurer Premium Rate with respect to Group I for the related Collection Period and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Collection Period.

         Class A-1B Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1B hereto. The Class A-1B Certificates are a subclass of the Class A-1 Certificates.

         Class A-1B Certificate Principal Balance: As to any Distribution Date, the Original Class A-1B Certificate Principal Balance less all amounts distributed to Holders of Class A-1B Certificates on previous Distribution Dates on account of Class A-1 Monthly Principal, any Class A-1 Excess Cash Distribution, any Class A-2 Overflow Distribution and any payments made by the Certificate Insurer in respect of principal on the Class A-1B Certificates under the Certificate Insurance Policy in each case to the extent allocable to Class A-1B Certificateholders and applied in reduction of the Class A-1B Certificate Principal Balance.

         Class A-1B Monthly Interest: As to any Distribution Date, the amount of interest distributable to Holders of the Class A-1B Certificates on such Distribution Date, which amount shall be equal to (i) in the case of the October 1996 Distribution Date, 30 days of interest on the Original Class A-1B Certificate Principal Balance computed at the Class A-1B Pass-Through Rate and
(ii) in the case of each subsequent Distribution Date, 30 days of interest on the Class A-1B Certificate Principal Balance as of the preceding Distribution Date (after giving effect to any distributions made in reduction of the Class A-1B Certificate Principal Balance on such preceding Distribution Date) computed at the Class A-1B Pass-Through Rate, in either case net of any Interest Shortfall.

         Class A-1B Pass-Through Rate:  7.22% per annum.

         Class A-1C Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1C hereto. The Class A-1C Certificates are a subclass of the Class A-1 Certificates.

         Class A-1C Certificate Principal Balance: As to any Distribution Date, the Original Class A-1C Certificate Principal Balance less all amounts distributed to Holders of Class A-1C Certificates on previous Distribution Dates on account of Class A-1 Monthly Principal, any Class A-1 Excess Cash Distribution, any Class A-2 Overflow Distribution and any payments made by the Certificate Insurer in respect of principal on the Class A-1C Certificates under the Certificate Insurance Policy in each case to the extent allocable to Class A-1C Certificateholders and applied in reduction of the Class A-1C Certificate Principal Balance.

         Class A-1C Monthly Interest: As to any Distribution Date, the amount of interest distributable to Holders of the Class A-1C Certificates on such Distribution Date, which amount shall be equal to (i) in the case of the October 1996 Distribution Date, 30 days of interest on the Original Class A-1C Certificate Principal Balance computed at the Class A-1C Pass-Through Rate and
(ii) in the case of each subsequent Distribution Date, 30 days of interest on the Class A-1C Certificate Principal Balance as of the preceding Distribution Date (after giving effect to any distributions made in reduction of the

Class A-1C Certificate Principal Balance on such preceding Distribution Date) computed at the Class A-1C Pass-Through Rate, in either case net of any Interest Shortfall.

         Class A-1C Pass-Through Rate:  7.57% per annum.

         Class A-1D Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1D hereto. The Class A-1D Certificates are a subclass of the Class A-1 Certificates.

         Class A-1D Certificate Principal Balance: As to any Distribution Date, the Original Class A-1D Certificate Principal Balance less all amounts distributed to Holders of Class A-1D Certificates on previous Distribution Dates on account of Class A-1 Monthly Principal, any Class A-1 Excess Cash Distribution, any Class A-2 Overflow Distribution and any payments made by the Certificate Insurer in respect of principal on the Class A-1D Certificates under the Certificate Insurance Policy in each case to the extent allocable to Class A-1D Certificateholders and applied in reduction of the Class A-1D Certificate Principal Balance.

         Class A-1D Monthly Interest: As to any Distribution Date, the amount of interest distributable to Holders of the Class A-1D Certificates on such Distribution Date, which amount shall be equal to (i) in the case of the October 1996 Distribution Date, 30 days of interest on the Original Class A-1D Certificate Principal Balance computed at the Class A-1D Pass-Through Rate and
(ii) in the case of each subsequent Distribution Date, 30 days of interest on the Class A-1D Certificate Principal Balance as of the preceding Distribution Date (after giving effect to any distributions made in reduction of the Class A-1D Certificate Principal Balance on such preceding Distribution Date) computed at the Class A-1D Pass-Through Rate, in either case net of any Interest Shortfall.

         Class A-1D Pass-Through Rate:  7.87% per annum.

         Class A-1E Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1E hereto. The Class A-1E Certificates are a subclass of the Class A-1 Certificates.

         Class A-1E Certificate Principal Balance: As to any Distribution Date, the Original Class A-1E Certificate Principal Balance less all amounts distributed to Holders of Class A-1E Certificates on previous Distribution Dates on account of Class A-1 Monthly Principal, any Class A-1 Excess Cash Distribution, any Class A-2 Overflow Distribution and any payments made by the Certificate Insurer in respect of principal on the Class A-1E Certificates under the Certificate Insurance Policy in each case to the extent allocable to Class A-1E Certificateholders and applied in reduction of the Class A-1E Certificate Principal Balance.

         Class A-1E Monthly Interest: As to any Distribution Date, the amount of interest distributable to Holders of the Class A-1E Certificates on such Distribution Date, which amount shall be equal to (i) in the case of the October 1996 Distribution Date, 30 days of interest on the Original Class A-1E

Certificate Principal Balance computed at the Class A-1E Pass-Through Rate and
(ii) in the case of each subsequent Distribution Date, 30 days of interest on the Class A-1E Certificate Principal Balance as of the preceding Distribution Date (after giving effect to any distributions made in reduction of the Class A-1E Certificate Principal Balance on such preceding Distribution Date) computed at the Class A-1E Pass-Through Rate, in either case net of any Interest Shortfall.

         Class A-1E Pass-Through Rate:  8.04% per annum.

         Class A-2 Additional Coverage Requirement: As to any Subsequent Transfer Date and any Distribution Date thereafter, the percentage, if any, specified as such by the Certificate Insurer in connection with its approval of the Subsequent Mortgage Loans to be included in Group II pursuant to Section
2.02 using criteria established on or before the Closing Date multiplied by the outstanding Principal Balance of the Subsequent Mortgage Loans to be included in Group II.

         Class A-2 Certificates: Any or all of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-2 hereto.

         Class A-2 Certificate Principal Balance: As to any Distribution Date, the Original Class A-2 Certificate Principal Balance less all amounts previously distributed to Holders of Class A-2 Certificates on previous Distribution Dates on account of Class A-2 Monthly Principal, any Class A-2 Excess Cash Distribution, any Class A-1 Overflow Distribution applied in reduction of the Class A-2 Certificate Principal Balance and any payments made by the Certificate Insurer in respect of principal on the Class A-2 Certificates under the Certificate Insurance Policy.

         Class A-2 Coverage Amount: As to any Distribution Date, the amount, if any, by which the Group II Balance exceeds the Class A-2 Certificate Principal Balance for such Distribution Date, after taking into account the Class A-2 Monthly Principal (prior to any reduction thereof in respect of any Class A-2 Coverage Surplus pursuant to clause (II) of the definition of Class A-2 Monthly Principal) to be applied in reduction of the Class A-2 Certificate Principal Balance on such Distribution Date. If the Group II Balance is less than the Class A-2 Certificate Principal Balance for such Distribution Date, determined as provided above, the Class A-2 Coverage Amount for such Distribution Date shall be zero.

         Class A-2 Coverage Deficit: As to any Distribution Date, the amount, if any, by which the Class A-2 Certificate Principal Balance for such Distribution Date (after taking into account any Class A-2 Monthly Principal and Class A-2 Excess Cash Distribution to be applied in reduction of the Class A-2 Certificate Principal Balance on such Distribution Date) exceeds the Group II Balance. If the Group II Balance is greater than the Class A-2 Certificate Principal Balance for such Distribution Date determined as provided above, the Class A-2 Coverage Deficit for such Distribution Date shall be zero.

         Class A-2 Coverage Surplus: As to any Distribution Date, the amount, if any, by which the Class A-2 Coverage Amount for such Distribution Date exceeds the Class A-2 Required Coverage Amount for such Distribution Date.

         Class A-2 Excess Cash: With respect to any Distribution Date, the amount, if any, by which Available Funds in respect of Group II for such Distribution Date exceed the sum of (i) the Certificate Insurer Premium for Group II and such Distribution Date, (ii) the Class A-2 Monthly Interest for such Distribution Date, (iii) the Class A-2 Monthly Principal for such Distribution Date, and (iv) the aggregate amount payable to the Certificate Insurer on such Distribution Date pursuant to clause first of subsection (B) of
Section 5.01.

         Class A-2 Excess Cash Distribution: With respect to any Distribution Date on which a Class A-2 Coverage Surplus does not exist, an amount equal to the lesser of (a) the amount, if any, by which the Class A-2 Required Coverage Amount for such Distribution Date exceeds the Class A-2 Coverage Amount for such Distribution Date, or, if after taking into account the Class A-2 Monthly Principal to be applied in reduction of the Class A-2 Certificate Principal Balance on such Distribution Date the Class A-2 Certificate Principal Balance exceeds the Group II Balance, the sum of the Class A-2 Required Coverage Amount for such Distribution Date plus the amount by which the Class A-2 Certificate Principal Balance, determined as provided above, exceeds the Group II Balance and (b) the Class A-2 Excess Cash for such Distribution Date.

         Class A-2 Insured Amount: As to any Distribution Date, the amount to be paid by the Certificate Insurer under the Certificate Insurance Policy (in the manner described in Section 3.18) pursuant to a Notice of Claim presented by the Trustee. The Class A-2 Insured Amount as of any Distribution Date shall be equal to the sum of (i) the amount by which the Class A-2 Monthly Interest exceeds the amount of Available Funds for Group II remaining after distribution of amounts pursuant to clauses first and second in subsection (B) of Section
5.01 reduced by any amount of Class A-1 Overflow Distribution for such Distribution Date applied in respect of Class A-2 Monthly Interest, (ii) the Class A-2 Coverage Deficit, if any, on such Distribution Date reduced by any amount of Class A-1 Overflow Distribution for such Distribution Date applied to reduce the Class A-2 Certificate Principal Balance and (iii) the Preference Amount for the Class A-2 Certificates for such Distribution Date, in each case as determined by the Trustee on the date a Notice of Claim is required to be made in respect of such Distribution Date.

         Class A-2 Monthly Interest: As to any Distribution Date, the amount of interest distributable to Holders of the Class A-2 Certificates on such Distribution Date, which amount shall be equal to (i) in the case of the October 1996 Distribution Date, interest on the Original Class A-2 Certificate Principal Balance for the number of days from and including the Closing Date to and including the day prior to such Distribution Date, computed at the Class A-2 Pass-Through Rate and (ii) in the case of each subsequent Distribution Date, interest for the number of days in the related Interest Period on the Class A-2 Certificate Principal Balance as of the preceding Distribution Date (after giving effect to any distributions made in reduction of the Class A-2 Certificate Principal Balance on such preceding Distribution Date) computed at the Class A-2 Pass-Through Rate. The Class A-2 Monthly Interest in each case will be net of any Interest Shortfall.

         Class A-2 Monthly Principal: As to any Distribution Date, (I) the aggregate of (i) all Principal Payments received or deemed to have been received during the related Collection Period in respect of the Mortgage Loans in Group II, (ii) all Trust Insurance Proceeds received during the related Collection Period and allocable to principal of the related Mortgage Loans in Group II, (iii) all Net

Liquidation Proceeds received during the related Collection Period and allocable to principal of the related Mortgage Loans in Group II, (iv) the aggregate of the amounts deposited in the Certificate Account on the related Deposit Date by the Seller or the Servicer, as applicable, in connection with any purchase, repurchase or substitution of any Mortgage Loan in Group II pursuant to Section 2.03, 2.05, 2.09, 3.01 or 3.06, net of any amounts allocable to interest in respect thereof, (v) the aggregate of the amounts deposited in the Certificate Account by the Servicer or the Certificate Insurer in connection with a purchase pursuant to Section 10.01 during the related Collection Period of any Mortgage Loan in Group II, net of any amounts allocable to interest in respect thereof, and (vi) the amount, if any, deposited during the related Collection Period in the Certificate Account by the Trustee in respect of the Group II Purchase Account Deposit pursuant to
Section 3.16, reduced by (II) the amount of any Class A-2 Coverage Surplus with respect to such Distribution Date. For the limited purpose of stating the obligations of the Trust with respect to distributions in reduction of principal on the Class A-2 Certificates, Class A-2 Monthly Principal for any Distribution Date shall be deemed to include the Class A-2 Coverage Deficit for such Distribution Date and any Preference Amount relating to the Class A-2 Certificates.

         Class A-2 Overflow Distribution: With respect to any Distribution Date an amount equal to the lesser of (i) the amount by which the Class A-2 Excess Cash for such Distribution Date exceeds the Class A-2 Excess Cash Distribution for such Distribution Date and (ii) the sum of (a) the amount by which Class A-1 Monthly Interest exceeds the amount available for distribution pursuant to clause third of subsection (A) of Section 5.01, (b) the amount by which the Class A-1 Required Coverage Amount for such Distribution Date exceeds the Class A-1 Coverage Amount for such Distribution Date after taking into account distribution of the Class A-1 Excess Cash Distribution on such Distribution Date or, if after taking into account the Class A-1 Monthly Principal applied in reduction of the Class A-1 Certificate Principal Balance on such Distribution Date, the Class A-1 Certificate Principal Balance exceeds the Group I Balance, the sum of the Class A-1 Required Coverage Amount for such Distribution Date plus the amount by which the Class A-1 Certificate Principal Balance, determined as provided above, exceeds the Group I Balance and (c) any amounts payable to the Certificate Insurer on such Distribution Date pursuant to clause first of subsection (A) of Section 5.01 after giving effect to any other distributions to the Certificate Insurer on such Distribution Date in respect thereof. With respect to any Distribution Date on which a Class A-1 Coverage Surplus exists, the Class A-2 Overflow Distribution shall be zero.
The Class A- 2 Overflow Distribution for any Distribution Date shall be allocated for distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders in accordance with Section 5.01.

         Class A-2 Pass-Through Rate: With respect to the October 1996 Distribution Date, 5.77875% per annum. With respect to each Distribution Date thereafter, a per annum rate equal to the lesser of (a) with respect to each Distribution Date prior to the Clean-up Call Date, LIBOR plus 0.31% and with respect to each Interest Period thereafter, LIBOR plus 0.62% and (b) the Group II Rate Cap.

         Class A-2 Principal Distribution Amount: As to any Distribution Date, the Class A-2 Monthly Principal and the Class A-2 Excess Cash Distribution.

         Class A-2 Required Coverage Amount: With respect to the Class A-2 Certificates and any Distribution Date on which an Excess Spread Trigger has not occurred, an amount equal to 5.75% of the aggregate Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit (plus any Class A-2 Additional Required Coverage Amount with respect to Subsequent Mortgage Loans in Group II), subject to the following: (i) if the Step Up Trigger has occurred, the Class A-2 Required Coverage Amount for such Distribution Date will be an amount equal to 14.375% of the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date, plus the product of 50% and the aggregate Principal Balances of all Mortgage Loans in Group II that are 90 or more days delinquent as of such Distribution Date, such sum not to exceed an amount equal 25% of and the aggregate Principal Balances of all Mortgage Loans in Group II as of such Distribution Date, or (ii) if the Step Up Trigger has not occurred but the Step Down Trigger has occurred, the Class A-2 Required Coverage Amount for such Distribution Date will be an amount equal to the greater of (a) 0.50% of the aggregate of the Principal Balances of the Mortgage Loans in Group I as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit and (b) lesser of (x) 5.75% of the aggregate Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit (plus any Class A-2 Additional Required Coverage Amount with respect to Subsequent Mortgage Loans in Group II) and (y) the Class A-2 Stepped Down Required Coverage Percentage of the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date. With respect to the Class A-2 Certificates and any Distribution Date on which an Excess Spread Trigger has occurred, an amount equal to 8.25% of the aggregate Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit, subject to the following: (i) if the Step Up Trigger has occurred, the Class A-2 Required Coverage Amount for such Distribution Date will be an amount equal to the lesser of (x) 20.625% of the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date, plus the product of 50% of the aggregate Principal Balances of all Mortgage Loans in Group II that are 90 or more days delinquent as of such Distribution Date, and (y) 25% of the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date, or (ii) if the Step Up Trigger has not occurred but the Step Down Trigger has occurred, the Class A-2 Required Coverage Amount for such Distribution Date will be an amount equal to the greater of (a) 0.50% of the aggregate of the Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount plus the amount of the Group II Purchase Account Deposit and
(b) the lesser of (x) 8.25% of the aggregate Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit (plus any Class A-2 Additional Required Coverage Amount with respect to Subsequent Mortgage Loans in Group II) and (y) the Class A-2 Stepped Down Required Coverage Percentage (Excess Spread Trigger) of the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date.

         Class A-2 Stepped Down Required Coverage Percentage: With respect to the Class A-2 Certificates and any Distribution Date for which the Step Down Trigger for the Mortgage Loans in Group II has occurred, a percentage equal to
(i) the percentage equivalent of a fraction, the numerator of which is 5.75% of the aggregate Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit, and the denominator of which is the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date, minus (if the difference is a positive figure) (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 14.375%, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Coverage Percentage is being calculated, up to a maximum of 12, for which the Step Down Trigger has occurred, and the denominator of which is 12.

         Class A-2 Stepped Down Required Coverage Percentage (Excess Spread Trigger): With respect to the Class A-2 Certificates and any Distribution Date for which the Step Down Trigger for the Mortgage Loans in Group II has occurred, a percentage equal to (A) the percentage equivalent of a fraction, the numerator of which is 8.25% of the aggregate Principal Balances of the Mortgage Loans in Group II as of the Cut-off Date plus the amount of the Group II Purchase Account Deposit, and the denominator of which is the aggregate Principal Balances of the Mortgage Loans in Group II as of such Distribution Date, minus (if the result is a positive figure) (B) the product of the percentage equivalent of a fraction, the numerator of which is the percentage calculated under clause (A) above minus 20.625%, multiplied by (2) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Coverage Percentage is being calculated, up to a maximum of 12, for which the Step Down Trigger has occurred, and the denominator of which is 12.

         Class R Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit B hereto.

         Clean-up Call Date: The first Distribution Date on which the Pool Balance is less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit.

         Closing Date:  September 17, 1996.

         Closing Date Deposit: The aggregate amount deposited by the Seller in the Collection Account on or prior to the Closing Date pursuant to Section 2.01, which amount is equal to the sum of (i) 30 days of interest on the principal balance of each Mortgage Loan in Group I that is included in the Trust as of the Cut-off Date and does not have a Monthly Mortgage Payment due in the Collection Period relating to the October 1996 Distribution Date, at a per annum rate equal to the Mortgage Loan Rate for each such Mortgage Loan, net of the applicable Servicing Fee Rate and (ii) 30 days of interest on the principal balance of each Mortgage Loan in Group II that is included in the Trust as of the Cut-off Date and does not have a Monthly Mortgage Payment due in the Collection Period relating to the October 1996 Distribution Date, at a per annum rate equal to the Mortgage Loan Rate for each such Mortgage Loan, net of the applicable Servicing Fee Rate.

         Code:  The Internal Revenue Code of 1986, as amended.

         Collection Account: The segregated account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 3.02(a) and entitled "[Servicer], in trust for the benefit of Holders of Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         Collection Period: As to any Distribution Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the last day of such calendar month.

         Combined Loan-to-Value Ratio: With respect to a Mortgage Loan, the ratio (expressed as a percentage) of (i) the sum of the Original Principal Amount of such related Mortgage Loan plus the outstanding principal balance (at the time of origination of such Mortgage Loan) of each mortgage loan secured by the related Mortgaged Property that is senior to such Mortgage Loan to (ii) the Appraised Value of the related Mortgaged Property determined by the Seller at the time of origination of such Mortgage Loan.

         Commitment Period: The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Purchase Account is zero and (b) the close of business on October 14, 1996.

         Company:  Aames Capital Corporation, a California corporation.

         Compensating Interest: As to any Distribution Date and Group I, an amount equal to the lesser of (a) the Monthly Servicing Fee with respect to Group I for the related Collection Period and (b) the difference between (i) 30 days' interest (at the related Mortgage Loan Rates, net of the Servicing Fee
Rate) on the Principal Balance of each Mortgage Loan in Group I as to which a Principal Prepayment was received or was otherwise charged-off (before giving effect to any reduction in the Principal Balance of such Mortgage Loan due to such Principal Prepayment or charge-off) by the Servicer during the related Collection Period and (ii) the amount of interest actually collected by the Servicer for such Mortgage Loans in Group I during such Collection Period. As to any Distribution Date and Group II, an amount equal to the lesser of (a) the Monthly Servicing Fee with respect to Group II for the related Collection Period and (b) the difference between (i) 30 days' interest (at the related Mortgage Loan Rates, net of the Servicing Fee Rate) on the Principal Balance of each Mortgage Loan in Group II as to which a Principal Prepayment was received or was otherwise charged-off (before giving effect to any reduction in the Principal Balance of such Mortgage Loan due to such Principal Prepayment or charge-off) by the Servicer during the related Collection Period and (ii) the amount of interest actually collected by the Servicer for such Mortgage Loans in Group II during such Collection Period.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be principally administered, which office at the date of the execution of this Agreement is located at 3 Park Plaza, Irvine, California 92714 Attention: Aames Mortgage Loan Pass-Through Certificates, Series 1996-C.

         Coverage Amount: With respect to the Class A-1 Certificates, the Class A-1 Coverage Amount and with respect to the Class A-2 Certificates, the Class A-2 Coverage Amount.

         Coverage Deficit: With respect to the Class A-1 Certificates, the Class A-1 Coverage Deficit and with respect to the Class A-2 Certificates, the Class A-2 Coverage Deficit.

         Coverage Surplus: With respect to the Class A-1 Certificates, the Class A-1 Coverage Surplus and with respect to the Class A-2 Certificates, the Class A-2 Coverage Surplus.

         Cumulative Loss Rate Event: With respect to either Mortgage Loan Group, any Distribution Date occurring during the periods indicated in the following table on which the Loss Percentage for such Mortgage Loan Group exceeds the indicated percentage:

                         Distribution Dates
          from and including                to but excluding             Loss Percentage
          ------------------                ----------------             ---------------
          October 1996                      October 1997                      0.75%
          October 1997                      October 1998                      1.25%
          October 1998                      October 1999                      2.00%
          October 1999                      October 2000                      2.75%

and, with respect to any Distribution Date thereafter, any Distribution Date on which the Loss Percentage for such Mortgage Loan Group exceeds 3.50%.

         Cut-off Date:  September 1, 1996.

         Cut-off Date Pool Balance: The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

         Cut-off Date Principal Balance: As to any Mortgage Loan, its Principal Balance as of the close of business on the Cut-off Date.

         Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased or substituted by the Seller pursuant to Section 2.03 or 2.05.

         Definitive Certificates:  As defined in Section 6.02(e).

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

         Delinquency Percentage: As to any Distribution Date and either Mortgage Loan Group, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans in such Mortgage Loan Group, as the case may be, that were then 90 days contractually delinquent as of the end of the related Collection Period or were either foreclosed upon or transferred pursuant to Section 3.06 during such Collection Period, by (ii) the Pool Balance as of such Distribution Date.

         Delinquency Rate Event: With respect to either Mortgage Loan Group, any Distribution Date on which the Rolling Delinquency Percentage for such Mortgage Loan Group equals or exceeds 17%.

         Deposit Date: As to any Distribution Date, the third Business Day prior to such Distribution Date.

         Depository: The initial depository shall be The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8102(3) of the Uniform Commercial Code of the State of California, as amended, or any successor provisions thereto.

         Depository Participant: A broker, dealer, bank or other financial institution or other person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

         Determination Date: As to any Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         Disqualified Organization: Any Person that is (i) the United States, any state or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (iii) an organization (except certain farmers' cooperatives described in Code Section 521) exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause the REMIC Pool or any Person having an ownership interest in any Class R Certificate, other than such Person, to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person. The terms "United States", "state" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

         Distribution Date: The 15th day of each month or, if such day is not a Business Day, the Business Day immediately following such 15th day, beginning October 15, 1996.

         Eligible Account: Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard & Poor's and "A2" or better by Moody's and in the highest short term rating category by Standard & Poor's and Moody's, and that is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, and (v) approved in writing by the Certificate Insurer or (B) a trust account (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan: Any Person that is an employee benefit plan within the meaning of Section 3(3) of ERISA or any Person that is an individual retirement account or employee benefit plan, trust or account subject to Section 4975 of the Code.

         ERISA Prohibited Holder:  As defined in Section 6.02(c).

         Event of Default:  As defined in Section 8.01.

         Excess Cash Distribution: With respect to the Class A-1 Certificates, the Class A-1 Excess Cash Distribution and with respect to the Class A-2 Certificates, the Class A-2 Excess Cash Distribution.

         Excess Spread Trigger: For any Distribution Date and with respect to the Class A-2 Certificates, an Excess Spread Trigger will have occurred if the Class A-2 Excess Cash for such Distribution Date is less than one-twelfth of 3.50% of the Class A-2 Certificate Principal Balance for such Distribution Date.

         FDIC: The Federal Deposit Insurance Corporation and its successors in interest.

         FEMA: The Federal Emergency Management Agency and its successors in interest.

         FHLMC: The Federal Home Loan Mortgage Corporation and its successors in interest.

         Final Maturity Date: The Final Maturity Date for each of the Classes of Certificates are as set forth below:

                                                  Final Maturity Date
                                                  -------------------
                   Class A-1A                     September 15, 2011
                   Class A-1B                     February 15, 2022
                   Class A-1C                     December 15, 2023
                   Class A-1D                     September 15, 2025
                   Class A-1E                     January 15, 2029
                   Class A-2                      January 15, 2029
                   Class R                        January 15, 2029

         FNMA: The Federal National Mortgage Association and its successors in interest.

         Foreign Person: A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         Gross Margin: With respect to an Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Loan Rate.

         Group Factor: As to any Distribution Date and each Mortgage Loan Group, the percentage (carried to eight places, rounded down) obtained by dividing the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group (after giving effect to any distribution of principal on the related Certificates on such Distribution Date) by the sum of the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the Cut-off Date plus the Group I Purchase Account Deposit or the Group II Purchase Account Deposit, as applicable.

         Group I: The group of Mortgage Loans comprised of fixed rate mortgage loans identified in the Mortgage Loan Schedule as having been assigned to Group I and any Subsequent Mortgage Loans identified in a Subsequent Transfer Agreement as having been assigned to Group I, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

         Group I Balance: As to the Distribution Date occurring in October 1996, the sum of the aggregate of the Principal Balances of the Mortgage Loans in Group I as of the end of the related Collection Period plus the Group I Purchase Account Deposit minus the sum of all Subsequent Purchase Price amounts paid from the Group I Purchase Account Deposit as of the last day of such Collection Period. As to any Distribution Date thereafter, the aggregate of the Principal Balances of the Mortgage Loans in Group I as of the end of the related Collection Period.

         Group I Capitalized Interest Account Deposit: The amount deposited in the Capitalized Interest Account for the benefit of the Class A- 1 Certificateholders, which amount is $169,138.56.

         Group I Purchase Account Deposit: The amount deposited in the Purchase Account that is allocated for the purchase of Subsequent Mortgage Loans having fixed Mortgage Loan Rates to be included in Group I, which amount is $30,138,045.19.

         Group I Subsequent Purchase Price: With respect to any Subsequent Mortgage Loan to be included in Group I, an amount (which in no event shall exceed 100% of the Principal Balance of such Subsequent Mortgage Loan) equal to the purchase price specified in Attachment A to the related Subsequent Transfer Agreement for the related Subsequent Mortgage Loans.

         Group II: The group of Mortgage Loans comprised of adjustable rate mortgage loans identified in the Mortgage Loan Schedule as having been assigned to Group II and any Subsequent Mortgage Loans identified in Subsequent Transfer Agreement as having been assigned to Group II, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

         Group II Balance: As to the Distribution Date occurring in October 1996, the sum of the aggregate of the Principal Balances of the Mortgage Loans in Group II as of the end of the related Collection Period plus the Group II Purchase Account Deposit minus the sum of all Subsequent Purchase Price amounts paid from the Group II Purchase Account Deposit as of the last day of the related Collection Period. As to any Distribution Date thereafter, the aggregate of the Principal Balances of the Mortgage Loans in Group II as of the end of the related Collection Period.

         Group II Capitalized Interest Account Deposit: The amount deposited in the Capitalized Interest Account for the benefit of the Class A-2 Certificateholders, which amount is $283,656.79.

         Group II Purchase Account Deposit: The amount deposited in the Purchase Account that is allocated for the purchase of Subsequent Mortgage Loans having adjustable Mortgage Loan Rates to be included in Group II, which amount is $61,609,792.28.

         Group II Rate Cap: With respect to any Distribution Date and the Class A-2 Certificates, the per annum rate expressed as the percentage obtained by (I) dividing (x) the amount of interest that accrued on the Mortgage Loans in Group II in respect of the related Interest Period at the weighted average of the related Mortgage Loan Rates applicable to Monthly Mortgage Payments due on such Mortgage Loans during such Interest Period, reduced by the sum of (i) the Monthly Servicing Fee with respect to the Mortgage Loans in Group II for the related Collection Period, (ii) the Certificate Insurer Premium on the Class A-2 Certificates for such Distribution Date, and (iii) in the case of each Distribution Date occurring after the Distribution Date in March 1997, an amount equal to 1/12 of 100 basis points multiplied by the aggregate Principal Balance of the Mortgage Loans in Group II as of the first day of such Interest Period, by (y) the product of (i) the Class A-2 Certificate Principal Balance as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100.

         Group II Subsequent Purchase Price: With respect to any Subsequent Mortgage Loan to be included in Group II, an amount (which in no event shall exceed 100% of the Principal Balance of such Subsequent Mortgage Loan) equal to the purchase price specified in Attachment B to the related Subsequent Transfer Agreement for the related Subsequent Mortgage Loan.

         Index: With respect to any Adjustable Rate Mortgage Loan, the applicable index for computing the Mortgage Loan Rate as specified in the Mortgage Note.

         Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement, dated as of September 1, 1996, between the Certificate Insurer and the Company, a copy of which is attached hereto as Exhibit M.

         Insurance Proceeds: With respect to any Distribution Date, proceeds paid by any insurer (other than the Certificate Insurer) and received by the Servicer during the related Collection Period pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any deductible payable by the Servicer with respect to a blanket insurance policy pursuant to Section 3.04 and the proceeds from any fidelity bond or errors and omission policy pursuant to Section 3.12 (to the extent such payments compensate for losses that would otherwise be payable to Certificateholders pursuant to this Agreement), net of any component thereof covering any expenses incurred by or on behalf of the Servicer and specifically reimbursable under this Agreement.

         Insured Amount: With respect to the Class A-1 Certificates, the Class A-1 Insured Amount and with respect to the Class A-2 Certificates, the Class A-2 Insured Amount.

         Insurer Premium Rate: With respect to Group I and each Collection Period, 0.13%. With respect to Group II, for each Collection Period, 0.13%; provided, however, that if on the Clean-up Call Date or any subsequent Distribution Date the Class A-2 Coverage Amount is less than the Class A-2 Required Coverage Amount as of the immediately preceding Distribution Date, the Insurer Premium Rate with respect to the Class A-2 Certificates shall be 0.63%.

         Interest Period: With respect to any Class A-1B Certificate, Class A-1C Certificate, Class A-1D Certificate or Class A-1E Certificate, the calendar month preceding the month in which such Distribution Date occurs; with respect to any Class A-1A Certificate or Class A-2 Certificate and the first Interest Period, the period beginning on the Closing Date and ending on the day preceding the Distribution Date in October 1996, and as to any subsequent Distribution Date, the period beginning on the immediately preceding Distribution Date and ending on the day prior to the related Distribution Date.

         Interest Shortfall: As to any Distribution Date, the amount of any Prepayment Interest Shortfall and Relief Act Shortfall for the related Mortgage Loan Group.

         Investment Company Act: The Investment Company Act of 1940, as amended.

         Junior Mortgage Loan: Any Mortgage Loan secured by a Mortgage with a lien of other than first priority.

         LIBOR: With respect to the October 1996 Distribution Date, 5.46875% per annum. With respect to any subsequent Distribution Date, the per annum rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits as such rates appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such LIBOR Determination Date. On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

         (i) if on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.
         (ii) if on such LIBOR Determination Date, fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

         LIBOR Determination Date: With respect to any Interest Period after the first Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

         Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan as to which the Servicer has determined, in accordance with the servicing procedures specified herein, during the related Collection Period that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer pursuant to Section 3.06 respecting the related Mortgage Loan (including, without limitation, amounts voluntarily advanced to correct defaults on each mortgage loan that is senior to such Mortgage Loan), any other related and previously unreimbursed Servicing Advances and any related and previously unreimbursed Property Protection Expenses.

         Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, whether through trustee's sale, foreclosure sale, condemnation, taking by eminent domain or otherwise received in respect of any Mortgage Loan foreclosed upon as described in Section 3.06 (including, without limitation, proceeds from the rental of the related Mortgaged Property).

         Liquidation Report: A liquidation report in the form of Exhibit J attached hereto.

         Loan-to-Value Ratio: The Original Principal Amount of a Mortgage Loan as a percentage of the Appraised Value of the related Mortgaged Property determined by the Seller at the time of origination of such Mortgage Loan.

         London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         Loss Percentage: As to any Distribution Date and either Mortgage Loan Group, the percentage equivalent of the fraction obtained by dividing (i) the principal amount of cumulative Realized Losses on Mortgage Loans in such Mortgage Loan Group from the Cut-off Date through the end of the related Collection Period by (ii) the sum of the aggregate of the Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the Cut-off Date and the amount deposited in the Purchase Account with respect to such Mortgage Loan Group on the Closing Date.

         Maximum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute maximum Mortgage Loan Rate set by provisions in the related Mortgage Note.

         Minimum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute minimum Mortgage Loan Rate, set by provisions in the related Mortgage Note, subject to the initial Mortgage Loan Rate first adjusting to a level in excess of such minimum Mortgage Loan Rate in accordance with the terms of the Mortgage Note.

         Monthly Advance:  As defined in Section 5.02(a).





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
         Monthly Mortgage Payment: With respect to any Mortgage Note, the amount of each monthly payment (other than any final balloon payment) payable under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Loan Rate but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

         Monthly Servicing Fee: With respect to any Collection Period and Group I, 1/12 of the product of the Servicing Fee Rate and the aggregate Principal Balances of the Mortgage Loans in Group I as of the close of business on the Determination Date occurring in the preceding month (or, in the case of the first Collection Period, the Original Group I Balance). With respect to any Collection Period and Group II, 1/12 of the product of the Servicing Fee Rate and the aggregate Principal Balance of the Mortgage Loans in Group II as of the close of business on the Determination Date occurring in the preceding month (or, in the case of the first Collection Period, the Original Group II Balance). The Monthly Servicing Fee shall be payable on the following Deposit Date to the Servicer as servicing compensation hereunder pursuant to Section 3.08.

         Moody's: Moody's Investors Service, Inc. and its successors in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to this Agreement.

         Mortgage Loan: Each of the Mortgage Loans transferred and assigned to the Trustee pursuant to Section 2.01 or 2.02 that from time to time comprise part of the Trust, the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule attached hereto as Exhibit F.

         Mortgage Loan Group: Either Group I or Group II. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Class A-1 Certificates and (B) in the case of Group II, the Class A-2 Certificates.

         Mortgage Loan Rate: With respect to any Adjustable Rate Mortgage Loan, the per annum rate of interest computed in accordance with the provisions of the related Mortgage Note as the sum of the Index and the Gross Margin, subject to any Minimum Rate, the Maximum Rate or periodic limitation on adjustments to such rate applicable from time to time to the calculation of interest thereon. As to any other Mortgage Loan, the fixed per annum rate of interest applicable to the calculation of interest thereon specified in the related Mortgage Note.

         Mortgage Loan Schedule: As of any date, the schedule of Mortgage Loans separated by Mortgage Loan Group. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit F and sets forth as to each such Mortgage Loan, among other things, (a) its





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
identifying number and the name of the related Mortgagor; (b) the street address of the related Mortgaged Property including the state, county and zip code; (c) its date of origination; (d) the original number of months to stated maturity; (e) its original stated maturity; (f) its Original Principal Amount;
(g) its Cut-off Date Principal Balance; (h) the related Mortgage Loan Rate as of the Cut-off Date and, with respect to any Adjustable Rate Mortgage Loan, the related Index, Gross Margin, Minimum Rate, Maximum Rate and any periodic limitations on adjustment; (i) the scheduled monthly payment of principal and interest; (j) the date in each month on which the related Monthly Mortgage Payments are due; (k) its Combined Loan-to-Value Ratio or the ratio, expressed as a percentage, of the Original Principal Amount of such Mortgage Loan to the Appraised Value of the related Mortgaged Property, as applicable; (l) the lien status of the related Mortgage and, with respect to any Junior Mortgage Loan, the principal amount (as of the date of origination) of all related Senior Liens; (m) whether the related Mortgaged Property is owner-occupied or non-owner-occupied; (n) whether the related Mortgaged Property is a single-family residence, a two- to four-family residence or a unit in a condominium or planned unit development; (o) whether the Mortgage Loan has been originated by an Affiliate of the Company; and (p) whether the Mortgage Loan is being serviced by a Sub-Servicer and, if so, the identity of such Sub-Servicer. The Mortgage Loan Schedule shall be amended on each Subsequent Transfer Date to reflect the addition of the related Subsequent Mortgage Loans to the Trust.

         Mortgage Note: The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Mortgagor:  The obligor under a Mortgage Note.

         Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the Principal Balance thereof.

         Non-permitted Foreign Holder:  As defined in Section 6.02(c).

         Nonrecoverable Advance: Any Servicing Advance that, in the Servicer's reasonable judgment, would not be ultimately recoverable by the Servicer from late collections, Insurance Proceeds or Liquidation Proceeds on the related Mortgage Loan or otherwise, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following the Servicer's determination thereof.

         Notice of Claim: The notice required to be furnished by the Trustee to the Certificate Insurer in the event an Insured Amount is required to be paid under the Certificate Insurance Policy with respect to any Distribution Date, in the form set forth as Exhibit E hereto. The Notice of Claim shall specify separately the Class A-1 Insured Amount and the Class A-2 Insured Amount, as applicable.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President of the Seller or the Servicer, as the case may be, and delivered to the Trustee, Certificate Insurer or each Rating Agency, as the case may be.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee and, in the case of opinions delivered to Certificate Insurer, reasonably acceptable to it, who may be in-house counsel for the Seller or the Servicer (except with respect to any opinion with respect to or concerning the REMIC status of the Trust). Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel.

         Original Class A Certificate Principal Balance:  $525,000,000.00.

         Original Class A-1 Certificate Principal Balance:  $175,000,000.00.

         Original Class A-1A Certificate Principal Balance:  $69,200,000.00.

         Original Class A-1B Certificate Principal Balance:  $54,800,000.00.

         Original Class A-1C Certificate Principal Balance:  $17,450,000.00.

         Original Class A-1D Certificate Principal Balance:  $19,900,000.00.

         Original Class A-1E Certificate Principal Balance:  $13,650,000.00.

         Original Class A-2 Certificate Principal Balance:  $350,000,000.00.

         Original Group I Balance:  $144,861,954.81.

         Original Group II Balance:  $290,149,001.69.

         Original Pool Balance:  $435,010,956.50.

         Original Principal Amount: With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

         Overflow Distribution: With respect to the Class A-1 Certificates, the Class A-2 Overflow Distribution, and with respect to the Class A-2 Certificates, the Class A-1 Overflow Distribution.

         Payment Ahead: Any payment of one or more Monthly Mortgage Payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the Monthly Mortgage Payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to Monthly Mortgage Payments due in one or more subsequent Collection Periods. A Monthly Mortgage Payment that was a Payment Ahead shall, for purposes of computing certain amounts under this Agreement, be deemed to have been received by the Servicer on the date in the related Collection Period on which such Monthly Mortgage Payment would have been due if such Monthly Mortgage Payment was not a Payment Ahead.

         Payoff Notice: The certification delivered by the Servicer in connection with any payment in full of the outstanding principal balance of a Mortgage Loan pursuant to Section 3.07, to be substantially in the form of
Exhibit I.

         Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest (carried to eight places, rounded down) obtained by dividing the original principal balance of such Certificate by the Original Class A-1A Certificate Principal Balance, Original Class A-1B Certificate Principal Balance, Original Class A-1C Certificate Principal Balance, Original Class A-1D Certificate Principal Balance, Original Class A-1E Certificate Principal Balance or Original Class A-2 Certificate Principal Balance, as applicable, and multiplying the result by 100. When used with respect to the Class A-1 Certificates, the undivided percentage interest (carried to eight places, rounded down) obtained by dividing the original principal balance of such Certificate by the Original Class A-1 Certificate Principal Balance and multiplying the result by 100. With respect to a Class R Certificate, the undivided percentage interest set forth on the face of such Class R Certificate, which in the aggregate shall not exceed 100%.

         Permitted Investments: One or more of the following obligations, instruments and securities:

                 (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                 (b) Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or that are not rated in one of the two highest rating categories by each Rating Agency;

                 (c) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by Standard & Poor's and Prime-1 or better by Moody's;

                 (d) deposits of any bank or savings and loan association that has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are held up to the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

                 (e) commercial paper (having original maturities of not more than 180 days) that has the highest short term rating of each of Standard & Poor's and Moody's;

                 (f) investments in money market funds rated "AAAm" or "AAAm-G" by Standard & Poor's and Aaa by Moody's; and

                 (g) investments approved in writing by Standard & Poor's, the Certificate Insurer and Moody's;

provided that no investment described hereunder shall evidence either the right to receive (i) only interest with respect to obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments shall mature not later than the Business Day prior to the date on which such monies will be needed to make payments, or in the case of Permitted Investments held in the Purchase Account, shall be available on the Business Day next succeeding the date the Trustee receives the Addition Notice that such monies will be needed. Notwithstanding the foregoing, with respect to investment of amounts in any account, any of the foregoing obligations, instruments or securities will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount thereof in which such funds are then invested to exceed $25,000,000 (such investments being valued at par).

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Policy Payments Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.18(a) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, Policy Payments Account".

         Pool Balance: As to any Distribution Date, the sum of the Group I Balance and Group II Balance.

         Preference Amount: With respect to any Distribution Date and the Class A-1 Certificates, any amounts included in previous distributions (i) to Class A-1A Certificateholders as Class A-1A Monthly Interest, Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution and Class A-2 Overflow Distribution, (ii) to Class A-1B Certificateholders as Class A-1B Monthly Interest, Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution and Class A-2 Overflow Distribution, (iii) to Class A-1C Certificateholders, as Class A-1C Monthly Interest, Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution and Class A-2 Overflow Distribution, (iv) to Class A-1D Certificateholders as Class A-1D Monthly Interest, Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution and Class A-2 Overflow Distribution and (v) to Class A-1E Certificateholders, as Class A-1E Monthly Interest, Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution and Class A-2 Overflow Distribution, Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution and Class A-2 Overflow Distribution, or any amounts in respect of any Class A-1 Coverage Deficit that are recovered from any Class A-1 Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and that have not theretofore been repaid to such Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders, as applicable, provided such Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and/or Class A-1E Certificateholders have complied with the provisions of Section 3.18(b). With respect to any Distribution Date and the Class A-2 Certificates, any amounts included in previous distributions to Class A-2 Certificateholders as Class A-2 Monthly Interest, Class A-2 Monthly Principal, Class A-2 Excess Cash Distribution and Class A-1 Overflow Distribution or in respect of a Class A-2 Coverage Deficit that are recovered from such Class A-2 Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and that have not theretofore been repaid to such Class A-2 Certificateholders provided such Class A-2 Certificateholders have complied with the provisions of Section 3.18(b).

         Prepayment Interest Shortfall: As to any Distribution Date and the Group I Mortgage Loans, the amount, if any, by which the amount described in clause (b) of the first sentence of the definition of Compensating Interest for such Distribution Date exceeds the Monthly Servicing Fee for the Group I Mortgage Loans in the related Collection Period. As to any Distribution Date and the Group II Mortgage Loans, the amount, if any, by which the amount described in clause (b) of the second sentence of the definition of Compensating Interest for such Distribution Date exceeds the Monthly Servicing Fee for the Group II Mortgage Loans in the related Collection Period.

         Principal Balance: As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Determination Date, as of the Cut-off Date) less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period, (ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal to be remitted by the Seller or the Servicer to the Trustee on the next succeeding Deposit Date in connection with a purchase or repurchase of such Mortgage Loan pursuant to Section 2.03, 2.05, 2.09, 3.01,
3.06 or 10.01, to the extent such amount is actually received by the Trustee on such Deposit Date, (iv) the amount to be remitted by the Seller to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to Section
2.03 or 2.05, to the extent such amount is actually received by the Trustee on such Deposit Date and (v) the amount to be remitted by the Certificate Insurer to the Trustee on the next succeeding Deposit Date in connection with a purchase of such Mortgage Loan pursuant to Section 10.01; provided, however that a Mortgage Loan that has become a Liquidated Mortgage Loan since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

         Principal Payment: As to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period (including

Principal Prepayments) that, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

         Principal Prepayment: As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

         Property Protection Expenses: Expenses (exclusive of overhead expenses) reasonably paid or incurred by or for the account of the Servicer in connection with the preservation or protection of a Mortgaged Property or the security of a Mortgaged Property, including (a) hazard insurance policy premiums, (b) real estate taxes and property repair, replacement, protection and preservation expenses, (c) amounts expended to cure or prevent any default with respect to any mortgage loan senior to the related Mortgage Loan and (d) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgaged Property or security (including but not limited to reasonable legal fees and expenses).

         Purchase Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.16 and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, Purchase Account".

         Purchase Account Deposit:  $91,747,837.

         Purchase Price:  With respect to (a) any Defective Mortgage Loan or
(b) any Mortgage Loan to be purchased by the Servicer pursuant to Section 3.01 or Section 3.06, an amount equal to (i) the sum of (A) the Principal Balance of such Mortgage Loan or Defective Mortgage Loan, as the case may be, as of the beginning of the Collection Period next preceding the Deposit Date on which such repurchase or purchase is required to occur, (B) interest computed at the applicable Mortgage Loan Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the end of the Collection Period immediately preceding the Deposit Date on which such repurchase or purchase occurs and (C) any previously unreimbursed Servicing Advances made on or in respect of such Defective Mortgage Loan or Mortgage Loan, as the case may be, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan or Mortgage Loan, as the case may be, made by or on behalf of the related Mortgagor during such Collection Period.

         Qualified Replacement Mortgage Loan: A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 2.03 or Section
2.05 that must, at the end of the Collection Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the Collection Period preceding the date of substitution, (ii) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have the Mortgage Loan Rate computed on substantially the same basis as the Mortgage Loan Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan and if the Deleted Mortgage Loan is not an Adjustable Rate Mortgage Loan, have a Mortgage Loan Rate not less than (and not more than one percentage point in excess of) the Mortgage Loan Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Combined Loan-to-Value Ratio equal to or lower than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) satisfy the criteria set forth from time to time in the definition "qualified replacement mortgage" at Section 860G(a)(4) of the Code, (vi) have the same or a superior lien priority as the Deleted Mortgage Loan, (vii) comply as of the date of substitution with each representation and warranty set forth in Section 2.05, (viii) have the same or better property type as the Deleted Mortgage Loan and (ix) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, except that the requirements of clauses (v), (vi), (vii), (viii) and (ix) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

         Rating Agencies: Standard & Poor's and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Trustee.

         Realized Loss: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan) exceeds the Net Liquidation Proceeds, if any, in respect of such Mortgage Loan, which amount shall in no event exceed the Principal Balance of such Mortgage Loan (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan).

         Record Date: As to any Distribution Date, the close of business, if applicable, on the last Business Day of the calendar month immediately preceding such Distribution Date.

         Reference Banks: Bankers Trust Company, Barclay's Bank PLC and National Westminster Bank PLC; provided that, if any of the foregoing banks are deemed by the Servicer (as indicated in writing to the Trustee) not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) that have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with the Company or any originator.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Shortfall: As to any Distribution Date and Group I, the amount of any reduction of interest collectible on any Mortgage Loan in Group I for the related Collection Period due to the application of the Relief Act. As to any Distribution Date and Group II, the amount of any reduction of interest collectible on any Mortgage Loan in Group II for the related Collection Period due to the application of the Relief Act.

         REMIC:  A "real estate mortgage investment conduit" as defined in Code
Section 860D.

         REMIC Pool: The assets of the Trust other than the Purchase Account and the Capitalized Interest Account.

         REMIC Provisions: Provisions of the federal income tax law relating to REMICs that appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury proposed, temporary or final regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property:  As defined in Section 5.02(a).

         Required Coverage Amount: With respect to the Class A-1 Certificates, the Class A-1 Required Coverage Amount and with respect to the Class A-2 Certificates, the Class A-2 Required Coverage Amount.

         Reserve Interest Rate: With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or
(ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on such LIBOR Determination Dates to leading European banks.

         Responsible Officer: When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rolling Delinquency Percentage: For any Distribution Date and either Mortgage Loan Group, the average of the Delinquency Percentages for such Mortgage Loan Group as of the last day of each of the six (or one, two, three, four and five in the case of the first five Distribution Dates, as applicable) most recently ended Collection Periods.

         Rolling Loss Percentage: For any Distribution Date and either Mortgage Loan Group, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred with respect to such Mortgage Loan Group during the preceding 12 Collection Periods, and the denominator of which is the aggregate Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the first day of the 12th preceding Collection Period.

         Rolling Loss Rate Event: With respect to either Mortgage Loan Group, any Distribution Date on or after November 15, 1997 on which the Rolling Loss Percentage for such Mortgage Loan Group exceeds 1.25%.

         Scheduled Delinquent Mortgage Loans:  The Mortgage Loans identified on
Schedule III hereto.

         Securities Act:  The Securities Act of 1933, as amended.

         Seller:  The Company.

         Senior Lien: With respect to any Junior Mortgage Loan, any liens on the related Mortgaged Property of higher priority.

         Servicer: The Company or any successor servicer appointed as provided pursuant to this Agreement.

         Servicer Remittance Report: The monthly report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.01.

         Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligation, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and, if applicable, flood insurance policies, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Section 3.04 and (v) expenditures relating to the correction of a default on any Senior Lien pursuant to Section 3.06 in connection with the liquidation of a Mortgage Loan.

         Servicing Fee Rate: With respect to each Mortgage Loan Group and each Collection Period, 0.50%.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers annexed to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         Startup Day:  As defined in Section 2.07.

         Statement to Certificateholders:  As defined in Section 5.03.

         Step Down Cumulative Loss Test: With respect to any Distribution Date and either Mortgage Loan Group, a determination as to whether: (i) for the Distribution Dates occurring in November 1998 through and including September 1999, the Loss Percentage for such Mortgage Loan Group and Distribution Date is 0.75% or less, (ii) for the Distribution Dates occurring in October 1999 through and including September 2000, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 1.25% or less, (iii) for the Distribution Dates occurring in October 2000 through and including September 2001, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 1.50% or less and (iv) for any Distribution Date occurring in or after October 2001, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 1.75% or less.

         Step Down Rolling Delinquency Test: With respect to any Distribution Date and either Mortgage Loan Group, a determination as to whether the Rolling Delinquency Percentage for such Distribution Date and such Mortgage Loan Group is less than 12.50%.

         Step Down Rolling Loss Test: With respect to any Distribution Date occurring after September 1997 and either Mortgage Loan Group, a determination as to whether the Rolling Loss Percentage for such Distribution Date and such Mortgage Loan Group is less than 0.50%. With respect to any Distribution Date occurring in or prior to September 1997 and any Mortgage Loan Group, a determination as to whether the Rolling Loss Percentage for such Mortgage Loan Group and Distribution Date is less than 0.75%.

         Step Down Trigger: With respect to any Distribution Date after the Distribution Date in October 1998 and either Mortgage Loan Group, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test for such Mortgage Loan Group is met. In no event with the Step Down Trigger be deemed to have occurred on or prior to the October 1998 Distribution Date.

         Step Up Cumulative Loss Test: With respect to any Distribution Date and either Mortgage Loan Group, a determination as to whether: (i) for any Distribution Date occurring in or prior to September 1999, the Loss Percentage for such Distribution Date and such Mortgage Loan Group is more than 0.75%,
(ii) for any Distribution Date occurring in or prior to September 1998, the Loss Percentage for such Distribution Date and such Mortgage Loan Group is more than 1.00%, (iii) for any Distribution Date occurring in or prior to September 1999, the Loss Percentage for such Distribution Date and such Mortgage Loan Group is more than 1.25%, (iv) for any Distribution Date occurring in or prior to September 2000, the Loss Percentage for such Distribution Date and Mortgage Loan Group is more than 1.50% and (v) for any Distribution Date occurring in or after

October 2000, the Loss Percentage for such Distribution Date and Mortgage Loan Group is more than 2.00%.

         Step Up Rolling Delinquency Test: With respect to any Distribution Date and either Mortgage Loan Group, a determination as to whether the Rolling Delinquency Percentage for such Distribution Date and such Mortgage Loan Group is more than 14.75%.

         Step Up Rolling Loss Test: With respect to any Distribution Date and either Mortgage Loan Group, a determination as to whether the Rolling Loss Percentage for such Distribution Date and such Mortgage Loan Group is 1.00% or more.

         Step Up Trigger: With respect to any Distribution Date and either Mortgage Loan Group, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met with respect to such Mortgage Loan Group.

         Sub-Servicer: Any Person, including an Affiliate of the Servicer, with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 3.15 hereof in respect of the qualification of a Sub-Servicer. The Sub-Servicers with respect to any of the Mortgage Loans as of the Cut-off Date are listed on Schedule I attached to this Agreement.

         Sub-Servicing Account: Any segregated account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 3.02(b) and entitled "[Sub-Servicer], in trust for the benefit of Holders of Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         Sub-Servicing Agreement: A written contract between the Servicer and any Sub-Servicer relating to the servicing and/or administration of certain Mortgage Loans.

         Subsequent Cut-off Date: With respect to any Subsequent Mortgage Loan, the date specified as such in the related Subsequent Mortgage Loan Schedule.

         Subsequent Cut-off Date Principal Balance: As to any Subsequent Mortgage Loan, the actual outstanding principal balance due thereunder from the Mortgagor in the related Addition Notice.

         Subsequent Mortgage Loan: A Mortgage Loan sold to the Trust pursuant to Section 2.02 of this Agreement, which shall be listed on the Subsequent Mortgage Loan Schedule attached to a Subsequent Transfer Agreement.

         Subsequent Mortgage Loan Schedule: As of any Subsequent Transfer Date, the schedule of Subsequent Mortgage Loans separated by Mortgage Loan Group as of the related Subsequent Cut-off Date being transferred to the Trust on such Subsequent Transfer Date pursuant to a Subsequent Transfer Agreement. Each Subsequent Mortgage Loan Schedule shall contain information regarding the related Subsequent Mortgage Loans of the type included in, and shall be substantially in the form of, the Mortgage Loan Schedule attached hereto as Exhibit F.

         Subsequent Purchase Price: As of any Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans to be included in Group I, an amount equal to the sum of (i) the product of 95% and the aggregate of the Principal Balances as of the Subsequent Cut-off Date of such Subsequent Mortgage Loans listed in the related Subsequent Transfer Agreement and (ii) any Additional Subsequent Purchase Price attributable to such Subsequent Mortgage Loans; provided, however, that the Additional Subsequent Purchase Price, if any, shall be paid only on the last day of the Commitment Period. As of any Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans to be included in Group II, an amount equal to the sum of (i) the product of 95% and the aggregate of the Principal Balances as of the Subsequent Cut-off Date of such Subsequent Mortgage Loans listed in the related Subsequent Transfer Agreement and (ii) any Additional Subsequent Purchase Price attributable to such Mortgage Loans; provided, however, that the Additional Subsequent Purchase Price, if any, shall be paid only on the last day of the Commitment Period.

         Subsequent Transfer Agreement: With respect to any Subsequent Mortgage Loan, the agreement pursuant to which such Subsequent Mortgage Loan is transferred to the Trust, in substantially the form attached hereto as Exhibit C.

         Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement, but no later than October 14, 1996.

         Subsequent Transfer Deposit: The amount deposited by the Seller in the Collection Account in connection with each conveyance of Subsequent Mortgage Loans pursuant to Section 2.02, which amount is equal to one month's interest on the principal balance of each Subsequent Mortgage Loan that does not have a Monthly Mortgage Payment due in the Collection Period relating to the November 1996 Distribution Date at a per annum rate equal to the Mortgage Loan Rate for each such Mortgage Loan, net of the applicable Servicing Fee Rate. Each Subsequent Transfer Deposit shall be allocated to Group I or Group II, as appropriate.

         Transfer Affidavit: The affidavit to be delivered by any transferee of an interest in a Class R Certificate pursuant to Section 6.02(b), to be substantially in the form attached hereto as Exhibit H.

         Transferor Affidavit: The affidavit to be delivered by any transferor of an interest in a Class R Certificate pursuant to Section 6.02(c), to be substantially in the form attached hereto as Exhibit L.

         Trust: The trust created by this Agreement and the corpus thereof, which consists of, to the extent described herein, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by this Agreement to be deposited in the Collection Account, the Certificate Account, the Purchase Account or the Capitalized Interest Account or invested in Permitted Investments in accordance with this Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof that secured a Mortgage Loan and that has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion, and the Certificate Insurance Policy.

         Trust Insurance Proceeds: Insurance Proceeds that (a) are applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan and
(b) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's normal servicing procedures or the terms of the related Mortgage Loan.

         Trust Parties:  As defined in Section 5.04.

         Trustee: Bankers Trust Company of California, N.A., a national banking association, and its successors in interest or any successor trustee appointed as provided pursuant to this Agreement.

         Trustee Fee: The annual fee of the Trustee, which shall be $5,000, and any annual file access fees, such fees being payable by the Servicer pursuant to Section 9.05.

         Vice President: Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust, the Holders of the Class A Certificates will collectively be entitled to 100% of the aggregate Voting Interests represented by all Certificates. Voting Interests allocated to the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates and Class A-2 Certificates shall be allocated between such Classes in proportion to the Class A-1A Certificate Principal Balance, Class A-1B Certificate Principal Balance, Class A-1C Certificate Principal Balance, Class A-1D Certificate Principal Balance, Class A-1E Certificate Principal Balance and Class A-2 Certificate Principal Balance, respectively. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provision hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

         Section 1.02. Interest Calculations. All calculations of interest at the Mortgage Loan Rate that are made in respect of the Principal Balance of a Mortgage Loan, shall be made on a daily basis using a 360-day year of twelve 30-day months.

         All calculations of interest on the Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates or Class A-1E Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         All calculations of interest on the Class A-1A Certificates or Class A-2 Certificates will be computed on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

         Section 1.03. Determination of Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given action, course of conduct, event or set of facts or circumstances could or would have a material adverse effect on the Trust or the Certificateholder (or any similar or analogous determination), such determination shall be made without giving effect to the insurance provided by the Certificate Insurance Policy.

                                  ARTICLE TWO
                            CONVEYANCE OF THE TRUST;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01. Conveyance of the Trust. The Seller, concurrently with the execution and delivery of this Agreement, does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (except as otherwise explicitly provided for herein), all of its right, title and interest in and to the Trust, including specifically, without limitation, the Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, including all interest and principal (whether in the form of payments by Mortgagors or other proceeds) received or deemed to be received by the Seller on or with respect to the Mortgage Loans on or after the Cut-off Date (whether in the nature of amounts held by the Seller for application on behalf of the related Mortgagor as a Monthly Mortgage Payment that is due on any date on or after the Cut-off Date or otherwise), together with all of its right, title and interest in and to the proceeds received on or after the Cut-off Date of any related insurance policies. In addition, on or prior to the Closing Date the Seller shall (i) cause the Certificate Insurance Policy to be delivered to the Trustee and (ii) deposit the Closing Date Deposit in the Collection Account.

         In the event that, notwithstanding the intent of the parties hereto to effect a sale and assignment of the Trust by the Seller to the Trustee, such sale and assignment is deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Seller shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, all payments of principal or interest on the Mortgage Loans received on or after the Cut-off Date, all other payments (exclusive of assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, and extension and other administrative charges) made in respect of such Mortgage Loans on or after the Cut-off Date and all proceeds of any thereof, including all amounts on deposit in the Certificate Account, the Collection Account, the Purchase Account and the Capitalized Interest Account and amounts invested in Permitted Investments, and that this Agreement shall constitute a security agreement under applicable law.

         The Company confirms to the Trustee that it has caused its computer records relating to the Mortgage Loans to indicate by a code that the Mortgage Loans have been sold to the Trustee on behalf of the Trust and constitute part of the Trust in accordance with the terms of the Trust and that the Company will treat the transaction contemplated by such sale and assignment as a sale in accordance with generally accepted accounting principles and will reflect such sale on its primary accounting records.

         In connection with such sale and assignment, the Company, in its capacity as Seller hereunder, does hereby deliver to, and deposit with, the Trustee the originals of the following documents or instruments with respect to each Mortgage Loan so assigned:

                 (a) The original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the Seller, endorsed (which endorsement may be by manual or facsimile signature) by the Seller without recourse to the order of the Trustee in the following form: "Pay to the order of Bankers Trust Company of California, N.A., in trust for the benefit of holders of Aames Mortgage Trust 1996-C Mortgage Pass-Through Certificates, Series 1996-C, without recourse";

                 (b) The original Mortgage with evidence of recording indicated thereon;

                 (c) The original executed assignment of the Mortgage in recordable form;

                 (d) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

                 (e) Originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the Seller; and

                 (f) Original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.

         As promptly as practicable subsequent to the Closing Date, and in any event, within 30 days thereafter, the Company, in its capacity as Servicer shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer shall be obligated to prepare and to deliver such assignment for such recording as soon as practicable after receipt of such information and in any event within 30 days after receipt thereof (and in no event more than one year after the Closing Date) and that the Servicer need not cause to be recorded any assignment that relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller's expense) to the Trustee, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

         In addition, in connection with such sale and assignments, the Company, in its capacity as Seller hereunder, does hereby deliver to, and deposit with, the Trustee the Certificate Insurance Policy.

         If the Company cannot deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Company shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage or mortgage assignment, as the case may be, attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The Company shall promptly deliver to the Trustee such original Mortgage or intervening mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Company within six months from the Closing Date shall not have received such original Mortgage or intervening mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

         The costs relating to the delivery of the documents specified in this Section shall be borne by the Seller.

         Section 2.02. Conveyance of the Subsequent Mortgage Loans; Fixed Price Contract. Subject to the conditions set forth in the paragraphs below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of the Subsequent Purchase Price of the related Subsequent Mortgage Loans from amounts on deposit in the Purchase Account with respect to the related Mortgage Loan Group, the Seller shall, from time to time, on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, all right, title and interest of the Seller in and to each Subsequent Mortgage Loan identified on the Subsequent Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement delivered by the Seller on such Subsequent Transfer Date, including all of its right, title and interest in and to principal and interest (whether in the form of payments by Mortgagors or other proceeds) received or deemed to be received by the Seller on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-off Date (whether in the nature of amounts held by the Seller for application on behalf of the related Mortgagor as a Monthly Mortgage Payment that is due on any date on or after the related Subsequent Cut-off Date or otherwise) and all items with respect to such Subsequent Mortgage Loan to be delivered pursuant to Section 2.01 and other items in the related Mortgage File; provided, however, that the Seller reserves and retains all of its right, title and interest in and to principal (including prepayments) and interest collected on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-off Date (except for amounts held by the Seller for application on or after the related Subsequent Cut-off Date). The transfer by the Seller of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule to the Trustee shall be absolute and shall be intended by the parties hereto to be treated as a sale by the Seller. On or before the last day of the Commitment Period, the Seller shall convey to the Trustee pursuant to this Section 2.02 the lesser of: (i) all Mortgage Loans then in its possession that satisfy the requirements of this Section 2.02 or (ii) the maximum principal balance of Mortgage Loans as determined by Seller that satisfy the requirements of this Section 2.02 whose aggregate Subsequent Purchase Price does not exceed the Purchase Account Deposit. Subsequent Mortgage Loans to be conveyed on a given Subsequent Transfer Date must have an aggregate Subsequent Cut-off Date

Principal Balance of not less than $500,000; provided, however, that the Subsequent Mortgage Loans to be conveyed on the final Subsequent Transfer Date may have an aggregate Subsequent Cut-off Date Principal Balance of less than $500,000. In connection with each conveyance of Subsequent Mortgage Loans, the Seller shall deposit any applicable Subsequent Transfer Deposit in the Collection Account on the related Subsequent Transfer Date.

         In the event that, notwithstanding the intent of the parties hereto to effect a sale and assignment of the Subsequent Mortgage Loans on the related Subsequent Transfer Date by the Seller to the Trustee, such sale and assignment will be deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Seller shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in and to the Subsequent Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, all payments of principal and interest on the Subsequent Mortgage Loans received on or after their respective Subsequent Cut-off Dates, all other payments (exclusive of assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, and extension and other administrative charges) made in respect of such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date and all proceeds of any thereof, and that this Agreement and the related Subsequent Transfer Agreement shall each constitute a security agreement with respect to the related Subsequent Mortgage Loans under applicable law.

         The amount released to the Seller from the Purchase Account on any Subsequent Transfer Date in connection with any conveyance of Subsequent Mortgage Loans to be included in Group I shall be equal to the aggregate of the Subsequent Purchase Prices for such Subsequent Mortgage Loans, which amount shall not exceed the amount then on deposit in the Purchase Account in respect of the Group I Purchase Account Deposit; provided, however, that any Additional Subsequent Purchase Price in respect of such Subsequent Mortgage Loans shall be paid only on the last day of the Commitment Period. The amount released to the Seller from the Purchase Account on any Subsequent Transfer Date in connection with any conveyance of Subsequent Mortgage Loans to be included in Group II shall be equal to the aggregate of the Subsequent Purchase Prices for such Subsequent Mortgage Loans, which amount shall not exceed the amount then on deposit in the Purchase Account in respect of the Group II Purchase Account Deposit; provided, however, that any Additional Subsequent Purchase Price in respect of such Subsequent Mortgage Loans shall be paid only on the last day of the Commitment Period. The amount released to the Seller from the Purchase Account in connection with any conveyance of Subsequent Mortgage Loans shall, for federal income tax purposes, be considered cash contributed to the REMIC Pool by the Seller and used by the Trustee to acquire the related Subsequent Mortgage Loans pursuant to a fixed price contract established pursuant to this
Section 2.02.

         On the related Subsequent Transfer Date, the Seller shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in the first paragraph in this section only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                 (a) the Seller shall provide the Trustee and the Certificate Insurer with an Addition Notice and shall provide any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

                 (b) the Seller shall deliver to the Trustee, the Certificate Insurer and the Rating Agencies a duly executed Subsequent Transfer Agreement and any other related documentation in the forms of the exhibits listed thereon;

                 (c) the Seller shall deposit in the Collection Account all collections in respect of the Subsequent Mortgage Loans received or deemed received by the Seller on or after the related Subsequent Cut-off Date (whether in the nature of amounts held by the Seller for later application on behalf of the related Mortgagor in respect of a Monthly Payment due after the related Subsequent Cut-off Date or otherwise);

                 (d) the Seller shall certify that, as of the Subsequent Transfer Date, the Seller was not insolvent, was not made insolvent by such transfer and is not aware of any pending insolvency;

                 (e) the Seller shall certify that such addition of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust or the Holders of Class A Certificates;

                 (f)  the Commitment Period shall not have expired;

                 (g) the Seller shall make the representations and warranties set forth in Section (A) of Schedule II to this Agreement with respect to such Subsequent Mortgage Loans; and

                 (h) on such Subsequent Transfer Date, the Seller shall deposit any applicable Subsequent Transfer Deposit in the Collection Account.

         In addition, the Seller will provide the Certificate Insurer and the Trustee with data regarding all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date at least 10 Business Days prior to the end of the Commitment Period. No later than the end of the Commitment Period, the following conditions shall have been satisfied with respect to all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date:

                 (a) the Seller shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section
         2.02 and in the related Subsequent Transfer Agreements;

                 (b) the Seller shall have delivered to the Certificate Insurer and the Trustee Opinions of Counsel with respect to the transfer of all of the Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date substantially in the form of the Opinions of Counsel delivered to the Trustee and the Certificate Insurer on the Closing Date (regarding bankruptcy, corporate and tax matters);

                 (c) the Trustee shall deliver to the Rating Agencies, the Certificate Insurer and the Seller an Opinion of Counsel with respect to each of the Subsequent Transfer Agreements substantially in the form of the Opinion of Counsel delivered to the Seller and the Certificate Insurer on the Closing Date;

                 (d) the Seller shall make the representations and warranties set forth in Section B of Schedule II to this Agreement; and

                 (e) the Certificate Insurer shall deliver to the Seller, the Trustee and the Rating Agencies a written notice confirming the Certificate Insurer's consent and approval to the addition of all Subsequent Mortgage Loans purchased by the Trust on any Subsequent Transfer Date, which notice shall specify any Class A-1 Additional Coverage Requirement, any Class A-2 Additional Coverage Requirement and the related Additional Subsequent Purchase Price with respect to the Subsequent Mortgage Loans.

         Upon the satisfaction of the conditions set forth in clauses (a) through (e) of the immediately preceding paragraph, on the last Subsequent Transfer Date during the Commitment Period, the Trustee shall release to the Seller from the Purchase Account the aggregate Additional Subsequent Purchase Prices with respect to all Subsequent Mortgage Loans included in Group I, which amount shall not exceed the amount then on deposit in the Purchase Account in respect of the Group I Purchase Account Deposit and the aggregate Additional Subsequent Purchase Prices with respect to all Subsequent Mortgage Loans included in Group II, which amount shall not exceed the amount then on deposit in the Purchase Account in respect of the Group II Purchase Account Deposit.

         On or prior to the Closing Date, the Seller shall provide to the Trustee and the Certificate Insurer a schedule of mortgage loans that are expected to be Subsequent Mortgage Loans, and Subsequent Mortgage Loans transferred to the Trust shall be taken only from such schedule; provided, however, if any such identified mortgage loans do not satisfy the requirements of Subsequent Mortgage Loans as set forth in this Section 2.02 or if any such mortgage loans are rejected as Subsequent Mortgage Loans by the Certificate Insurer, mortgage loans acceptable to the Certificate Insurer may be substituted for such defective or rejected mortgage loans only from a secondary schedule of mortgage loans that is identified as such and delivered to the Trustee and the Certificate Insurer on the Closing Date. The Seller shall certify that the Subsequent Mortgage Loans will be transferred to the Trust in accordance with the foregoing and that all mortgage loans identified in both the original schedule and secondary schedule of mortgage loans described above satisfy the requirements of Subsequent Mortgage Loans as set forth in this
Section 2.02 as of the Closing Date.

         Section 2.03. Acceptance by the Trustee; Repurchase or Substitution of Mortgage Loans. The Trustee acknowledges the sale and assignment of the Trust and receipt by it of the original Mortgage Notes, Assignments and Mortgages pursuant to this Agreement and the delivery to it of the Certificate Insurance Policy, and subject to (i) the provisions of the penultimate paragraph of Section 2.01, (ii) the review provided for in this Section of the documents referred to in clauses (a) through (f) of Section 2.01 and (iii) delivery of the Officer's Certificates pursuant to Section 2.01, declares that it will hold the Trust in trust upon the terms herein set forth for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after the Closing Date (or, 45 days after the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) to determine whether the documents described in
Section 2.01(a)-(c), (e) and (f) have been executed and received, and whether such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, or the Subsequent Mortgage Loan Schedule, as applicable, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.
If within such 45-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Trustee shall promptly notify the Seller of such findings and shall provide a copy of such notice to the Certificate Insurer. The Seller shall have a period of 60 days from the date of such notice to correct or cure any such defect. Notwithstanding the second paragraph of Section 9.01, the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         If the Trustee has notified the Seller of a defect in a Mortgage File that materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, and such defect remains uncured after such 60-day period, the Seller shall, (i) in the case of a defect consisting solely of the failure of the Company to deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon for reasons set forth in
Section 2.01, on the first Deposit Date occurring after the expiration of eight months from the Closing Date, and (ii) in the case of all other defects, on the Deposit Date occurring not later than 60 days after receipt of notice of such defect from the Trustee, as the case may be, either (I) repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or current or future insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price, which shall be accomplished by deposit of monies by the Seller in the Certificate Account on such Deposit Date, or (II) substitute one or more Qualified Replacement Mortgage Loan for the related Mortgage Loan.

         Upon receipt by the Trustee of an Officer's Certificate of the Servicer to the effect that the Purchase Price for a Defective Mortgage Loan (other than a Defective Mortgage Loan that is a Deleted Mortgage Loan) has been deposited in the Certificate Account, and upon confirmation by the Trustee that such Purchase Price has been received by it, the Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such repurchased Defective Mortgage Loan (including any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto).

         Payments received with respect to Qualified Replacement Mortgage Loans in the Collection Period prior to the Deposit Date on which such substitution occurs will not be part of the Trust and will be retained by the Seller. For the Distribution Date following the Deposit Date on which such substitution occurs, distributions to Certificateholders will reflect the payments received on such

Deleted Mortgage Loan in the related Collection Period, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. In the case of a Qualified Replacement Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Trustee and the amount, if any, by which the Principal Balance of the related Deleted Mortgage Loan as of the related Deposit Date exceeds the Principal Balance of the Qualified Replacement Mortgage Loan as of the first day of the related Collection Period shall be remitted by the Seller to the Trustee for deposit in the Certificate Account on the Deposit Date on which the substitution occurs. For purposes of this Agreement, any such amount so deposited in the Certificate Account shall be deemed a prepayment of the related Deleted Mortgage Loan received by the Servicer as of the prior Determination Date. Upon receipt by the Trustee of an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and
(a) written notification of such deposit signed by a Servicing Officer and (b) the new Mortgage File (containing all of the documents referred to in clauses
(a), (b), (c), (d), (e) and (f) of Section 2.01), the Trustee shall release or cause to be released to the Seller the Mortgage File related to the Deleted Mortgage Loan or property and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Seller, without recourse, as shall be necessary to vest in the Seller all of the legal and beneficial ownership of such Deleted Mortgage Loan or property and the Trustee shall have no further responsibility with respect to said Mortgage File. It is understood and agreed that the obligation of the Seller to substitute a Qualified Replacement Mortgage Loan for or repurchase any Defective Mortgage Loan (or any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such defect available to the Certificateholders or the Trustee, and such obligation on the part of the Seller shall survive any resignation or termination of the Company as Servicer under this Agreement. Notwithstanding the foregoing, a substitution by the Seller for a defect in a constituent document will not be made unless the Trustee receives an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and an Opinion of Counsel that such substitution will not be a "prohibited transaction" as defined in Section 860F(a)(2) of the Code. Any substitution must be effected not later than two years after the Closing Date, or within such longer period of time as may be permitted under the REMIC Provisions for substitution of mortgage loans.

         On or prior to January 31, 1997 (February 28, 1997 with respect to the Subsequent Mortgage Loans), the Trustee shall certify to the Certificate Insurer, the Seller and the Servicer that it has received all of the documents referred to in clauses (a) (b), (c), (e) and (f) of Section 2.01 and that all corrections or curative actions required to be taken by the Seller within the 60-day period referred to in the first paragraph of this Section have been completed or effected, or the related Mortgage Loans have been repurchased or substituted, in accordance with the provisions of this Section or, if any deficiencies in the Mortgage Files or other omissions of the Seller with respect to the Mortgage Files are known to the Trustee at the time of such certification, the Trustee shall make such certification only with respect to those Mortgage Loans as to which no such defects or omissions are known, and shall qualify such certification with respect to the remaining Mortgage Loans, identifying the related defects or omissions. Thereafter, the Trustee shall provide the Certificate Insurer, the Seller and the Servicer with monthly exception reports indicating the status of any exceptions until all such exceptions have been eliminated. Such monthly exception reports shall be distributed by the Trustee on the related Distribution Date with the Statement to Certificateholders.

         Section 2.04. Representations and Warranties Regarding the Servicer and the Seller. The Company, as Seller and Servicer hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders that, as of the Closing Date:

                 (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is in compliance with the laws of each state in which it is acting as Servicer with respect to a Mortgage Loan to the extent necessary to perform all servicing obligations with respect to the related Mortgaged Property hereunder. Each Sub- Servicer is in compliance with the laws of each state where the Mortgaged Properties under the applicable Sub-Servicing Agreement are located to the extent necessary to perform the servicing obligations hereunder; the Company has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity; and the consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Company or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration for any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Company or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. Each Sub-Servicer has all requisite corporate power and authority to conduct its business and perform the obligations under the Sub-Servicing Agreement to which such Sub-Servicer is a party;

                 (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Company of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Company and the performance by the Company of its obligations as Servicer under this Agreement;

                 (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company, in its capacity as Servicer, contemplated herein, or that would be likely to impair the ability of the Company to perform under the terms of this Agreement;

                 (iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would adversely affect its performance as Servicer hereunder;

                 (v) The transfer, assignment and conveyance of the Mortgage Loans by the Company, as Seller, pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                 (vi) The collection practices used by the Company and any Sub-Servicer are in all material respects legal, proper, prudent and customary in the home equity mortgage loan servicing business; and

                 (vii) Each Sub-Servicer engaged by the Servicer has obtained all licenses and approvals required under state or federal law to service the Mortgage Loans specified in the Sub-Servicing Agreement to which the Sub-Servicer is a party.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust and the issuance, sale and delivery of the Certificates. Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of breach, the Company shall cure such breach in all material respects.

         Section 2.05. Representations and Warranties of the Seller Regarding the Mortgage Loans. The Seller represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date and, with respect to any Subsequent Mortgage Loan, as of the Subsequent Transfer Date (in either case except as otherwise expressly stated) that, as to each Mortgage Loan conveyed to the Trust by it:

                 (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct as of the Cut-off Date;

                 (ii) All of the original or certified documentation set forth in Section 2.01 or Section 2.02, as applicable (including all material documents related thereto), with respect to each Mortgage Loan has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in Section 2.01 or Section 2.02, as applicable;

                 (iii) The related Mortgaged Property is improved by a one- to four-family residential dwelling owned by the related Mortgagor in fee simple, which may include condominiums, townhouses and modular homes that are permanently affixed to the land and constitute real property under the laws of the state in which the Mortgaged Property is located but shall not include co-operatives, manufactured housing units or mobile homes;

                 (iv) As of the Cut-off Date or Subsequent Cut-off Date, as applicable, no Mortgage Loan included in Group I has a Combined Loan-to-Value Ratio in excess of 85% and no Mortgage Loan included in Group II has a Loan-to-Value Ratio in excess of 90%;

                 (v) Each Mortgage Loan was originated by an Affiliate of the Company or an by an originator not affiliated with the Company authorized to originate such Mortgage Loan and is being serviced by the Company;

                 (vi) Each Mortgage Loan included in Group I as of the Cut-off Date bears a fixed Mortgage Loan Rate of at least 8.20% per annum and each Mortgage Loan included in Group II as of the Cut-off Date is an Adjustable Rate Mortgage Loan that has a Minimum Rate of not less than 4.99% per annum and a Mortgage Loan Rate as of the Cut-off Date of not less than 4.99% per annum;

                 (vii) Each Mortgage Note provides for a schedule of substantially level and equal Monthly Mortgage Payments (subject, in the case of an Adjustable Rate Mortgage Loan, to periodic adjustments relating to changes in the Mortgage Loan Rate) that are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date, except that, Mortgage Notes with respect to Mortgage Loans in Group I representing not more than 5.95% of the Original Group I Balance and Mortgage Notes with respect to Mortgage Loans in Group II representing not more than 0.047% of the Original Group II Balance, provide for level and equal Monthly Mortgage Payments that are sufficient to amortize fully the principal balances of such Notes over a period not exceeding 30 years, with "balloon" payments at stated maturity that are substantially in excess of the Monthly Mortgage Payments;

                 (viii) Each Mortgage is a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the Mortgage Loan Schedule, subject, in the case of any Junior Mortgage Loan, only to any Senior Lien or Senior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and that do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                 (ix) Immediately prior to the sale, transfer and assignment herein contemplated, the Company held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Company subject to no liens, charges, mortgages, encumbrances or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

                 (x) The Mortgage Loan Rate for each Adjustable Rate Mortgage Loan will be adjustable on each related Adjustment Date and will equal the sum, rounded upward to the nearest three decimal places, of the Index plus the related Gross Margin, subject to any related Minimum Rates, Maximum Rates or any limitations or periodic adjustments, in each case as specified in the related Mortgage Loan Schedule. No Adjustable Rate Mortgage Loan is subject to negative amortization. The Mortgage Notes relating to not more than 47% of the Mortgage Loans in Group II, by Original Group II Balance or by Group II Balance as of the Closing Date, provide for initial Adjustment Dates that are more than one year and less than five years from the Cut-off Date;

                 (xi) With respect to any Adjustable Rate Mortgage Loan, no mortgage document in the Mortgage File contains any provision permitting or requiring conversion of the Mortgage Loan to a fixed interest rate nor is the Mortgage Loan Rate conditioned upon Mortgagor maintaining accounts with Seller;

                 (xii) As of the Cut-off Date (a) no Mortgage Loan had three or more Monthly Payments past due, not more than 2.64% of the Mortgage Loans (by Cut-off Date Principal Balance) had two or more Monthly Payments past due and not more than 22.74% of the Mortgage Loans (by Cut-off Date Principal Balance) had one or more Monthly Payments past due, (b) no Mortgage Loan has been 60 or more days contractually delinquent more than once during the 12-month period immediately preceding the Cut-off Date and (c) no Mortgage Loan has been 90 or more days delinquent in the 12 months preceding the Cut-off Date; as of the related Subsequent Cut-off Date, no Subsequent Mortgage Loan will have been 30 or more days contractually delinquent, (b) no Subsequent Mortgage Loan will have been 30 or more days contractually delinquent more than once during the preceding 12-month period and (c) no Subsequent Mortgage Loan will have been 90 or more days contractually delinquent in the 12 months preceding such Subsequent Cut-off Date;

                 (xiii) As of the Cut-off Date, there is no delinquent tax or assessment lien on any Mortgaged Property, and, to the best knowledge of the Company, each Mortgaged Property is free of substantial damage and is in good repair and is not affected by hazardous or toxic wastes or substances;

                 (xiv) There is no offset, right of rescission, counterclaim or defense, including the defense of usury, with respect to any Mortgage Note or Mortgage, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right to rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (xv) As of the Cut-off Date or Subsequent Cut-off Date, as applicable, there is no mechanic's lien or claim for work, labor or material affecting any Mortgaged Property that is or may be a lien prior to, or equal to or on a parity with, the lien of the related Mortgage except those that are insured against by any title insurance policy referred to in paragraph (xvii) below;

                 (xvi) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                 (xvii) With respect to each Mortgage Loan, a lender's title insurance policy (issued in standard form by a title insurance company authorized to transact business in the state where the related Mortgaged Property is located), in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid lien of record on the real property described in the related Mortgage (subject only to exceptions of the character referred to in paragraph (viii) above), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date or related Subsequent Transfer Date, as applicable, such policy is in full force and effect and thereafter such policy shall continue in full force and effect and shall inure to the benefit of the Certificateholders upon consummation of the transactions contemplated by this Agreement;

                 (xviii) As of the Cut-off Date or Subsequent Cut-off Date, as applicable, either (a) the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (a) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or (c) the full insurable value of the Mortgaged Property or (b) in the case of a Junior Mortgage Loan, a policy has been issued by a generally acceptable carrier that will cover the full Principal Balance of such Junior Mortgage Loan in the event of a loss covered by a hazard typically insured against by the type of policy referred to in clause (xviii)(a);

                 (xix) If any Mortgaged Property is in an area identified in the Federal Register by FEMA as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration, if obtainable with respect to such Mortgaged Property, is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                 (xx) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed; with respect to each Mortgage Loan, only one original Mortgage Note exists;

                 (xxi) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to each Mortgage Loan, including any necessary notifications of insurers, assignments of policies or interests therein, and establishment of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                 (xxii) As of the Cut-off Date no more than 0.75% of the Original Group I Balance is secured by Mortgaged Properties located within any single zip code area and no more than 0.56% of the Original Group II Balance is secured by Mortgaged Properties located within any single zip code area;

                 (xxiii) Each original Mortgage has been recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than the assignment from the Seller to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trustee (or, subject to Section 2.01 or 2.02, as applicable, are in the process of being recorded);

                 (xxiv) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of the Certificateholders and that has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                 (xxv) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

                 (xxvi) No Mortgage Note is or has been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage;

                 (xxvii)  No Mortgage Loan was originated under a buydown plan;

                 (xxviii) No Mortgage Loan has a shared appreciation feature or other contingent interest feature;

                 (xxix) Each Mortgaged Property consists of one or more contiguous parcels of real property with a residential dwelling erected thereon;

                 (xxx) Each Mortgage Loan contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                 (xxxi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date or related Subsequent Cut-off Date, as applicable, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount as of the Cut-off Date or related Subsequent Cut-off Date, as applicable, does not exceed the original principal amount of the related Mortgage Loan and is reflected as the current principal amount of such Mortgage Loan on the Mortgage Loan Schedule;

                 (xxxii) To the best knowledge of the Seller, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

                 (xxxiii) To the best knowledge of the Seller, all of the improvements that were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except those that are identified in the related title insurance policy and affirmatively insured;

                 (xxxiv) To the best knowledge of the Seller, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

                 (xxxv) With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the

         Certificateholders or the Trust to any trustee under any deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                 (xxxvi) With respect to each Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                 (xxxvii) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including by trustee's sale and by judicial foreclosure and there is no homestead or other exemption available to the related Mortgagor that would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgaged Property;

                 (xxxviii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach violation or event of acceleration;

                 (xxxix)   No instrument of release or waiver has been executed
         in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement that has been approved by the primary mortgage guaranty insurer, if any, and that has been delivered to the Trustee;

                 (xl) The maturity date of each Junior Mortgage Loan is at least 12 months prior to the maturity date of the related Senior Lien if such Senior Lien provides for a balloon payment;

                 (xli) At least 88.84% of the Mortgage Loans in Group I (by Original Group I Balance) and at least 84.54% of the Mortgage Loans in Group II (by Original Group II Balance) are secured by Mortgaged Properties that are maintained by the related Mortgagors as primary residences;

                 (xlii) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid, except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, other than interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the date that precedes by one month the due date of the first installment of principal and interest;

                 (xliii) All parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise during the period in which they held and disposed of such interest, were and either are now or, in the case of subclause (1) of this clause (xliii), will be within 30 days of the Closing Date, (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)
         (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                 (xliv) No Mortgage Loan was selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

                 (xlv) A full appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan, and such appraisal is the appraisal referred to in determining the Appraised Value of such Mortgaged Property;

                 (xlvi) With respect to each Junior Mortgage Loan, the related Senior Lien requires equal monthly payments or, if such Senior Lien bears an adjustable interest rate, the monthly payments for such Senior Lien may be adjusted no more frequently than monthly;

                 (xlvii) With respect to any Junior Mortgage Loan with a related Senior Lien that provides for negative amortization or an open-end feature that permits additional borrowings, the balance of such Senior Lien reflected on the Mortgage Loan Schedule and used to calculate the Combined Loan-to-Value Ratio for such Junior Mortgage Loan is based on the maximum amount of negative amortization, deferred interest or maximum amount of borrowings permitted under such Senior Lien;

                 (xlviii) The Seller has not required the Mortgagor to sign a letter in connection with the origination of any Mortgage Loan in which such Mortgagor indicates its inability to repay such Mortgage Loan in accordance with the terms of the related Mortgage Note;

                 (xlix) Each Adjustable Rate Mortgage Loan was underwritten or re-underwritten as though such Mortgage Loan would initially have borne interest at a rate equal to the Index plus the related Gross Margin (determined at the time such underwriting was conducted);

                 (l) As of the Cut-off Date and any Subsequent Cut-off Date, no Mortgage Loan in Group I or Group II is secured by more than one Mortgaged Property;

                 (li) With respect to each Adjustable Rate Mortgage Loan, all of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable; such adjustments will not affect the





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
         priority of the Mortgage lien and all of the adjustments have been properly calculated, recorded, reported and applied in accordance with the Mortgage and applicable law;

                 (lii) All insurance policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received, each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                 (liii) None of the Mortgage Loans is subject to a plan of bankruptcy and no Mortgagor has sought protection or relief under any state or federal bankruptcy or insolvency law during the term of the related Mortgage;

                 (liv) Each Initial Mortgage Loan has a Monthly Mortgage Payment due during the first Collection Period commencing after the calendar month during which such Mortgage Loan is included in the Trust and each Subsequent Mortgage Loan has a Monthly Payment due during the first or second Collection Period commencing after the calendar month during which such Mortgage Loan is included in the Trust;

                 (lv)     All Mortgage Loans were underwritten or
         re-underwritten in accordance with the underwriting guidelines of the Seller;

                 (lvi) As of the Cut-off Date or related Subsequent Cut-off Date, as applicable, no more than 1% of the Mortgage Loans by Cut-off Date Principal Balance or aggregate Principal Balance of the Mortgage Loans as of such Subsequent Cut-off Date, as applicable, is secured by a Mortgaged Property upon which is affixed a modular home; and

                 (lvii) As of the end of the Commitment Period, with respect to all of the Subsequent Mortgage Loans purchased by the Trust on any Subsequent Transfer Date, all of the conditions set forth in Section
         2.02 with respect to the sale and transfer of the Subsequent Mortgage Loans to the Trust have been satisfied.

                 (lviii) Mortgage Loans in Group I representing not less than 46% of the Original Group I Balance were assigned a credit grade of "A-" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans in Group I representing not less than 21% of the Original Group I Balance were assigned a credit grade of "B" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans in Group I representing not less than 13% of the Original Group I Balance were assigned a credit grade of "C" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans in Group I representing not more than 6% of the Original Group I Balance were assigned a credit grade of "C-" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; and Mortgage Loans in Group I representing not more than 13% of the Original Group I Balance were assigned a credit grade of "D" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller. Mortgage Loans in Group II representing not less than 35% of the Original Group II Balance were assigned a credit grade of "A-" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans in Group II representing not less than 22% of the Original Group II Balance were assigned a credit grade of "B" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans in Group II representing not less than 16% of the Original Group II Balance were assigned a credit grade of "C" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; Mortgage Loans in Group II representing not more than 9% of the Original Group II Balance were assigned a credit grade of "C-" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller; and Mortgage Loans in Group II representing not more than 17% of the Original Group II Balance were assigned a credit grade of "D" by the Seller at the time such Mortgage Loans were originated or acquired, as applicable, by the Seller. Each credit grade so assigned to any Mortgage Loan has been determined in accordance with the Seller's internal credit grading system and not pursuant to any other scale or objective standard.

         It is understood and agreed that the representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust and the issuance, sale and delivery of the Certificates. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, which breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties hereto, to each of the Rating Agencies and to the Certificate Insurer.

         Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless, prior to the expiration of such 60-day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than the Deposit Date in the month following the related Collection Period in which any such cure period expired, but in all events within 90 days of the earlier of its discovery or receipt of notice of breach (or at the election of the Seller, an earlier Collection Period), either (I) repurchase such Mortgage Loan (or, in the case of a representation and warranty of the nature specified in clauses (xxii) and
(xii), repurchase Mortgage Loans such that, after giving effect to such repurchase, the related representation and warranty would be complied with) (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust in the same manner and subject to the same conditions as set forth in Section 2.03 or (II) remove such Mortgage Loan and substitute in its place a Qualified Replacement Mortgage Loan (or, in the case of a representation and warranty of the nature specified in clauses (xxii) and
(xii), remove such Mortgage Loans and substitute in their place Qualified Replacement Mortgage Loans such that, after giving effect to such substitution, the related representation and warranty would be complied with) in the same manner and subject to the same conditions as set forth in Section 2.03. Upon making any such repurchase or substitution, the Seller shall be entitled to receive an instrument of assignment or transfer from the Trustee, without recourse to the Trustee, to the same extent as set forth in Section 2.03 with respect to the repurchase of or substitution for Defective Mortgage Loans under that Section. It is understood and agreed that the obligation of the Seller to repurchase or substitute any such Defective Mortgage Loan (or property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such breach of the foregoing representations or warranties available to the Certificateholders or the Trustee, as the case may be, and such obligation shall survive any resignation or termination of the Company as Servicer under this Agreement.

         Notwithstanding the foregoing, a substitution of a Mortgage Loan by the Seller for a breach will not be made unless the Trustee receives an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and an Opinion of Counsel that such substitution will not be a "prohibited transaction" as defined in Section 860F(a)(2) of the Code. Any substitution must be effected not later than two years after the Closing Date, or within such longer period of time as may be permitted under the REMIC Provisions for substitution of mortgage loans.

         Section 2.06. Execution and Authentication of Certificates. The Trustee shall deliver to or upon the order of the Seller, in exchange for the Mortgage Loans and the other assets comprising the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Mortgage Loans, Certificates duly executed by the Trustee, on behalf of the Trust, not in its individual capacity but solely as Trustee, and authenticated by the Trustee, pursuant to Section 6.01, in authorized denominations, equaling, 100% of the Percentage Interests in each Class, and collectively evidencing the entire ownership of the Trust.

         Section 2.07. Designation of Certificates; Designation of Startup Day. The Seller hereby designates the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates and Class A-2 Certificates as "regular interests" and the Class R Certificates as the single class of "residual interests" in the REMIC Pool comprising the REMIC established pursuant to Section 3.01 for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Purchase Account and the Capitalized Interest Account shall not be assets of the REMIC Pool established pursuant to Section 3.01. The Closing Date is hereby designated as the "Startup Day" within the meaning of Code Section 860G(a)(9) of the REMIC established pursuant to Section 3.01. The latest possible maturity date of the Class A Certificates is the Final Maturity Date.

         Section 2.08. Indemnification of the Trust. The Seller shall indemnify the Trust for any liability incurred thereby as a result of a breach of the representation and warranty set forth in clause (xvi) of Section 2.05. This indemnity obligation shall be in addition to any other obligation the Seller may have in connection with any such breach.





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
         Section 2.09. Repurchase of Certain Delinquent Mortgage Loans by the Seller. The Seller shall repurchase from the Trust on or prior to December 17, 1996 each Scheduled Delinquent Mortgage Loan identified in Part A of Schedule III hereto that is not brought current, paid in full, recovered or otherwise credited in full in accordance with the original terms of the related Mortgage Note before December 17, 1996. The repurchase price for each such repurchase shall be calculated on the same basis as the Purchase Price would be calculated pursuant to Section 2.03. Such repurchase price shall be deposited in the Certificate Account on the date of such repurchase in the manner described in
Section 2.03. For purposes of this Agreement, any repurchase effected in accordance with this paragraph shall be deemed to be a prepayment of such Scheduled Delinquent Mortgage Loan. Upon receipt of the related repurchase price and written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Seller the Mortgage File related to such Scheduled Delinquent Mortgage Loan and related property (including any property acquired in respect thereof, any insurance policy or related present or future insurance proceeds with respect thereto) and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Seller, without recourse, as shall be necessary to vest in the Seller all of the legal and beneficial ownership of such Scheduled Delinquent Mortgage Loan or property and the Trustee shall have no further responsibility with respect to said Mortgage File. It is understood and agreed that the obligation of the Seller to repurchase such Scheduled Delinquent Mortgage Loan shall constitute the sole remedy against it respecting such defect available to the Certificateholders or the Trustee, and such obligation on the part of the Seller shall survive any resignation or termination of the Company as Servicer under this Agreement.

                                 ARTICLE THREE
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS;
                              CERTIFICATE ACCOUNT

         Section 3.01. The Servicer and the Sub-Servicers. Acting directly or through one or more Sub-Servicers as provided in Section 3.15, the Servicer, as servicer, shall administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable home equity mortgage loans that it services for itself or others. The duties of the Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Monthly Advances and Servicing Advances pursuant to Section 5.02. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer, to the extent not in conflict with the provisions of this Agreement. Notwithstanding the appointment of any Sub-Servicer, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement. The Servicer shall maintain all licenses and qualifications necessary under the laws of Arizona, California, Colorado, Nevada, Oregon, Utah and Washington to perform the servicing obligations hereunder. If the Servicer commences directly to service a material number or principal amount of Mortgage Loans with related Mortgaged Properties located in any other state, the Servicer will use its reasonable efforts promptly to obtain, and thereafter to maintain, all licenses and qualifications necessary to perform its servicing obligations hereunder in such states. Any Sub-Servicer shall maintain all licenses and qualifications necessary to perform its servicing obligations in the states where the Mortgaged Properties to which the applicable Sub-Servicing Agreement relates are located. The Servicer shall cooperate with the Trustee and furnish to the Trustee such information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Without limiting the generality of the foregoing, the Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties (ii) may consent to any modification of the terms of any Mortgage Note not expressly prohibited hereby if the effect of any such modification will not be to materially and adversely affect the security afforded by the related Mortgaged Property or to decrease or slow (other than as permitted by Section 3.02(a)(ii)) the timing of receipt of any payments required thereunder and (iii) shall not consent to the placing of a lien senior to or on parity with that of the Mortgage on the related Mortgaged Property. In the event that notwithstanding the provisions of clause
(iii) above the Servicer shall consent to the placing of a lien senior to or on a parity with that of the Mortgage on a Mortgaged Property, the Servicer shall purchase on the next Deposit Date such Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price and deposit such amount in the Certificate Account on such Deposit Date pursuant to
Section 3.02. For purposes of this Agreement, any such purchase shall be deemed to be a prepayment of such Mortgage Loan. It is understood and agreed that the obligation of the Servicer to purchase any Mortgage Loan (or property acquired in respect thereof or insurance policy or insurance proceeds with respect thereto) pursuant to the second immediately preceding sentence shall constitute the sole remedy against it respecting such breach available to the Certificateholders or the Trustee and such obligation shall survive any resignation or termination of the consenting Servicer under this Agreement.

         The Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Trust. If the Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with such powers of attorney and other documents as are necessary or appropriate to enable the Servicer to enforce such Mortgage Loan or insurance policy, as the case may be.

         The relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.





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
         The parties intend that the REMIC Pool shall constitute a REMIC, and that the affairs of the REMIC Pool shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the REMIC Pool, and that in such capacity it shall: (a) use its best efforts to conduct the affairs of the REMIC Pool at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Pool or that would subject the REMIC Pool to tax, including the modification of a qualified mortgage that would subject the REMIC Pool to tax; (c) exercise reasonable care not to allow the REMIC Pool to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (d) pay the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC Pool when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (e) pay the amount of any and all taxes imposed on the REMIC Pool pursuant to Section 24874 of the California Revenue and Taxation Code.
The Servicer shall not be entitled to reimbursement for any taxes paid pursuant to this Section.

         Section 3.02. Collection of Certain Mortgage Loan Payments; Collection Account and Certificate Account. (a) The Servicer shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows from time to time with respect to home equity mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer shall always at least follow collection procedures that are consistent with or better than standard industry practices. Consistent with the foregoing, the Servicer may in its discretion
(i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies for comparable home equity mortgage loans subject to such Act; provided, however, that with respect to any arrangement referred to in clause (ii) above, the Servicer shall not agree to any extension or modification of the related Mortgage Note unless the Servicer shall have first given the Certificate Insurer telephonic and telecopied notice of its intention to make such extension or modification and the Certificate Insurer, within two Business Days after such notice is given, has not given telephonic and telecopied notice to the Servicer that it does not approve of such extension or modification.

         (b) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts that in the aggregate are the Collection Account. All amounts held in the Collection Account shall be invested by the depository institution or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained an Opinion of Counsel that such sale or disposition will not cause the REMIC Pool to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), or otherwise subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC. The Servicer shall not retain any cash or investment in the Collection Account for a period in excess of 12 months and cash therein shall be considered transferred to Certificate Account on a first-in, first-out basis. All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Collection Account immediately upon the realization of such loss.

         (c) Subject to Section 3.02(d), the Servicer shall deposit in the Collection Account each of the following payments on and collections in respect of the Mortgage Loans as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof:

                 (i) all payments in respect of or allocable to interest on the Mortgage Loans (including any net income from REO Properties);

                 (ii)     all Principal Payments;

                 (iii)    all Payments Ahead;

                 (iv)     all Net Liquidation Proceeds; and

                 (v) all Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.04).

         The Servicer shall replace all amounts previously withdrawn from the Collection Account and applied by the Servicer towards the payment of a Monthly Advance pursuant to Section 5.02(a) or towards the payment of a Servicing Advance pursuant to Section 5.02(b) by depositing into the Collection Account on or prior to the Deposit Date immediately following such withdrawal an amount equal to the total of all such amounts so applied since the immediately preceding Deposit Date.

         The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension or other administrative charges paid by Mortgagors or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The amounts deposited in the Collection Account are subject to withdrawal, from time to time, to make deposits into the Certificate Account pursuant to Section 3.02(e), to pay itself the Monthly Servicing

Fee pursuant to Section 3.08 and to make Servicing Advances or to reimburse itself for Servicing Advances, as applicable, in either case in accordance with
Section 5.02(b), to make Monthly Advances in accordance with Section 5.02(a) or to reimburse itself for payments of Monthly Advances to the extent of recoveries of interest relating to the Mortgage Loans that were the subject of such Monthly Advances. In addition, if the Servicer deposits in the Collection Account any amount not required to be so deposited or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (d) Upon such terms as the Certificate Insurer, Standard & Poor's and Moody's may approve the Servicer may make the deposits to the Collection Account referred to in Section 3.02(c) on a later day than the second Business Day after receipt of the amounts required to be so deposited, which terms and later day shall be specified by the Certificate Insurer, Standard & Poor's and Moody's and confirmed to the Trustee and the Servicer in writing.

         (e) The Trustee shall establish and maintain the Certificate Account. The Certificate Account shall constitute a trust account segregated on the books of the Trustee and held by the Trustee in trust, and the Certificate Account and the amounts deposited therein shall not be subject to any claim, liens or encumbrances of any creditors or depositors of the Trustee or the Company (whether made directly or indirectly through a liquidator, receiver or trustee in bankruptcy of the Trustee or the Company). At or before 11:00 a.m. Los Angeles time on each Deposit Date, the Servicer shall withdraw from the Collection Account all amounts on deposit therein that constitute any portion of Available Funds for a Mortgage Loan Group and the related Distribution Date (including any amounts therein that are being held for distribution on a subsequent Distribution Date and are applied toward the Monthly Advance for the related Distribution Date pursuant to Section 5.02(a)) and remit such amounts to the Trustee for deposit in the Certificate Account. In addition, any Compensating Interest and Monthly Advances required to be made by the Servicer for the related Mortgage Loan Group in respect of the related Distribution Date and any amounts required to be deposited into the Certificate Account in connection with a purchase or repurchase of any Mortgage Loans or any shortage on Mortgage Loans in such Mortgage Loan Group by the Seller or the Servicer pursuant to Section 2.03, 2.05, 2.09, 3.01, 3.03, 3.06 or 10.01 or a
substitution of a Qualified Replacement Mortgage Loan pursuant to Section 2.03 or 2.05, or in connection with a purchase of Mortgage Loans by the Certificate Insurer pursuant to Section 10.01, shall be remitted to the Trustee for deposit in the Certificate Account on the applicable Deposit Date. Any amounts held in the Certificate Account may be invested at the written direction of the Servicer in Permitted Investments upon the same terms and conditions as those specified in clause (b) above with respect to the Collection Account except that such investments shall mature not later than the Distribution Date next succeeding the date of investment, and in the absence of such direction the Trustee shall invest in Permitted Investments described in clause (e) of the definition of Permitted Investments. All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not





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offset by income from other investments) in the Certificate Account immediately upon the realization of such loss.

         Section 3.03. Additional Servicing Responsibilities for the Adjustable Rate Mortgage Loans. The Servicer shall enforce each Adjustable Rate Mortgage Loan and shall timely calculate, record, report and apply all Mortgage Loan Rate adjustments in accordance with the related Mortgage Note. The Servicer's record shall, at all times, reflect the then-current Mortgage Loan Rate and Monthly Mortgage Payment and the Servicer shall timely notify the Mortgagor of any changes to the Mortgage Loan Rate and the Monthly Mortgage Payment. If the Servicer fails to adjust the Mortgage Loan Rate or the Monthly Mortgage Payment in accordance with the terms of the Mortgage Note for the related Adjustable Rate Mortgage Loan, or if the Servicer fails to notify the related Mortgagor of any such adjustment as required under the terms of such Mortgage Note, or if any liability, claim or defense arises with respect to any Adjustable Rate Mortgage Loan solely as a result of any such failure, the Servicer shall pay, from its own funds and without right of reimbursement therefor, any shortage in amounts collected or collectible on the related Adjustable Rate Mortgage Loan that results. The Servicer shall deposit any amounts in respect of such shortage in the Certificate Account on the Deposit Date with respect to the related Collection Period.

         Section 3.04. Hazard Insurance Policies. The Servicer shall cause to be maintained for each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has been acquired by the Trust upon foreclosure, by deed in lieu of foreclosure or comparable conversion), hazard insurance (including flood insurance coverage, if obtainable, to the extent such property is located in a federally designated flood area in such amount as is required under applicable FEMA guidelines) with extended coverage in an amount that is not less than the least of (i) the maximum insurable value from time to time of the improvements that are a part of such property, or (ii) the combined principal balance of such Mortgage Loan and the principal balance of each mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith; provided, further that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each such hazard insurance policy shall contain a standard mortgage clause naming the originator, its successors and assigns, as mortgagee and shall require prior notice to the insured of termination or cancellation. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account or Certificate Account, as the case may be, in accordance with Section 3.02 to the extent that they constitute Net Liquidation Proceeds or Trust Insurance Proceeds. If the Servicer shall obtain and maintain a blanket policy, issued by an insurer acceptable to each Rating Agency and the Certificate Insurer, insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, in which case the





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Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account in accordance with Section 3.02 the amount not otherwise payable under the blanket policy because of such deductible clause.

         Section 3.05. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements. In any case in which property subject to a Mortgage is conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Servicer may, with the prior written consent of the Certificate Insurer, take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and the Mortgagor remains liable thereon or, if the Person to whom such Mortgaged Property has been or is about to be conveyed satisfies the Servicer's then-current underwriting standards for home equity mortgage loans similar to the Mortgage Loans, and the Servicer in its reasonable judgment finds it appropriate, is released from liability thereon. If the Trustee is holding the Mortgage Files, the Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section and the Servicer shall forward to the Trustee the original of such assumption and modification agreement. Such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Loan Rate shall not be reduced (but may be increased), the Principal Balance of such Mortgage Loan shall not be changed and the term of such Mortgage Loan will not be extended beyond the existing term of such Mortgage Loan. Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph of this Section 3.05 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reasons of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer that the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

         Section 3.06. Realization upon Liquidated Mortgage Loans. Except as otherwise provided below with respect to the Scheduled Delinquent Mortgage Loans listed on Part B of the Schedule of Certain Delinquent Mortgage Loans attached as Schedule III hereto the Servicer, on behalf of the Trust, shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02(a); provided that if the Servicer has actual knowledge or reasonably believes that any





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Mortgaged Property is affected by hazardous or toxic wastes or substances, then the Servicer shall not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding, unless otherwise directed in writing by the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related Senior Lien, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general first, second and third lien one- to four-family mortgage loan servicing activities (including the procurement of a drive-by appraisal of the related Mortgaged Property prior to foreclosure or other conversion). The foregoing is subject to the proviso that the Servicer or the Trustee shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related Senior Lien or restoration of any Mortgaged Property unless, in the reasonable judgment of the Servicer, such foreclosure, correction or restoration will increase Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan).

         To the extent the Net Liquidation Proceeds derived from such foreclosure or conversion exceed the unpaid principal balance of the related Mortgage Loan and accrued interest thereon at the applicable Mortgage Loan Rate through the Collection Period in which such foreclosure or conversion occurs (net of any related Monthly Advances or Servicing Advances that were unreimbursed prior to the receipt of such Net Liquidation Proceeds), such excess shall be paid to the Holder of the Class R Certificate.

         Under no circumstances will the Trust or the Trustee on behalf of the Trust complete foreclosure proceedings with respect to any Scheduled Delinquent Mortgage Loan listed on Part B of the Schedule of Certain Delinquent Mortgage Loans or take title to the related Mortgaged Property unless the Trustee receives an Opinion of Counsel satisfactory to it to the effect that the property to which the Trust or the Trustee on behalf of the Trust would take title will be "foreclosure property" within the meaning of Code Section 8860G(a)(8), which opinion shall not be an expense of the Trust or the Trustee. Rather, the Servicer shall purchase from the Trust, or arrange for the purchase by a third party of, each such Scheduled Delinquent Mortgage Loan that is not brought current, paid in full, recovered or otherwise credited in full prior to the completion of foreclosure proceedings with respect thereto. Each such purchase shall be completed on a Deposit Date prior to the date on which foreclosure proceedings are completed with respect to such Scheduled Delinquent Mortgage Loan. The purchase price for each such purchase shall be the fair market value of the related Mortgaged Property calculated by the Servicer on the same basis used by the Servicer in its customary foreclosure proceedings. Such purchase price shall be deposited in the Certificate Account on the date of such purchase in the manner described in Section 2.03. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of such Scheduled Delinquent Mortgage Loan. Upon receipt of the related purchase price and written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Servicer, or such third party purchaser, the related Mortgage File and other property (including any insurance policy or related present or future insurance proceeds with respect thereto) and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment presented to it by the Servicer, without recourse, as shall be necessary to vest in the Servicer, or such third party purchaser, all of the legal





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and beneficial ownership of such Scheduled Delinquent Mortgage Loan or property and the Trustee shall have no further responsibility with respect to said Mortgage File.

         Notwithstanding the foregoing, the Servicer, at its sole option, may purchase from the Trust on any Deposit Date any Mortgage Loan as to which the related Mortgagor has failed to make full Monthly Mortgage Payments as required under the related Mortgage Note for three consecutive months at any time following the Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by depositing such amount in the Certificate Account on such Deposit Date pursuant to Section 3.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 5% of the sum of the Original Pool Balance plus the amount of the Purchase Account Deposit, unless otherwise approved by the Certificate Insurer. In addition, the Servicer, at its sole option, may purchase from the Trust on any Deposit Date occurring during the 90-day period following the Closing Date any Mortgage Loan as to which a Monthly Mortgage Payment becomes 60 or more days contractually delinquent at any time following the Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by depositing such amount in the Certificate Account on such Deposit Date pursuant to Section 3.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 5% of the sum of the Original Pool Balance plus the amount of the Purchase Account Deposit. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of each Mortgage Loan so purchased.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders, and the Servicer shall manage, conserve, protect and operate each such Mortgaged Property for the Certificateholders solely for the purpose of its prompt disposition and sale. The Servicer shall use its best efforts to dispose of each such Mortgaged Property as expeditiously as possible consistent with the goal of maximizing Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan). Neither the Trustee nor the Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of any such Mortgaged Property.

         In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by the Servicer on behalf of the Trust within two years after its acquisition by the Trust unless
(i) the Servicer on behalf of the REMIC Pool has applied for and received an extension of such two-year period pursuant to Code Sections 856(e)(3) and 860G(a)(8)(A), in which case the Servicer shall sell such Mortgaged Property within the applicable extension period or (ii) the Trustee shall have received an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to two years after its acquisition will not result in a tax on prohibited transactions imposed by Code Section 860F(a)(1), or otherwise subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that





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the sale of such property does not result in the receipt by the REMIC Pool of any income from non-permitted assets as described in Code Section
860F(a)(2)(B), and that the REMIC Pool does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

         Section 3.07. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of the principal balance of any Mortgage Loan, if the Trustee is holding the Mortgage Files, the Servicer shall notify the Trustee by a certification in the form of Exhibit I hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited to the Collection Account pursuant to Section 3.02 have been so deposited) of a Servicing Officer. Such notification shall be made each month at the time that the Servicer delivers its Servicer Remittance Report to the Trustee pursuant to Section 4.01. Upon any such payment in full, the Servicer is authorized to procure from such trustee under the Mortgage that secured the related Mortgage Note a deed of full reconveyance covering the related Mortgaged Property encumbered by such Mortgage, which deed, except as otherwise provided in Section 2941(c) of the California Civil Code or other applicable law, shall be recorded by such trustee in the office of the County Recorder in which the Mortgage is recorded, or, as the case may be, to procure from such trustee an instrument of satisfaction or, if the related Mortgagor so requests, an assignment without recourse, in each case prepared by the Servicer at its expense and executed by the Trustee, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such deed of reconveyance, assignment or instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collection or Certificate Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents prepared by the Servicer as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer.

         Section 3.08. Servicing Compensation; Payment of Certain Expenses by the Servicer. On each Deposit Date, the Servicer shall be entitled to receive, by withdrawal by the Servicer from the Collection Account, out of collections of interest on the Mortgage Loans in the related Mortgage Loan Group for the related Collection Period, as servicing compensation for such Collection Period, the Monthly Servicing Fee for such Mortgage Loan Group. Additional servicing compensation shall be assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension and other administrative charges received by the Servicer. The Servicer is obligated to pay Compensating Interest for the related Mortgage Loan Group out of the related Monthly Servicing Fee on each Deposit Date, to the extent of the amount of the Monthly Servicing Fee, and shall not be entitled to reimbursement therefor. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees and expenses relating to the Annual Independent Public Accountant's Servicing Report described in Section 3.10, and all other fees and expenses not otherwise expressly stated hereunder





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for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.09. Annual Statement as to Compliance. (a) The Servicer will deliver to the Trustee, the Certificate Insurer and each Rating Agency, on or before September 30 of each year, beginning with September 30, 1997, an Officer's Certificate of the Servicer substantially in the form set forth in Exhibit G hereto stating that (a) a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee, with a copy to the Certificate Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event that with the giving of notice or the lapse of time, or both, would become an Event of Default.

         Section 3.10. Annual Independent Public Accountants' Servicing Report. On or before September 30 of each year, beginning with September 30, 1997, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Certificate Insurer and each Rating Agency to the effect that such firm has examined certain documents and records (including the Servicer Remittance Reports delivered by the Servicer during the period covered by such reports) relating to the servicing activities of the Servicer (which would include servicing of Mortgage Loans under this Agreement) for the period covered by such report, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Servicer (including servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

         Section 3.11. Access to Certain Documentation and Information Regarding the Mortgage Loans. (a) The Servicer shall provide to Certificateholders that are federally insured savings associations and the FDIC and its supervisory agents and examiners access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, and to the Trustee and the Certificate Insurer all documentation relating to the Mortgage Loans that is in the possession of the Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to





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provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         (b) The Servicer shall supply information to the Trustee in such form as the Trustee shall reasonably request, by the start of the third Business Day preceding each Distribution Date, as is required in the Trustee's reasonable judgment to enable the Trustee to make required distributions and to furnish the certificates, statements and reports to Certificateholders required pursuant to this Agreement.

         Section 3.12. Maintenance of Fidelity Bond and Errors and Omission Policy. The Servicer shall during the term of its service as Servicer maintain in force a (a) policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) fidelity bond in respect of its officers, employees and agents, in each case having coverage amounts deemed by the Servicer to be adequate to its operations.

         Section 3.13. Notices to the Rating Agencies, the Trustee and the Certificate Insurer. In addition to the other notices required to be given to the Rating Agencies, the Trustee and the Certificate Insurer by the provisions of this Agreement, the Servicer shall give notice to each Rating Agency, the Trustee and the Certificate Insurer of (a) any amendment to this Agreement, (b) the final distribution on the Class A Certificates, (c) the occurrence of an Event of Default and (d) the repurchase, purchase or substitution, as applicable, of any Mortgage Loan pursuant to Section 2.03, 2.05, 2.09, 3.01 or
3.06 by the Seller or Servicer, as the case may be.

         Section 3.14. Reports of Foreclosures and Abandonment of Mortgaged Properties. Each year beginning in 1996 the Servicer shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Code
Section 6050J. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, shall provide to the Internal Revenue Service and the Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquired an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 3.15. Sub-Servicers and Sub-Servicing Agreements. (a) The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to the Certificate Insurer and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Servicer shall give notice to the Certificate Insurer of the appointment of any Sub-Servicer. The Servicer shall not enter into any Sub-Servicing Agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The Servicer may enter into, and make amendments to, any Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.





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         (b)  For purposes of this Agreement the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. With respect to the Servicer's obligations under Section 3.01 to make deposits in the Collection Account, the Servicer shall be deemed to have made such deposits when any Sub-Servicer has made such deposits into a Sub-Servicing Account if permitted by the related Sub-Servicing Agreement.

         (c) Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Certificate Insurer and the Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except that the Trustee shall have such claims or rights that arise as a result of any funds held by a Sub-Servicer in trust for or on behalf of the Trust. Notwithstanding the execution of any Sub-Servicing Agreement, the Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

         Section 3.16. Purchase Account. (a) The Trustee will establish and maintain the Purchase Account. No later than the Closing Date, the Trustee will deposit in the Purchase Account: (i) the Group I Purchase Account Deposit from the proceeds of the sale of the Class A-1 Certificates and (ii) the Group II Purchase Account Deposit from the proceeds of the sale of the Class A-2 Certificates. Upon the conveyance of Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Seller shall instruct the Trustee to withdraw from the Purchase Account (i) an amount equal to the Group I Subsequent Purchase Price for the Subsequent Mortgage Loans bearing fixed Mortgage Loan Rates to be included in Group I and make a corresponding reduction in the amount of the Group I Purchase Account Deposit and (ii) an amount equal to the Group II Subsequent Purchase Price for the Subsequent Mortgage Loans bearing adjustable Mortgage Loan Rates to be included in Group II and make a corresponding reduction in the amount of the Group II Purchase Account Deposit, in each case (other than on the last day in the Commitment Period) excluding any related Additional Subsequent Purchase Price, and to pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in
Section 2.02 of this Agreement with respect to such transfer. The aggregate Additional Subsequent Purchase Prices shall be released to the Seller as provided in the last paragraph of Section 2.02.

         (b) The Purchase Account will be part of the Trust but not part of the REMIC Pool. Amounts held in the Purchase Account shall be invested in Permitted Investments of the type specified in clause (f) of the definition of Permitted Investments. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. Any losses realized in connection with any such investment shall be for the account of the Seller and the Seller shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Purchase Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Purchase Account shall be taxed to the Seller and for federal and state income tax purposes the Seller shall be deemed to be the owner of the Purchase Account. All interest and any other investment earnings on amounts held in the Purchase Account shall be paid by the Trustee to the Seller on the October 1996 Distribution Date.





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
         (c) On the Deposit Date in October 1996, any amounts remaining in the Purchase Account (i) in respect of the Group I Purchase Account Deposit at such time (net of reinvestment earnings payable to the Seller) shall be deposited at such time into the Certificate Account for distribution as part of the Class A-1 Monthly Principal on the October 1996 Distribution Date and (ii) in respect of the Group II Purchase Account Deposit at such time (net of reinvestment earnings payable to the Seller) shall be deposited at such time into the Certificate Account for distribution as part of the Class A-2 Monthly Principal on the October 1996 Distribution Date. Any amounts so deposited shall not be invested in Permitted Investments or otherwise.

         Section 3.17. Capitalized Interest Account. (a) The Trustee shall establish and maintain the Capitalized Interest Account. On the Closing Date, the Trustee will deposit in the Capitalized Interest Account the Capitalized Interest Account Deposit. The Trustee shall hold the Group I Capitalized Interest Account Deposit for the benefit of the Class A-1 Certificates and the Group II Capitalized Interest Account Deposit for the benefit of the Class A-2 Certificates. The Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders, Class A-1E Certificateholders and Class A-2 Certificateholders will be entitled to the full Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest and Class A-2 Monthly Interest, respectively, for the applicable initial Interest Period. On the October 1996 Deposit Date, (a) an amount equal to the sum of (i) 30 days interest computed at a per annum rate equal to the average (weighted on the basis of the related Certificate Principal Balances) of the Class A-1B Pass-Through Rate, Class A-1C Pass-Through Rate, Class A-1D Pass-Through Rate and Class A-1E Pass-Through Rate on an amount equal to the result obtained by multiplying the Group I Purchase Account Deposit by a fraction, the numerator of which is the sum of the Class A-1B Certificate Principal Balance, the Class A-1C Certificate Principal Balance, the Class A-1D Certificate Principal Balance and the Class A-1E Certificate Principal Balance and the denominator of which is the Class A-1 Certificate Principal Balance, (ii) 28 days interest computed at the Class A-1A Pass-Through Rate on an amount equal to the result obtained by multiplying the Group I Purchase Account Deposit by a fraction, the numerator of which is the Class A-1A Certificate Principal Balance and the denominator of which is the Class A-1 Certificate Principal Balance and (iii) an amount equal to the Insurer Premium payable with respect to the Class A-1 Certificates, in each case for the related Distribution Date shall be withdrawn from the Capitalized Interest Account and deposited into the Certificate Account in respect of Available Funds for Group I for such Distribution Date and (b) an amount equal to the sum of (i) 28 days interest computed at the Class A-2 Pass-Through Rate on the Group II Purchase Account Deposit and (ii) an amount equal to the Insurer Premium payable with respect to the Class A-2 Certificates, in each case for the related Distribution Date, shall be withdrawn from the Capitalized Interest Account and deposited into the Certificate Account in respect of Available Funds for Group II for such Distribution Date. Any amounts so deposited shall not be invested in Permitted Investments or otherwise.

         (b) The Capitalized Interest Account will be part of the Trust but not part of the REMIC Pool. Amounts held in the Capitalized Interest Account shall be invested in Permitted Investments of the type specified in clause (e) of the definition of Permitted Investments, which Permitted Investments shall mature no later than the next succeeding Deposit Date. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. All interest and





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
other investment earnings on amounts held in the Capitalized Interest Account shall be paid by the Trustee to the Seller on the October 1996 Distribution Date and for federal and state income tax purposes the Seller shall be deemed to be the owner of the Capitalized Interest Account. Any losses realized in connection with any such investment shall be for the account of the Seller and the Seller shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Capitalized Interest Account immediately upon the realization of such loss. All amounts earned on deposit in the Capitalized Interest Account shall be taxed to the Seller.

         (c) On the Deposit Date in October 1996, (i) any amounts remaining in the Capitalized Interest Account in respect of the Group I Capitalized Interest Account Deposit following withdrawal of the amounts specified in paragraph (a) above (net of reinvestment earnings payable to the Seller) with respect to the Group I Capitalized Interest Account Deposit shall be deposited at such time into the Certificate Account for distribution as part of Available Funds in respect of Group I on the October 1996 Distribution Date and (ii) any amounts remaining in the Capitalized Interest Account in respect of the Group II Capitalized Interest Account Deposit following withdrawal of the amounts specified in paragraph (a) above (net of reinvestment earnings payable to the Seller) with respect to the Group II Capitalized Interest Account Deposit shall be deposited at such time into the Certificate Account for distribution as part of Available Funds in respect of Group II on the October 1996 Distribution Date. Any amounts so deposited shall not be invested in Permitted Investments or otherwise.

         Section 3.18. Payments on the Certificate Insurance Policy. (a) The Trustee will establish and maintain the Policy Payments Account, a separate special purpose trust account for the benefit of the Class A Certificateholders and the Certificate Insurer. The Trustee shall deposit or cause to be deposited any Insured Amounts paid under the Certificate Insurance Policy in the Policy Payments Accounts and distribute such amounts only for purpose of payment to the related Class A Certificateholders of the related Insured Amounts and such amounts may not be used to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Insured Amounts deposited in the Policy Payments Account shall not be invested in Permitted Investments or otherwise, and shall be transferred to the Certificate Account on the related Distribution Date and disbursed by the Trustee to the related Class A Certificateholders in accordance with Section 5.01 (A) or (B), as applicable.

         As soon as possible, and in no event later than 9:00 a.m. (Los Angeles time) on the third Business Day immediately preceding the related Distribution Date, the Trustee shall determine whether an Insured Amount is required to be paid under the Certificate Insurance Policy with respect to such Distribution Date and, if so, shall immediately notify the Servicer by telephone, which notice shall be confirmed in writing by facsimile transmission, of the Trustee's intention so to file the applicable Notice of Claim. If by the close of business in Los Angeles on such date an Insured Amount is still required to be paid under the Certificate Insurance Policy with respect to such Distribution Date, the Trustee shall furnish the Certificate Insurer with a completed Notice of Claim in respect of such Insured Amount by 12:00 noon New York City time on the next succeeding Business Day and shall provide a copy thereof to the Servicer at or prior to the time such Notice of Claim is received by the Certificate Insurer. The Notice of Claim shall constitute a claim therefor pursuant to the Certificate Insurance Policy. In the event any funds are received by the

Trustee from the Servicer prior to the close of business in Los Angeles on the Business Day following the transmission of a Notice of Claim to the Certificate Insurer, and such funds reduce the amount of the Insured Amount to which such Notice of Claim relates, the Insured Amount to which such Notice of Claim relates shall be reduced by a corresponding amount, and the Notice of Claim shall be deemed to have been rescinded to the extent of the reduction of the Insured Amount. Notification of any such reduction in the Insured Amount shall be given to the Certificate Insurer by the Trustee by no later than 8:00 A.M., Los Angeles time, on the related Distribution Date. The Certificate Insurer shall, pursuant to the Certificate Insurance Policy, pay to the Trustee the Insured Amount by 2:00 P.M., New York City time, on the later of (i) the Business Day following receipt of such Notice of Claim and (ii) such Distribution Date. The Trustee shall deposit or cause to be deposited such Insured Amount in the Certificate Account.

         (b) Each Class A Certificateholder shall promptly notify the Trustee in writing upon the receipt of a court order as described in the definition of Preference Amount and shall enclose a copy of such order with such notice to the Trustee. The Trustee shall promptly notify the Certificate Insurer upon its receipt of any such court order. If the payment of any portion of the Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest, Class A-2 Monthly Interest, Class A-1 Monthly Principal, Class A-2 Monthly Principal, Class A-1 Excess Cash Distribution, Class A-2 Excess Cash Distribution, Class A-1 Overflow Distribution or Class A-2 Overflow Distribution, or any payment in respect of Class A-1 Coverage Deficit or Class A-2 Coverage Deficit for any Distribution Date is avoided as a preference pursuant to a final, nonappealable order under the Bankruptcy Code (the "Order"), the Certificate Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order or (b) the first to occur of (i) the fourth Business Day following receipt by the Certificate Insurer from the Trustee of (A) a copy of the final nonappealable order of the court pursuant to the United States Bankruptcy Code to the effect that the Class A-1A Certificateholder, Class A-1B Certificateholder, Class A- 1C Certificateholder, Class A-1D Certificateholder, Class A-1E Certificateholder or Class A-2 Certificateholder, as applicable, is required to return distributions paid on the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates or Class A-2 Certificates, respectively, during the term of the Certificate Insurance Policy because such payments were avoidable as preference payments pursuant to an Order, (B) a certificate of the Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder, Class A-1E Certificateholder or Class A-2 Certificateholder, as applicable, that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder, Class A-1E Certificateholder or Class A-2 Certificateholder, as applicable, in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of (i) the Class A-1A Certificateholders relating to or arising under the Class A-1A Certificates,
(ii) the Class A-1B Certificateholders relating to or arising under the Class A-1B Certificates, (iii) the Class A-1C Certificateholders relating to or arising under the Class A-1C Certificates, (iv) the Class A-1D Certificateholders relating to or arising under the Class A-1D Certificates,
(v) the Class A-1E Certificateholders relating to or arising under the Class A-1E Certificates or (vi) the Class A-2 Certificateholders relating to or arising under the Class A-2





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
Certificates, as applicable, against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of receipt, the Certificate Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in the notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

         (c) The Trustee shall receive, as attorney-in-fact for each Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder or Class A-1E Certificateholder any Class A-1 Insured Amount allocable to such Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates or Class A-1E Certificates, as applicable, and, for each Class A-2 Certificateholder, any Class A-2 Insured Amount, from the Certificate Insurer and disburse the same in accordance with the provisions of Section 5.01. Any portion of the distributions made by the Trustee in respect of Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest, Class A-1E Monthly Interest or any Class A-1 Coverage Deficit and the Class A-2 Monthly Interest or any Class A-2 Coverage Deficit, as applicable, from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificateholders, and the Certificate Insurer shall become the owner of such unpaid amounts in respect of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates and Class A-2 Certificates, as appropriate. The Trustee hereby agrees on behalf of each Class A Certificateholder for the benefit of the Certificate Insurer that it recognizes that: (i) to the extent the Certificate Insurer pays any Class A-1 Insured Amounts in respect of the Class A-1A Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-1A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A-1A Certificateholders with respect to such Class A-1 Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Class A-1 Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-1A Certificateholder and shall be entitled to receive all future distributions on the Class A-1A Certificates until all such Insured Amounts (together with interest thereon at the Class A-1A Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; (ii) to the extent the Certificate Insurer pays any Class A-1 Insured Amounts in respect of the Class A-1B Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-1B Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A-1B Certificateholders with respect to such Class A-1 Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Class A-1 Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-1B Certificateholder and shall be entitled to receive all future distributions on the Class A-1B Certificates until all such Insured Amounts (together with interest thereon at the Class A-1B Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; (iii) to the extent the Certificate Insurer pays any Class A-1 Insured Amounts in respect of the Class A-1C Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-1C Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A-1C Certificateholders with respect to such Class A-1 Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Class A-1 Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-1C Certificateholder and shall be entitled to receive all future distributions on the Class A-1C Certificates until all such Insured Amounts (together with interest thereon at the Class A-1C Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; (iv) to the extent the Certificate Insurer pays any Class A-1 Insured Amounts in respect of the Class A-1D Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-1D Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A-1D Certificateholders with respect to such Class A-1 Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Class A-1 Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-1D Certificateholder and shall be entitled to receive all future distributions on the Class A-1D Certificates until all such Insured Amounts (together with interest thereon at the Class A-1D Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; (v) to the extent the Certificate Insurer pays any Class A-1 Insured Amounts in respect of the Class A-1E Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-1E Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A-1E Certificateholders with respect to such Class A-1 Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Class A-1 Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-1E Certificateholder and shall be entitled to receive all future distributions on the Class A-1E Certificates until all such Insured Amounts (together with interest thereon at the Class A-1E Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; and (vi) to the extent the Certificate Insurer pays any Class A-2 Insured Amounts in respect of the related Class A-2 Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-2 Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A-2 Certificateholders with respect to such Class A-2 Insured Amounts, shall be deemed to the extent of the Class A-2 Insured Amounts so paid to be a registered Class A-2 Certificateholder and shall be entitled to receive all future distributions on the Class A-2 Certificates until all such Insured Amounts (together with interest thereon at the Class A-2 Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, in each case subject to the following paragraph.
To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee. Except as otherwise described herein, the Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of any Class A-1 Insured Amount made by it on each Distribution Date, the Certificate Insurer shall be paid before any other distributions are made to the other Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders and to the extent of any Class A-2 Insured Amount made by it on each Distribution Date, the Certificate Insurer shall be paid before any other distributions are made to the other Class A-2 Certificateholders, in each case subject to the following paragraph.





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
         Notwithstanding the provisions of the preceding paragraph, it is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it (i) in respect of the Class A-1A Certificates unless on such Distribution Date the Class A-1A Certificateholders shall also have received the full amount of the Class A-1A Monthly Interest and the amount of any Class A-1 Coverage Deficit allocated for distribution to such Class A-1A Certificateholders for such Distribution Date, (ii) in respect of the Class A-1B Certificates unless on such Distribution Date the Class A-1B Certificateholders shall also have received the full amount of the Class A-1B Monthly Interest and the amount of any Class A-1 Coverage Deficit allocated for distribution to such Class A-1B Certificateholders for such Distribution Date,
(iii) in respect of the Class A-1C Certificates unless on such Distribution Date the Class A-1C Certificateholders shall also have received the full amount of the Class A-1C Monthly Interest and the amount of any Class A-1 Coverage Deficit allocated for distribution to such Class A-1C Certificateholders for such Distribution Date, (iv) in respect of the Class A-1D Certificates unless on such Distribution Date the Class A-1D Certificateholders shall also have received the full amount of the Class A-1D Monthly Interest and the amount of any Class A-1 Coverage Deficit allocated for distribution to such Class A-1D Certificateholders for such Distribution Date, (v) in respect of the Class A-1E Certificates unless on such Distribution Date the Class A-1E Certificateholders shall also have received the full amount of the Class A-1E Monthly Interest and the amount of any Class A-1 Coverage Deficit allocated for distribution to such Class A-1E Certificateholders for such Distribution Date, and (vi) in respect of the Class A-2 Certificates unless on such Distribution Date the Class A-2 Certificateholders shall also have received the full amount of the Class A-2 Monthly Interest and the amount of any Class A-2 Coverage Deficit for such Distribution Date, as applicable.

         (d) The Trustee shall be entitled to enforce on behalf of the Class A Certificateholders the obligations of the Certificate Insurer under the Certificate Insurance Policy. The Class A Certificateholders are not entitled to institute proceedings directly against the Certificate Insurer. Each Class A Certificateholder, by its purchase of the Class A Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Class A Certificateholder in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

         (e) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from monies received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's notice to the Trustee.

         Section 3.19. Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders. By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of





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
the Class A Certificateholders under this Agreement without any further consent of the Class A Certificateholders, including, without limitation:

                 (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

                 (ii) the right to require the Seller to repurchase or substitute for, or to require the Servicer to purchase, Mortgage Loans pursuant to Sections 2.05 and 2.09; and

                 (iii) the right to direct the actions of the Trustee during the continuance of an Event of Default.

         In addition, each Class A Certificateholder agrees that, unless a Certificate Insurer Default exists, the rights specifically set forth above may be exercised by the Class A Certificateholders only with the prior written consent of the Certificate Insurer.

         Section 3.20. Trust and Accounts Held for Benefit of the Certificate Insurer. Provided there does not exist a Certificate Insurer Default, the Trustee shall hold the Trust and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01, 2.02 and 2.03) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer.

         Provided there does not exist a Certificate Insurer Default, the Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Certificate Insurer.

                                  ARTICLE FOUR
                               REMITTANCE REPORT

         Section 4.01. Servicer Remittance Report. With respect to each Distribution Date, not later than the fifth Business Day prior to the related Deposit Date the Servicer shall deliver to the Trustee and the Certificate Insurer a computer-readable magnetic tape containing the Servicer Remittance Report relating to Group I and the Servicer Remittance Report relating to Group II detailing the payments and collections received in respect of the Mortgage Loans in the related Mortgage Loan Group during the immediately preceding Collection Period. The computer- readable magnetic tape shall include loan-by-loan information that specifies account number, borrower name, outstanding principal balance and activity since the last Distribution Date. Such tape shall be in the form and have the specifications as may be agreed to between the Servicer, the Trustee and the Certificate Insurer from time to time.





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
         In addition to the foregoing, the Servicer shall provide the Trustee and the Certificate Insurer at the time the tape is delivered to the Trustee a Liquidation Report for Group I, with respect to each Mortgage Loan in Group I that became a Liquidated Mortgage Loan during the related Collection Period and a Liquidation Report for Group II, with respect to each Mortgage Loan in Group II that became a Liquidated Mortgage Loan during the related Collection Period, in either case substantially in the form of Exhibit J hereto.

         Section 4.02. Trustee Distribution Date Statement. The Trustee shall, not later than the Business Day prior to each Deposit Date, furnish by telecopy to the Servicer and the Certificate Insurer a statement derived from information on the Servicer Remittance Report for the Group I Mortgage Loans that sets forth the following information for the Class A-1 Certificates and Group I and a statement derived from the information for the Group II Mortgage Loans that sets forth following information for the Class A-2 Certificates and Group II, relating to the next succeeding Distribution Date:

                 (a) the total amount of payments in respect of or allocable to interest on the Mortgage Loans received or deemed to have been received from the related Mortgagors by the Servicer during such Collection Period (including any net income from REO Properties received during the related Collection Period);

                 (b) the aggregate amount of all Principal Prepayments received from the related Mortgagors by the Servicer during such Collection Period;

                 (c) the aggregate amount of all Principal Payments received or deemed to have been received from the related Mortgagors by the Servicer during such Collection Period;

                 (d) the total amount of Payments Ahead received during the related Collection Period;

                 (e) the aggregate of any Trust Insurance Proceeds received by the Servicer during such Collection Period;

                 (f) the aggregate of any Net Liquidation Proceeds received by the Servicer during such Collection Period;

                 (g) the total amount of Compensating Interest payments to be paid by the Servicer pursuant to Section 3.08;

                 (h) the aggregate Purchase Prices for (i) any Defective Mortgage Loans that the Seller is required to repurchase on the related Deposit Date pursuant to Section 2.03 or 2.05, (ii) any Mortgage Loan that the Servicer is required to purchase on the related Deposit Date pursuant to Section 3.01 or within 90 days of the Closing Date pursuant to Section 2.09 and (iii) any Mortgage Loans that the Servicer is to purchase on the related Deposit Date pursuant to
         Section 3.06;

                 (i) any amounts required to be deposited by the Seller on the related Deposit Date in connection with the substitution of a Qualified Replacement Mortgage Loan pursuant to Section 2.03 or 2.05;

                 (j) the amount of Monthly Advances to be made by the Servicer pursuant to Section 5.02(a);

                 (k) the related Monthly Servicing Fee attributable to the Mortgage Loans in the related Mortgage Loan Group;

                 (l) the amount of Monthly Advances reimbursable to the Servicer in such Collection Period pursuant to Section 5.02(a) and not previously reimbursed;

                 (m) the amount of any Servicing Advance made by the Servicer pursuant to Section 5.02(b) and not previously reimbursed; and

                 (n) the amount of any Interest Shortfall for the related Distribution Date.

                                  ARTICLE FIVE
                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

         Section 5.01. Distributions. On each Distribution Date, provided there does not exist a Certificate Insurer Default, the Trustee shall distribute to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution to Certificateholders if the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer or the Certificate Insurer pursuant to Section 10.01) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Holder of a Certificate, by wire transfer (in the event such Certificateholder owns of record one or more Certificates that have principal denominations aggregating at least $5,000,000 and has given the Trustee, at least five Business Days prior to the related Record Date, written instruction for making such wire transfer to a bank account maintained in the United States), or by such other means of payment as such Certificateholder and the Trustee shall agree, such Certificateholder's Percentage Interest of the following amounts (to the extent applicable to the Class of such Holder's Certificate) and in the following orders of priority with respect to each Mortgage Loan Group:

         (A) from amounts on deposit in the Certificate Account in respect of Group I and to the extent of the aggregate of Available Funds for the Class A-1 Certificates for such Distribution Date:

         first, to the Certificate Insurer as subrogee to the rights of the Holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates and Class A-1E Certificates, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed Class A-1 Insured Amounts paid by the Certificate Insurer in respect of the Class A-1A

                          Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates and Class A-1 Certificates on prior Distribution Dates, together with interest thereon at the Class A-1A Pass-Through Rate, Class A-1B Pass-Through Rate , Class A-1C Pass-Through Rate, Class A-1D Pass-Through Rate and Class A-1E Pass-Through Rate, as applicable, from the date such Class A-1 Insured Amounts were paid by the Certificate Insurer to such Distribution Date and to the Certificate Insurer, the amount of any unpaid Certificate Insurer Premium from any prior Distribution Date together with interest thereon at the Class A-1A Pass-Through Rate, Class A-1B Pass-Through Rate, Class A-1C Pass-Through Rate, Class A-1D Pass-Through Rate and Class A-1E Pass-Through Rate, as applicable, from the date such amounts were due; provided, however, that the Certificate Insurer's right to such reimbursement and payment is subject to the right of the Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders, to receive the Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest and Class A-1E Monthly Interest, respectively, and the right of the Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders to receive their allocation of the amount of any Class A-1 Coverage Deficit, if any, with respect to such Distribution Date;

         second, to the Certificate Insurer, an amount equal to the applicable Certificate Insurer Premium attributable to Group I;

         third, concurrently to the Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders, the Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A-1D Monthly Interest and Class A-1E Monthly Interest, respectively;

         fourth, to the Class A-1A Certificateholders, the Class A-1 Principal Distribution Amount in reduction of the Class A-1A Certificate Principal Balance until the Class A-1A Certificate Principal Balance is reduced to zero;

         fifth, to the Class A-1B Certificateholders, the Class A-1 Principal Distribution Amount remaining after the Class A-1A Certificate Principal Balance has been reduced to zero, in reduction of the Class A-1B Certificate Principal Balance until the Class A-1B Certificate Principal Balance is reduced to zero;

         sixth, to the Class A-1C Certificateholders, the Class A-1 Principal Distribution Amount remaining after the Class A-1B Certificate Principal Balance has been reduced to zero, in reduction of the Class A-1C Certificate Principal Balance until the Class A-1C Certificate Principal Balance is reduced to zero;





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
         seventh, to the Class A-1D Certificateholders, the Class A-1 Principal Distribution Amount remaining after the Class A-1C Certificate Principal Balance has been reduced to zero, in reduction of the Class A-1D Certificate Principal Balance until the Class A-1D Certificate Principal Balance is reduced to zero;

         eighth, to the Class A-1E Certificateholders, the Class A-1 Principal Distribution Amount remaining after the Class A-1D Certificate Principal Balance has been reduced to zero, in reduction of the Class A-1E Certificate Principal Balance until the Class A-1E Certificate Principal Balance is reduced to zero;

         ninth, to the Class A-2 Certificateholders, the Class A-1 Overflow Distribution to be applied to cover any shortfalls in the Class A-2 Monthly Interest;

         tenth, to the Certificate Insurer, the Class A-1 Overflow Distribution remaining after the distribution in accordance with clause ninth above up to the amount described in clause (ii)(c) of the definition of Class A-1 Overflow Distribution;

         eleventh,        to the Class A-2 Certificateholders, the Class A-1
                          Overflow Distribution remaining after the distribution in accordance with clauses ninth and tenth above to be applied to reduce the Class A-2
                          Certificate Principal Balance until the Class A-2
                          Principal Balance is reduced to zero; and

         twelfth,          to the Class R Certificateholder, an amount equal to
                          any Available Funds for the Class A-1 Certificates remaining after making the distributions referred to in clauses first through eleventh above, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Monthly Advances or Servicing Advances in respect of Group I; and

         (B) from amounts on deposit in the Certificate Account in respect of Group II and to the extent of the aggregate of Available Funds for the Class A-2 Certificates for such Distribution Date:

         first, to the Certificate Insurer as subrogee to the rights of the Holders of the Class A-2 Certificates, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed Class A-2 Insured Amounts paid by the Certificate Insurer on prior Distribution Dates, together with interest thereon at the Class A-2 Pass-Through Rate from the date such Class A-2 Insured Amounts were paid by the Certificate Insurer to such Distribution Date and to the Certificate Insurer, the amount of any unpaid Certificate Insurer Premium from any prior Distribution Date together with interest thereon at the Class A-2 Pass-Through Rate from the date such amounts were due; provided, however, that the Certificate Insurer's right to such reimbursement and payment is subject to the right of the Class A-2 Certificateholders to





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
                          receive the Class A-2 Monthly Interest and an amount equal to the Class A-2 Coverage Deficit, if any, with respect to such Distribution Date;

         second, to the Certificate Insurer, an amount equal to the applicable Certificate Insurer Premium attributable to Group II;

         third, to the Class A-2 Certificateholders, the Class A-2 Monthly Interest;

         fourth, to the Class A-2 Certificateholders, the Class A-2 Principal Distribution Amount in reduction of the Class A-2 Certificate Principal Balance;

         fifth, concurrently, to the Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders, the Class A-2 Overflow Distribution in proportion to any shortfalls in the Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C Monthly Interest, Class A- 1D Monthly Interest and Class A-1E Monthly Interest, respectively;

         sixth, to the Certificate Insurer, the Class A-2 Overflow Distribution remaining after distribution to the Class A-1 Certificateholders pursuant to clause fifth above up to the amount described in clause (ii)(c) of the definition of Class A-2 Overflow Distribution;

         seventh, sequentially, to the Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders, Class A-1D Certificateholders and Class A-1E Certificateholders, the Class A-2 Overflow Distribution remaining after the distributions in accordance with clauses fifth and sixth above, first, to reduce the Class A-1A Certificate Principal Balance to zero; second, to reduce the Class A-1B Certificate Principal Balance to zero; third to reduce the Class A-1C Certificate Principal Balance to zero; fourth to reduce the Class A-1D Certificate Principal Balance to zero; and thereafter, to reduce the Class A-1E Certificate Principal Balance to zero; and

         eighth, to the Class R Certificateholder, an amount equal to any Available Funds for the Class A-2 Certificates remaining after making the distributions referred to in clauses first through seventh above, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Monthly Advances or Servicing Advances in respect of Group II.

         In addition to the foregoing, on each Distribution Date the Trustee shall include in the distribution (i) to each Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder, Class A-1D Certificateholder and Class A-1E Certificateholder specified in Section 5.01(A) for such Distribution Date, such Certificateholder's Percentage Interest of any Class A-1 Insured Amount received from the Certificate Insurer in respect of such Distribution Date, first, to cover any shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest, Class A-1C





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
Monthly Interest, Class A-1D Monthly Interest and Class A-1E Monthly Interest for such Distribution Date and then to reduce the Class A-1A Certificate Principal Balance until such Class A-1A Certificate Principal Balance is reduced to zero, second, to reduce the Class A-1B Certificate Principal Balance until such Class A-1B Certificate Principal Balance is reduced to zero, third, to reduce the Class A-1C Certificate Principal Balance until such Class A-1C Certificate Principal Balance is reduced to zero, fourth, to reduce the Class A-1D Certificate Principal Balance until such Class A-1D Certificate Principal Balance is reduced to zero and, thereafter, to reduce the Class A-1E Certificate Principal Balance until such Class A-1E Certificate Principal Balance is reduced to zero, and (ii) to each Class A-2 Certificateholder specified in Section 5.01(B) for such Distribution Date such Certificateholder's Percentage Interest of any Class A-2 Insured Amount received from the Certificate Insurer in respect of such Distribution Date, to be applied first to cover any shortfalls in the Class A-2 Monthly Interest for such Distribution Date and then to reduce the Class A-2 Certificate Principal Balance by an amount equal to the Class A-2 Coverage Deficit for such Distribution Date.

         Notwithstanding the foregoing, on any Distribution Date on or after which a Certificate Insurer Default has occurred, any amounts that would otherwise be distributed sequentially to the Class A-1 Certificateholders pursuant to Section 5.01 shall instead be distributed concurrently to the Class A-1 Certificateholders, pro rata, based on the outstanding Class A-1 Certificate Principal Balances as of such Distribution Date, until the related Class A-1 Certificate Principal Balances have each been reduced to zero.

         Notwithstanding any of the foregoing, the aggregate of amounts distributed on all Distribution Dates in reduction of the Certificate Principal Balance of any Class shall not exceed the Certificate Principal Balance of such Class as of the Closing Date.

         Amounts to be paid to the Certificate Insurer by the Trustee under this Agreement will be paid by wire transfer of same day funds.

         Section 5.02. Monthly Advances; Servicing Advances. (a) On or before each Deposit Date, the Servicer will deposit in the Certificate Account in respect of Group I and Group II, in same day funds, an amount, if any, (a "Monthly Advance") equal to the sum of the interest portions of the aggregate amount of Monthly Mortgage Payments in respect of the related Mortgage Loan Group (net of the Monthly Servicing Fee attributable to such Mortgage Loan Group) due during the related Collection Period, but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which a final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the related Mortgage Interest Rate (net of the Monthly Servicing Fee attributable to such REO Property) over the net income from such REO Property transferred to the Collection Account or the Certificate Account, as the case may be, for such Distribution Date. All or a portion of any Monthly Advance required to be made on a Deposit Date may be paid out of amounts on deposit in the Collection Account in respect of the related Mortgage Loan Group that are not required to be deposited on such Deposit Date in the Certificate Account as any portion of Available Funds for such Mortgage Loan Group and the





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
related Distribution Date; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account on or before the next Deposit Date and the amount of such deposit shall thereafter be considered a Monthly Advance for purposes of reimbursement under this Agreement. The Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan or, as provided in clause twelfth of subsection (A) and in clause eighth of subsection
(B) of Section 5.01, as applicable, from amounts in respect of the related Mortgage Loan Group that would otherwise be distributed to the Class R Certificateholder on such Distribution Date.

         (b) The Servicer shall from time to time during the term of this Agreement make such Servicing Advances as the Servicer shall deem appropriate or advisable under the circumstances and are required pursuant to the terms of this Agreement. Servicing Advances may be paid by the Servicer out of amounts on deposit in the Collection Account in respect of the related Mortgage Loan Group from time to time; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account in respect of the related Mortgage Loan Group on or before the first Deposit Date occurring after the payment of a Servicing Advance with such amounts, and the amount of such deposit shall thereafter be considered a Servicing Advance for purposes of reimbursement under this Agreement. All Servicing Advances made by the Servicer shall be reimbursable from collections or recoveries relating to the Mortgage Loans in respect of which such Servicing Advances have been made or, as provided in clause twelfth of Section 5.01 (A) with respect to the Group I Mortgage Loans and clause eighth of Section 5.01 (B) with respect to the Group II Mortgage Loans, from amounts that would otherwise be distributed to the Class R Certificateholder on a Distribution Date. Notwithstanding anything herein to the contrary, no Servicing Advances need by made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.

         Section 5.03. Statements to Certificateholders. Concurrently with each distribution charged to the Certificate Account on a Distribution Date the Trustee shall forward to the Certificate Insurer and each Rating Agency and shall mail to each Holder of a Certificate, a written statement setting forth the following information with respect to the applicable Class of Class A Certificates to which such statement (a "Statement to Certificateholders") relates:

                 (a) the amount of such distribution to Holders of Class A Certificates allocable to (i) Class A Monthly Principal, (ii) any Excess Cash Distribution and (iii) Overflow Distribution;

                 (b) the amount of such distribution to Holders of Class A Certificates allocable to Class A Monthly Interest;

                 (c) the Certificate Principal Balance of the related Class of Class A Certificates, after giving effect to the distribution of Class A Monthly Principal, any Excess Cash Distribution and any Overflow Distribution on such Distribution Date;





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
                 (d) the aggregate Principal Balances and Group Factor of the Mortgage Loans in the related Mortgage Loan Group for the following Distribution Date;

                 (e) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any, with respect to the related Mortgage Loan Group separately identifying the amount, if any, funds withdrawn from the Collection Account on such Distribution Date with respect to Monthly Advances and/or Servicing Advances;

                 (f) the number and aggregate Principal Balances of Mortgage Loans in respect of the related Mortgage Loan Group (including the Principal Balances of all Mortgage Loans in foreclosure) contractually delinquent (i) one month and (ii) two months and (iii) three months or more, as of the end of the related Collection Period (including Mortgage Loans in foreclosure or relating to REO properties);

                 (g) the number and aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group in foreclosure or other similar proceedings, and the number and aggregate Principal Balance of Mortgage Loans in the related Mortgage Loan Group, the Mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the related Collection Period;

                 (h) the book value of any real estate acquired through foreclosure, grant of a deed in lieu of foreclosure or otherwise and the number and Principal Balances of the Mortgage Loans relating thereto;

                 (i) the Coverage Amount, the Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any;

                 (j) any Insured Amount in respect of the related Class of Class A Certificates relating to such Distribution Date;

                 (k) Available Funds in respect of the related Mortgage Loan Group for such Distribution Date;

                 (l) the number and aggregate Principal Balances of all Mortgage Loans in the related Mortgage Loan Group that were the subject of a Principal Prepayment during the related Collection Period, the aggregate amount of Principal Prepayments collected or deemed collected during the related Collection Period and the amount of any partial Principal Prepayment collected or deemed collected during the related Collection Period;

                 (m) the weighted average maturity of the Mortgage Loans in the related Mortgage Loan Group and weighted average Mortgage Loan Rate of the Mortgage Loans in the related Mortgage Loan Group, as of the end of the related Collection Period;

                 (n) the number of Mortgage Loans in the related Mortgage Loan Group as of the beginning and the end of the related Collection Period;

                 (o) such other information as the Certificate Insurer may reasonably request to the extent such information is available to the Trustee from the Servicer and is produced by the Servicer in the ordinary course of the Servicer's business;

                 (p) Realized Losses incurred during the Collection Period and cumulative Realized Losses incurred since the Closing Date, including the number of Mortgage Loans and Principal Balance of the Mortgage Loans pertaining to the Realized Losses that occurred during the related Collection Period; and

                 (q) the Certificate Insurer Premium attributable to the related Mortgage Loan Group for the related Collection Period.

         In the case of information furnished pursuant to subclauses (a) and
(b) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 principal denomination.

         Within 90 days after the end of each calendar year, the Trustee shall mail such report to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mortgage & Asset Backed Securities Group, and Lehman Brothers Inc., 3 World Financial Center, New York, New York 10385, Attention: Asset Backed Securities Finance, (which report shall include, in addition to the information contained in reports to others hereunder, the total amount of interest on the Mortgage Loans for the period covered by such report), and to each Person who at any time during the calendar year was a Class A Certificateholder, a statement for each Certificateholder containing the information set forth in subclauses (a) through (c) above, aggregated for such calendar year or, in the case of each Person who was a Class A Certificateholder for a portion of such calendar year, setting forth such information for each month thereof for the portion of the year during which such Person was a Certificateholder. The Servicer shall provide any other information necessary in order to report income in respect of the Certificateholders for federal income tax purposes.

         Section 5.04. The Certificate Insurer; Use of Information. The Company and the Trustee on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Certificate Insurer to include the information contained in reports provided to the Certificate Insurer hereunder (the "Information") on Bloomberg, or in other electronic or print information services. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Certificate Insurer or its Affiliates or any of the Certificate Insurer or the Certificate Insurer Parties, arising out of, or related to or in connection with the dissemination and/or use of any information by the Certificate Insurer as contemplated in this Section 5.04, including, but not limited to, claims based on allegations or inaccurate, incomplete or erroneous transfer of information by the Certificate Insurer to Bloomberg or otherwise (other than in connection with the Certificate Insurer's gross negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Certificate Insurer Parties and fully and finally release the Certificate Insurer Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with the Certificate Insurer's gross negligence or willful misconduct). The Certificate Insurer makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or





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fitness for any particular purpose of any Information in any form or manner.
The Certificate Insurer reserves the right at any time to withdraw or suspend the dissemination of the Information by the Certificate Insurer. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

                                  ARTICLE SIX
                                THE CERTIFICATES

         Section 6.01. The Certificates. (a) The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-1E Certificates, Class A-2 Certificates and the Class R Certificate shall be substantially in the forms set forth in Exhibits A-1A, A-1B, A-1C, A-1D, A-1E, A-2 and B hereto, respectively, and shall, on original issue, be executed and delivered by the Trustee on behalf of the Trust, not individually but solely as Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust.

         (b) The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in minimum dollar denominations of $1,000 and integral multiples of $1 in excess thereof. The Class R Certificate shall be issuable solely as a single Class R Certificate evidencing the entire Percentage Interest of the Class R Certificates.

         (c) The Certificates shall be executed by manual or facsimile signature by the Trustee on behalf of the Trust (not in its individual capacity but solely as Trustee) by an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersigning and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 6.02.  Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to the foregoing paragraph and upon satisfaction of the conditions set forth in
Section 6.02(b) and (c), the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of a like aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class and of a like aggregate Percentage Interest, upon





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surrender of the Certificates to be exchanged at any such office or agency.
Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

         Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of certificates.

         All Certificates surrendered for transfer or exchange shall be canceled by the Trustee in accordance with its standard procedures.

         (b) No transfer of a Class R Certificate shall be made unless, as evidenced by an Opinion of Counsel and Transfer Affidavit delivered to the Trustee, each in form and substance satisfactory to the Trustee, such transfer is not subject to registration under the Securities Act or any applicable state securities laws. Any such Opinion of Counsel and Transfer Affidavit shall not be obtained at the expense of the Trustee, the Trust, the Seller or the Servicer. The Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state laws. Neither the Seller, the Servicer nor the Trustee or the Trust is under an obligation to register the Class R Certificates under the Securities Act or any state securities law.

         The Class R Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class R Certificate to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfers of restricted securities generally.

         (c) No legal or beneficial interest in all or any of the Class R Certificates may be transferred directly or indirectly to: (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee or middleman), (ii) to an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), (iii) an individual, corporation, partnership or other Person unless such transferee (A) is not a Foreign Person or (B) is a Foreign Person that will hold such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Foreign Person that has delivered (at the expense of the Transferee) to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the





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Class R Certificate will not be disregarded for federal income tax purposes
(any such Person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder") or (iv) to an ERISA Plan or an entity, including an insurance company separate account or general account, whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity or a Person investing the assets of an ERISA Plan or such an entity, whether as nominee, trustee, agent or otherwise (such plan, entity or Person, an "ERISA Prohibited Holder"), and any such purported transfer shall be void and have no effect.

         The Trustee shall not execute, and shall not authenticate and deliver, a new Class R Certificate in connection with any registration of transfer to a Person known to a Responsible Officer of the Trustee to be a Disqualified Organization or agent thereof (including a broker, nominee or middleman), to a Book-Entry Nominee, a Non-permitted Foreign Holder or an ERISA Prohibited Holder, and the Trustee shall not accept a surrender for the registration of transfer or register the transfer of, any Class R Certificate, unless the transferor shall have provided to the Trustee a Transfer Affidavit substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not a Disqualified Organization and is not a nominee for a beneficial owner of the Class R Certificate from which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee, a Non-permitted Foreign Holder or an ERISA Prohibited Holder. Such Transfer Affidavit shall contain (i) the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class R Certificates to Disqualified Organizations, Book-Entry Nominees, Non-permitted Foreign Holders or ERISA Prohibited Holders and (ii) a representation from the transferee that such transferee does not have the intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificates. Such Transfer Affidavit, if not executed in connection with the initial issuance of the Class R Certificates, also shall be accompanied by a Transferor Affidavit, substantially in the form attached hereto as Exhibit L, signed by the transferor to the effect that as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false and that the transferor does not have the intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificate.

         The Class R Certificates shall bear a legend referring to the foregoing restrictions. Any Person acquiring the Class R Certificate, or beneficial ownership thereof, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring the Class R Certificate, or beneficial ownership thereof, if it is, or is acquiring the Class R Certificate on behalf of, a "pass-through interest holder."

         Upon notice to the Servicer that any legal or beneficial interest in any Class R Certificate has been transferred, directly or indirectly, to a Disqualified Organization in contravention of the foregoing restrictions or to a pass-through entity as defined in the REMIC Provisions an interest of which is held by a Disqualified Organization, the Servicer agrees to furnish to any transferor of the Class R Certificate or such agent or such pass-through entity such as may be required to be delivered thereto by the Code as necessary to the application of Code Section 860E(e) including, but





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not limited to, the present value of the total anticipated excess inclusions with respect to the Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Servicer, the cost to the Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; provided, however, that the Servicer shall in no event be excused from furnishing such information.

         The Class R Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of the Class R Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

         (d) The Book-Entry Certificates shall, subject to Section 6.02(e), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as the authorized representative of the Certificate Owners of the Book-Entry Certificates for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders of Book-Entry Certificates under this Agreement; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by holders of Book-Entry Certificates and give notice to the Depository of such record date.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (e) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Class A Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of





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any such event and of the availability of definitive, fully registered
Certificates ("Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates and the expense of any such issuance shall be reimbursed by the Trust pursuant to Section 9.05. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed applicable with respect to such Definitive Certificates and the Certificates as Certificateholders hereunder.

         (f) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall be equal to the Principal Balance thereof. Each Certificate issued in book-entry form shall bear the following legend:

         "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Servicer, the Seller and the Certificate Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Certificate Insurer and any of their respective agents may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Servicer, the Seller, the Trustee, the Certificate Insurer nor any of their respective agents shall be affected by notice to the contrary.





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         Section 6.05.  Actions of Certificateholders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Certificate Insurer and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller, the Servicer and the Certificate Insurer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                 ARTICLE SEVEN
                          THE SERVICER AND THE SELLER

         Section 7.01. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, or
(iii) that may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; except that if the Servicer is not the surviving entity, then the surviving entity shall execute and deliver to the Trustee an agreement of assumption to perform every obligation of the Servicer hereunder.

         Section 7.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the





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duties of the Servicer or by reason of reckless disregard of the obligations and duties of the Servicer hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 7.04.  Servicer Not to Resign.  Subject to the provisions of
Section 7.02 regarding the merger or consolidation of the Servicer into or with another entity, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties or obligations hereunder is no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other activities carried on by it at the date of this Agreement. Any such determination permitting the resignation of the Servicer pursuant to this Section shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. No resignation pursuant to this Section 7.04 (a) shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02 or (b) shall relieve the Servicer of responsibility for any obligations pursuant to this Agreement that specifically survive the resignation or termination of the Servicer. Each of the Rating Agencies shall be given written notice of a resignation of the Servicer pursuant to this Section.

         Section 7.05. Merger or Consolidation of the Seller. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Seller shall be a party, or (iii) that may succeed to all or substantially all of the business of the Seller, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute and deliver to the Trustee an agreement of assumption to perform every obligation of the Seller hereunder.

         Section 7.06. Term of Servicer. Subject to Section 7.04, the Servicer shall act as servicer under this Agreement for an initial quarterly period commencing on the Closing Date and ending on December 31, 1996, which quarterly period shall be extended for a succeeding quarterly period ending March 31, June 30, September 30 and December 31 of each year as provided below (each such quarterly period for which the Servicer shall be designated to act as servicer hereunder, a "Term of Service"). So long as there is no Event of Default pursuant to Section 8.01 of this Agreement, the Certificate Insurer shall be obligated to deliver to the Trustee and the Servicer at least 15 days prior to the expiration of the related Term of Service, a written notice (a "Servicer Extension Notice") extending the term of Servicer for the next succeeding quarter. Subject to Section 7.04, the Servicer agrees that, upon receipt of the Servicer Extension Notice, the Servicer shall continue to act as servicer hereunder for the duration of the designated Term of Service.





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         If the Trustee has not received the Servicer Extension Notice by the
15th day prior to the end of any Term of Service, the Trustee shall notify the Servicer and the Certificate Insurer of the non-receipt thereof no later than five Business Days thereafter.

                                 ARTICLE EIGHT
                                    DEFAULT

         Section 8.01. Events of Default. If any one of the following events (each an "Event of Default") shall occur and be continuing:

                 (a) Any failure by the Servicer to (i) make a Monthly Advance on any Deposit Date or (ii) deposit in the Collection Account or the Certificate Account any other amount required to be deposited therein under this Agreement or failure to pay the Trustee Fee, which failure, in the case of only clause (ii) hereof, continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Certificate Insurer or to the Servicer, the Certificate Insurer and the Trustee by Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                 (b) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the Certificateholders or the Certificate Insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Certificate Insurer, or to the Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                 (c) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                 (d) The consent by the Servicer to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;





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                 (e)  The payment by the Certificate Insurer of any Insured
         Amounts; or

                 (f) For so long as the Company is the Servicer, failure on the part of the Seller duly to observe or perform in any material respect any covenants or agreements of the Seller set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the Certificateholders or the Certificate Insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Certificate Insurer, or to the Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                 (g) The Servicer shall have failed to establish a disaster recovery plan that complies in all material respects with industry standards (including by establishing off-site computer and personnel access to all material customer and operations data and related software) by December 31, 1996; or

                 (h) The occurrence of a material default of the Servicer under this Agreement or the Insurance and Indemnity Agreement or the occurrence of a Delinquency Rate Event, a Cumulative Loss Rate Event or a Rolling Loss Rate Event;

then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Servicer, either (1) the Certificate Insurer or
(2) with the prior written consent of the Certificate Insurer, either the Trustee or the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%, by notice then given in writing to the Servicer with a copy to the Certificate Insurer and to the Trustee, may terminate all of the rights, responsibilities and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer that have been deposited by the Servicer in the Collection Account or the Certificate Account or thereafter received by the Servicer with respect to the Mortgage Loans.

         All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to a successor Servicer, amending this Agreement to reflect the appointment of a successor as Servicer pursuant to this Section 8.01 or otherwise in connection with the assumption by a successor Servicer of the duties of the predecessor Servicer hereunder shall






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be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 8.02. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including without limitation, the obligation to make Monthly Advances and to pay Compensating Interest. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, promptly appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution or any institution that regularly services home equity loans that is then servicing a home equity loan portfolio and having all licenses, permits and approvals required by applicable law, and having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to any Class of Class A Certificates by any Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including without limitation, any amount for a deductible amount pursuant to the last sentence of
Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Seller of any of its representations or warranties contained herein or in any related document or agreement. Each of the Rating Agencies shall be given written notice of the appointment of a successor Servicer pursuant to this Section.

         Section 8.03. Notifications to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article Eight, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and to each Rating Agency.

         Within 60 days of obtaining actual knowledge of the occurrence of any Event of Default that remains uncured, the Trustee shall transmit by mail to all Certificateholders notice of such Event of Default.





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         Section 8.04.  Assumption or Termination of Sub-Servicing Agreements
by the Trustee or any Successor Servicer. Upon the termination of the Servicer as servicer under this Agreement, the Trustee as successor to the Servicer hereunder or any other successor to the Servicer hereunder may, subject to the terms of any Sub-Servicing Agreement, in its sole and absolute discretion elect to assume or terminate any Sub- Servicing Agreement then in force and effect between the Servicer and the Sub-Servicer. Notwithstanding the foregoing, any termination fee due to a Sub-Servicer because of its termination by the Trustee hereunder shall be the responsibility of the terminated Servicer and not the Trustee. Upon the assumption of any Sub-Servicing Agreement, the Servicer agrees to deliver to the assuming party any and all documents and records relating to the applicable Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effectuate the orderly transfer of the Sub-Servicing Agreement.

                                  ARTICLE NINE
                                  THE TRUSTEE

         Section 9.01. Duties of the Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge shall have occurred (which has not been cured) and subject to the provisions of
Section 9.13, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. If any such document or instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall, subject to the provisions of
Section 9.13, take such action as it deems appropriate to have the document or instrument corrected, and if it is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Certificate Insurer.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                 (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions





                                       98
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         expressed therein, upon any certificates, filings or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                 (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement provided that such action has been approved by the Certificate Insurer; and

                 (d) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a) and (b) of Section 8.01 unless a Responsible Officer obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Certificate Insurer, as the case may be.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) The Trustee may consult with counsel and any advice obtained from counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;





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                 (c)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless the Person so requesting, ordering or directing same shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default known to a Responsible Officer of the Trustee (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, subject to the provisions of Section 9.13, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith in accordance with the direction of the Certificate Insurer or of Holders of Certificates evidencing Voting Interests representing all Certificates aggregating not less than 51%, with the consent of the Certificate Insurer;

                 (e) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%, with the consent of the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding; the reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and nothing in this clause (e) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

                 (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Trustee shall not be liable or responsible for the misconduct of the custodian of the Mortgage Files appointed with due care by the Trustee hereunder.

         Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no





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
responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates and the signature of the Trustee on this Agreement) or of any Mortgage, Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

         Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         Section 9.05. Payment of the Trustee's Fees and Expenses. (a) On or before each Distribution Date occurring in October, beginning with the October 1996 Distribution Date, the Servicer shall pay to the Trustee without any right of reimbursement from the Trust or otherwise, an amount equal to the Trustee Fee, any reasonable expenses as agreed to by the Servicer and Trustee (including any fees and expenses of a co-trustee or separate trustee appointed under Section 9.10) and, with respect to the October 1996 Distribution Date, all loan file review fees, as compensation for all services rendered by the Trustee (and any such co-trustee or separate trustee) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (and any such co-trustee or separate trustee). The Trustee Fee and such expenses and loan file review fees (including any fees and expenses of a co-trustee or separate trustee appointed under Section 9.10) are an obligation solely of the Servicer and neither the Trustee nor any co-trustee or separate trustee appointed hereunder has or will have any lien on the Trust for payment of any such fees or expenses. It is anticipated that the Servicer will utilize a portion of the Monthly Servicing Fee for payment of such fees and expenses.

         (b) The Trust shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or that is otherwise reimbursable to the Trustee by the Servicer pursuant to Section 9.05(a) above; provided, however, that the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure of the Trust to pay or reimburse such expenses, disbursements or advances. The right of the Trustee to recover such amounts from the Trust shall be subordinate to the rights of the Holders of the Class A Certificates and the Certificate Insurer under this Agreement including, without limitation, to the prior payment in full of all amounts payable as of any Distribution Date under clauses first through eleventh of Section 5.01(A) hereof and clauses first through seventh of
Section 5.01(B) hereof.

         (c) The Servicer agrees to indemnify the Trustee from, and hold it harmless against, any and all losses and liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of its acts or omissions in connection with this Agreement or the Certificates except to the extent the negligence, bad faith or intentional misconduct of the Trustee contributes to the loss, liability, damage, claim or expense.





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         (d)  This Section 9.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal.

         Section 9.06. Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a bank or other depository institution doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and rated at least BBB by Standard & Poor's and Baa2 by Moody's. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07. Any successor to the Trustee must be reasonably acceptable to the Certificate Insurer.

         Section 9.07. Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee satisfying the criteria set forth in Section 9.06 (approved by the Certificate Insurer, which approval shall not be unreasonably withheld) by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Servicer or the Certificate Insurer, as applicable. If no successor trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall fail to perform its obligations under this Agreement, then the Servicer shall remove the Trustee and appoint a successor trustee satisfying the criteria set forth in Section 9.06 (approved by the Certificate Insurer, which approval shall not be unreasonably withheld) by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Certificate Insurer.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08. The provisions of Section 9.05 shall survive any such resignation or removal.





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         Section 9.08.  Successor Trustee.  Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance it shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to each Rating Agency and to the Certificate Insurer. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 9.09. Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee or substantially all of the Trustee's trust business, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly, with the prior written consent of the Certificate Insurer, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights, indemnities and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone and with the prior consent of the Certificate Insurer shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. Each of the Rating Agencies





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
shall be given written notice of the appointment of a co-trustee or a separate trustee pursuant to this Section.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                 (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of an Event of Default that has not been cured, the Trustee, acting alone may accept the resignation of or remove any separate or co-trustor.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and copies thereof given to each of the Servicer and the Certificate Insurer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         No appointment of any separate trustee or co-trustee shall absolve the Trustee of its duties and obligations under this Agreement.





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         Section 9.11.  Compliance with REMIC Provisions.  The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the REMIC Pool from failing to qualify as a REMIC and to prevent the imposition of a tax on the REMIC Pool. The Trustee shall:
(a) prepare and file, or cause to be prepared and filed, such federal, state and local income tax and information returns or reports using the calendar year as the taxable year for the REMIC Pool when and as required by the REMIC Provisions and other applicable federal, state and local income tax laws, which returns or reports shall be signed by the Trustee or such other person as may be required thereby; (b) make an election, on behalf of the REMIC Pool, to be treated as a REMIC and make the appropriate designations, if applicable, in accordance with Section 2.07 on the federal income tax return of the REMIC Pool for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the Code; (d) exercise reasonable care not to allow the creation of any "interests" in the REMIC Pool within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates; and (e) within 30 days of the Startup Day, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as may otherwise be required by the Code, the name, title, address, and telephone number of the person that Certificateholders may contact for tax information relating to their Certificates (and the Trustee shall act as the representative of the REMIC Pool for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time and in the manner required by the Code. The Class R Certificateholder shall designate the Servicer, if permitted by the Code and applicable law, to act as "tax matters person" for the REMIC Pool within the meaning of Treasury regulations Section 1.860F-4(d), and the Servicer is hereby designated as agent of the Class R Certificateholder for such purpose (or if the Servicer is not so permitted, the Holder of the Class R Certificate shall be the tax matters person in accordance with the REMIC Provisions).

         Section 9.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates (including in respect of the Certificate Insurer's rights of subrogation) may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceedings relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders (or the Certificate Insurer in respect of any right or interest as to which the Certificate Insurer is subrogated) in respect of which such judgment has been recovered in accordance with the terms of this Agreement.

         Section 9.13. Exercise of Trustee Powers by Certificate Insurer and Certificateholders. The Certificate Insurer, or the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may direct the time, method and place of conducting any proceeding relating to the Trust or the Certificates or for any remedy available to the Trustee with





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respect to the Certificates or exercising any trust or power conferred on the
Trustee with respect to the Certificates of the Trust provided that:

                 (i) such direction shall not be in conflict with any rule of law or with this Agreement;

                 (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

                 (iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that the Trustee need not take any action that it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

         Section 9.14. Tax Returns. The Trustee shall maintain all information in its possession as may be required in connection with the preparation of all federal and, if applicable, state and local income tax and information returns of the REMIC Pool (including, but not limited to, tax reporting under the REMIC Provisions for the REMIC Pool, exclusive of the Purchase Account and the Capitalized Interest Account), and pursuant to Section 24874 of the California Revenue and Taxation Code and its successors, and shall prepare, execute and file as required all such returns. The Trustee shall include in the first federal income tax return the information required to be included therein under the REMIC Provisions, including, but not limited to, Treas. Reg. Section 1.860D-1(d)2) and Treas. Reg. Section 1.860F-4(b)(2). The Servicer shall report all required tax information to Mortgagors in accordance with applicable law.

         The Prepayment Assumption (as such term is defined in the Prospectus, dated as of September 11, 1996) for the Class A Certificates shall be 120% of the "Standard Prepayment Assumption" assumption, with respect to the Class A-1 Certificates and 25% of the "Constant Prepayment Rate" assumption, with respect to the Class A-2 Certificates, as described in the Prospectus Supplement dated September 11, 1996 relating to the Class A Certificates.

         Section 9.15. Taxpayer Identification Number. The Trustee shall prepare and file with the Internal Revenue Service, on behalf of the REMIC Pool within the time period prescribed therefor, an application on IRS Form SS-4 for the REMIC Pool. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number assigned to the REMIC Pool, shall promptly forward a copy of such notice to the Servicer.

                                  ARTICLE TEN
                                  TERMINATION

         Section 10.01. Termination Upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities hereunder of the Servicer, the Seller and the Trustee (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Seller to send certain notices as hereinafter set forth) and the Trust created hereby shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article following





                                      106
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the earlier of (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price equal to the sum of (x) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired Mortgaged Property (determined as described below), plus accrued and unpaid interest at the applicable Mortgage Loan Rate on the Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired) through the end of the Collection Period preceding the date of repurchase and the aggregate amount of unreimbursed Servicing Advances made in respect of any such Mortgage Loan, less any payments of principal and interest received during such Collection Period in respect of each such Mortgage Loan, or (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, who are living on the Closing Date. The fair market value of Mortgaged Properties pursuant to the foregoing clause (y) shall be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section
10.01. Such determination shall not be effective unless consented to in writing by the Certificate Insurer, which consent shall not be unreasonably withheld. In the event that the Certificate Insurer does not consent to the fair market value determined by the Servicer within three business days of receiving notice of such determination, the Certificate Insurer and the Servicer shall appoint a mutually agreed appraiser to make a determination as to such fair market value whose determination shall be final and binding on the Certificate Insurer and the Servicer, the expense of such appraisal being borne equally by the Servicer and the Certificate Insurer and not being an expense of the Trust.

         The right of the Servicer to purchase all outstanding Mortgage Loans pursuant to clause (a) above is exercisable only on or after the Clean-up Call Date. If such right is exercised, the Servicer shall remit the purchase price specified in this Section to the Trustee for deposit in the Certificate Account pursuant to Section 3.02 (e) on or before the related Deposit Date and the Trustee, if it has received the Mortgage Files pursuant to Section 2.01, shall, promptly following remittance of such purchase price, release to the Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased and all other documents furnished by the Servicer as are necessary to transfer the Trustee's interest in the Mortgage Loans to the Servicer.

         In addition, on any Distribution Date on which Mortgage Loans with aggregate Principal Balances that equal or exceed 25% of the sum of the Original Pool Balance and the Purchase Account Deposit have become Liquidated Mortgage Loans, the Certificate Insurer may purchase from the Trust all of the Mortgage Loans then remaining in the Trust at the price set forth in the immediately preceding paragraph plus the amount of any outstanding and unpaid fees and expenses of the Servicer and the Trustee by remitting such amount to the Trustee for deposit in the Certificate Account pursuant to Section 3.02(e) on or before the related Deposit Date and the Trustee shall, promptly following remittance of such amount, release to the Certificate Insurer the Mortgage Files pertaining to the Mortgage Loans being purchased and all other documents necessary to transfer the Trustee's interest in such Mortgage Loans to the Certificate Insurer.

         Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Trustee (upon receipt of written directions from the Servicer, if the Servicer is exercising its right to purchase the assets of the Trust as provided above, or from the Certificate Insurer, if the Certificate Insurer is exercising its right to purchase the assets of the Trust as provided above, in either case given not later than the 15th day of the month preceding the month of such final distribution) by letter to Certificateholders mailed not earlier than the first day and not later than the 10th day of the month of such final distribution specifying (a) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (b) the amount of any such final distribution and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Servicer or the Certificate Insurer, as applicable, to the Trustee as described in the preceding sentence, the Servicer or the Certificate Insurer, as applicable, shall deposit in the Certificate Account on or before the related Deposit Date for such final distribution in immediately available funds an amount equal to the purchase price for the assets of the Trust computed as above provided. In the case of a purchase by the Servicer, such deposit shall be in lieu of the deposit otherwise required to be made in respect of such Distribution Date pursuant to Section 3.02 and the related distribution thereof to Certificateholders.

         If the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer pursuant to clause (a) of the first paragraph in this Section, or by the Certificate Insurer pursuant to the third paragraph of this Section, the Trustee shall cause to be distributed to Certificateholders on the final Distribution Date an amount equal to (i) as to the Class A-1 Certificates, and upon presentation and surrender of the Certificates, in proportion to their respective Percentage Interests the Class A-1 Certificate Principal Balance, and the Class A-1 Monthly Interest, (ii) as to the Class A-2 Certificates, and upon presentation and surrender of the Class A-2 Certificates, in proportion to their respective Percentage Interests, the Class A-2 Certificate Principal Balance and the Class A-2 Monthly Interest,
(iii) as to the Certificate Insurer, any amounts necessary to reimburse the Certificate Insurer for any unreimbursed Insured Amounts, together with interest thereon, and any accrued and unpaid Certificate Insurer Premium after application pursuant to clauses (i) and (ii) above, (iv) as to the Servicer, any additional servicing compensation with respect to such Distribution Date (other than amounts retained to meet claims) after application pursuant to the clauses (i), (ii) and (iii) above and payment to the Servicer of any amounts to which it is entitled as reimbursement hereunder and (v) as to the Class R Certificateholders and upon presentation and surrender of the Class R Certificates, in proportion to their Percentage Interests, any amounts remaining after application pursuant to the preceding clauses (i) through (iv); provided, however, that if the fair market value of any acquired property referred to in, or covered by, clause (a)(y) of the first paragraph of this
Section is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be





                                      108
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allocated in reduction of the amounts otherwise distributable on the final
Distribution Date in the following order of priority: first, to the Holders of the Class R Certificates and second to the Holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates and Class A-1E Certificates, pro rata based on the Class A-1 Certificate Principal Balances thereof on such Distribution Date, or to the Class A-2 Certificates, as applicable. The distribution on the final Distribution Date in connection with the purchase by the Servicer of the assets in the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates. The Servicer shall provide in writing to the Trustee and the Certificate Insurer the information with respect to the amounts so to be paid.

         In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the fifth day following such final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in the final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by holding such funds uninvested in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer exercised its right to purchase the assets of the Trust as provided above) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Servicer and thereafter Certificateholders shall look only to the Servicer with respect to any claims in respect of such funds.

         Section 10.02. Additional Termination Requirements. In the event the Servicer or the Certificate Insurer exercises its purchase option as provided in Section 10.01, the REMIC Pool shall be terminated in accordance with the following additional requirements, and the Trustee shall receive an Opinion of Counsel to the effect that the termination of the REMIC Pool (i) will constitute a "qualified liquidation" of the REMIC Pool within the meaning of Code Section 860F(a)(4)(A), and (ii) will not subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                 (i) Within 90 days prior to the final Distribution Date set forth in the notice of intention to purchase the Mortgage Loans given by the Servicer or the Certificate Insurer under Section 10.01, the Trustee, at the direction of the Servicer, shall adopt a plan of complete liquidation of the REMIC Pool on behalf of the REMIC within the meaning of Code Section 860F(a)(4)(A)(8), which shall be evidenced by such notice; and

                 (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the REMIC Pool to the Servicer or the Certificate Insurer, as the case may be, for cash at the purchase price specified in Section 10.01 and shall distribute such cash in the manner specified in Section 10.01.





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                                 ARTICLE ELEVEN
                            MISCELLANEOUS PROVISIONS

         Section 11.01. Amendment. This Agreement may be amended from time to time by the Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders but with the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (a) to cure any error or any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein; (b) to add to the duties or obligations of the Servicer hereunder; (c) to maintain or improve any rating then assigned by any Rating Agency to any of the Class A Certificates; or (d) to add any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy, as the case may be (including specifically amendments or supplements pursuant to the second paragraph of Section 6.02(b)); (e) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC Pool pursuant to the Code that would be a claim against the REMIC Pool, provided that in the case of this clause (e) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax; or (f) to modify, eliminate or add to the provisions of Section 6.02(c) or any other provisions hereof restricting transfer of the Class R Certificates; provided that in all such cases the Trustee has obtained written confirmation from each Rating Agency that any such modifications to this Agreement will not result in a qualification, reduction or withdrawal of the rating assigned to any Class of Class A Certificates by such Rating Agency and has received an Opinion of Counsel to the effect that any such modifications to this Agreement do not give rise to a risk that the REMIC Pool or any of the Certificateholders will be subject to a tax caused by a transfer to a Disqualified Organization; provided, further, that in all such cases such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

         This Agreement may also be amended from time to time by the Servicer, the Seller and the Trustee, with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage of each Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

         Promptly after the execution of any such amendment or consent pursuant to the next preceding paragraph, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee and the Certificate Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 11.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, at its expense but only upon, determination of the Servicer accompanied by an Opinion of Counsel to the effect that such recordation is legally required to protect the Trustee's interest in the Mortgage Loans.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement, the Trust or the REMIC established pursuant to Section 3.01, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust or the REMIC established pursuant to
Section 3.01, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust or the REMIC established pursuant to Section 3.01, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% shall have obtained the prior written consent of the Certificate Insurer and made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Seller and the Servicer, at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010, Attention: Gregory J. Witherspoon; (b) in the case of the Trustee, at the Corporate Trust Office at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: Aames Capital Corporation, Series 1996-C; (c) in the case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022,
Attention: Senior Vice President, Surveillance Department; (d) in the case of S&P, to Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Mortgage Surveillance Group; and (e) in the case of Moody's, to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Mortgage Pass-Through Monitoring, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at its address shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

         Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Certificate Insurer and the Holders of Certificates evidencing not less than 66% of the Voting Interests of all Certificates.

         Section 11.08. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 2.06 are and shall be deemed fully paid.

         Section 11.09. Third Party Beneficiary; Rating. (a) The Certificate Insurer is an intended third-party beneficiary of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Certificate Insurer; provided that, notwithstanding the foregoing, for so long as a Certificate Insurer Default is continuing under its obligations under the Certificate Insurance Policy, the Class A Certificateholders shall succeed to the Certificate Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Certificate Insurer shall be for the benefit of and run directly to the Certificate Insurer, and the Certificate Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

         (b) In the event the rating of the Certificate Insurer by any of the Rating Agencies is reduced to a rating that is below "investment grade" (as that term is then commonly used), the Servicer shall, at its own expense, seek to obtain ratings of each Class of Class A Certificates (apart from the rating related to the Certificate Insurance Policy) from such Rating Agency.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                        AAMES CAPITAL CORPORATION,
                                        as Seller and Servicer



                                        By: /s/ Gregory J. Witherspoon
                                           ------------------------------------
                                           Name:  Gregory J. Witherspoon
                                           Title: Executive Vice President



                                        BANKERS TRUST COMPANY
                                           OF CALIFORNIA, N.A.,
                                          as Trustee and not in its
                                          individual capacity



                                        By: /s/ Nana Palmer
                                           ------------------------------------
                                           Name:  Nana Palmer
                                           Title: Vice President

State of California         )
                            )  ss.:
County of Los Angeles       )


         On the 17th day of September 1996, before me, a notary public in and for of the State of California, personally appeared Gregory Witherspoon, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in the capacity or capacities indicated in the within instrument, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


 /s/ Katherine L. Murray
-------------------------------------
        Notary Public


[Notary Seal]

State of California         )
                            )  ss.:
County of Los Angeles       )


         On the 17th day of September 1996, before me, a notary public in and for of the State of California, personally appeared Nana Palmer, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in the capacity or capacities indicated in the within instrument, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


 /s/ Suzanne C. Patten
--------------------------------
       Notary Public


[Notary Seal]

                                   Schedule I

                             List of Sub-Servicers

Advanta Mortgage Corp. USA
Wendover Funding, Inc.

                                  Schedule II

                  Representations and Warranties of the Seller
                      Regarding Subsequent Mortgage Loans

A. The Seller represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of any Subsequent Transfer Date (except as otherwise expressly stated) that as to each Subsequent Mortgage Loan conveyed to the Trust by it:

                 (i) no Subsequent Mortgage Loan provides for negative amortization;

                 (ii) with respect to Group II each Subsequent Mortgage Loan that has an Index based on 6-month LIBOR (a) if such Mortgage Loan has an initial Adjustment Date not more than six months from the date of origination, then the related Mortgage Note provides for a 1.0% rate cap every six months, (b) if such Mortgage Loan has an initial Adjustment Date of six months, one year, two years, three years or five years from the date of origination, then the related Mortgage Note provides for a rate cap as to its first Adjustment Date of from 1.5% to 3.0% and a rate cap as to each subsequent Adjustment Date of from 1.0% to 2.0%; any Subsequent Mortgage Loan that has an Index based on the one-year CMT index provides for a 2.0% annual rate cap;

                 (iii) no Subsequent Mortgage Loan has a Gross Margin less than 3.5%;

                 (iv) each Subsequent Mortgage Loan will have been serviced since origination or purchase by the Servicer;

                 (v) no Subsequent Mortgage Loan has been originated for the purpose of facilitating the purchase of real estate owned by the originator; and

                 (vi) no Subsequent Mortgage Loan will have a Cut-off Date of later than October 1, 1996.

B. The Seller represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, that following the purchase of all Subsequent Mortgage Loans by the Trust and the assignment of such Subsequent Mortgage Loans to the appropriate Mortgage Loan Group, as of the end of the Commitment Period:

                 (i) the Mortgage Loans in Group I (including the Subsequent Mortgage Loans):

                          (a) will have a weighted average Mortgage Loan Rate of at least 11.33%;

                          (b) will have a weighted average original term to stated maturity of not more than 307 months;





                                 Schedule II-1

                          (c) will have a weighted average Combined Loan-to-Value Ratio of not more than 64.84% and a weighted average second loan-to-value ratio of not more than 64.90%;

                          (d) will have no Mortgage Loan with a Principal Balance less than $20,000 or greater than $306,000;

                          (e) will not have in excess of 10% by Aggregate Principal Balance of Mortgage Loans secured by non-owner occupied Mortgaged Properties;

                          (f) will not have a concentration in a single ZIP code in excess of 0.75% by Aggregate Principal Balance;

                          (g) will not have an aggregate concentration in excess of 0.60% by Aggregate Principal Balance in ZIP codes beginning with the following three digits: 900-919, 922-925, 930-931 and 935;

                          (h) will not have a concentration in a single State, other than California, Florida, Illinois or Washington in excess of 5% by Aggregate Principal Balance;

                          (i) will not have a concentration in California in excess of 36.17%, in Florida in excess of 10.48%, in Illinois in excess of 6.66%, in Washington in excess of 6.33% by Aggregate Principal Balance;

                          (j) will not have in excess of 8.53% or 4.50% by Aggregate Principal Balance of Mortgage Loans secured by Mortgaged Properties that are two family properties or condominiums (less than four stories), three and four family properties or condominiums (greater than four stories), respectively, and will have none secured by mobile homes or manufactured housing treated as real estate under applicable state law;

                          (k) will have at least 92% by Aggregate Principal Balance of Mortgage Loans secured by fee simple interests in detached single family dwelling units (including units in de minimis planned unit developments);

                          (l) will have no Mortgage Loans that are based on a 360-month amortization schedule with a balloon payment prior to month 60;

                          (m) will have no Mortgage Loans that are based on a 360-month amortization schedule and have a balloon payment between month 121-150;





                                 Schedule II-2

                          (n) will have no more than 4.71% by Aggregate Principal Balance of Mortgage Loans that are based on a 360-month amortization schedule and have a balloon payment between month 151-180; and

                          (o) will have no more than 1.18% by Aggregate Principal Balance of Mortgage Loans that are based on a 360-month amortization schedule and have a balloon payment between month 181-240;

                          (p) will have no less than 94.05% by Aggregate Principal Balance of Mortgage Loans that provide for the payment of principal and interest on a level basis to fully amortize such Mortgage Loan over its stated maturity; and

                          (q) will have a weighted average term since origination not in excess of three months.

                 (ii) the Mortgage Loans in Group II (including the Subsequent Mortgage Loans):

                          (a) will have a weighted average Mortgage Loan Rate of at least 10.27%;

                          (b) will have a weighted average original term to stated maturity of not more than 350 months;

                          (c) will have a weighted average Loan-to-Value Ratio of not more than 68.88%;

                          (d) will have no Mortgage Loan with a Principal Balance less than $20,000 or more than $550,000;

                          (e) will have not in excess of 10% by Aggregate Principal Balance of Mortgage Loans secured by non-owner occupied Mortgage Properties;

                          (f) will not have a concentration in a single ZIP code in excess of 0.75% by Aggregate Principal Balance;

                          (g) will not have an aggregate concentration in excess of 0.50% in ZIP codes beginning with the following three digits: 900-919, 922-925, 930, 931, 935;

                          (h) will not have a concentration in a single State, other than California, Colorado, Florida, Illinois, Oregon or Washington in excess of 5% by Aggregate Principal Balance;





                                 Schedule II-3

                          (i) will not have a concentration in California in excess of 22.80%, in Colorado in excess of 6.44%, in Florida in excess of 9.60%, in Illinois in excess of 8.25%, in Oregon in excess of 6.36% or in Washington in excess of 7.32% by Aggregate Principal Balance;

                          (j) will not have in excess of 7.13% or 5.04% by Aggregate Principal Balance Mortgage Loans secured by Mortgaged Properties that are two family properties or condominiums (less than four stories) and three and four family properties or condominiums (greater than four stories), respectively, and none will be secured by mobile homes or manufactured housing treated as real estate under applicable state law;

                          (k) will have at least 92% by Aggregate Principal Balance Mortgage Loans secured by fee simple interests in detached single family dwelling units (including units in de minimis planned unit development);

                          (l) will have a weighted average margin of at least 6.86%;

                          (m) will have no Mortgage Loan that is not based on a 360-month amortization schedule of level payments;

                          (n) will have a weighted average term since origination not in excess of three months.

         For purposes of this Schedule II, "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans (determined as of the Cut-off Date for the Initial Mortgage Loans and as of the Subsequent Cut-off Date for the Subsequent Mortgage Loans) in the related Mortgage Loan Group.





                                 Schedule II-4

                                  Schedule III

                 Schedule of Certain Delinquent Mortgage Loans

                 [Omitted from this Current Report on Form 8-K]





                                  Schedule III

                                                                    EXHIBIT A-1A


                         FORM OF CLASS A-1A CERTIFICATE


Date of Pooling and Servicing                  Original Class A-1A Certificate
Agreement and Cut-off Date:                           Balance:  $69,200,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BS 5
October 15, 1996

Denomination:  $69,200,000.00                              Certificate No.:  1


                     Class A-1A Adjustable Rate Certificate
                          AAMES MORTGAGE TRUST 1996-C
                           PASS-THROUGH CERTIFICATE,
                           SERIES 1996-C, CLASS A-1A

         evidencing a percentage interest in the distributions allocable to the Class A-1A Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown





                                     A1A-1
above by the Original Class A-1A Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1A Monthly Interest and any amounts distributed to Class A-1A Certificateholders in respect of Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution, Class A-2 Overflow Distribution and the Class A-1 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-1A" (herein called the "Class A-1A Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.





                                     A1A-2

         The Class A-1A Certificates are limited in right of payment to certain payments on and collections in respect of Group I and in certain limited circumstances, Group II, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group I and, in certain limited circumstances, Group II and payments made under the Certificate Insurance Policy in respect of the Class A-1 Insured Amount allocable to Class A-1A Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                     A1A-3

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                     A1A-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                      BANKERS TRUST COMPANY
                                        OF CALIFORNIA, N.A.,
                                      as Trustee



                                      By:
                                         --------------------------------------
                                                     Authorized Officer


CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1A
Certificates referred to in
the within named Agreement



By:
   ----------------------------------------------
    Authorized Officer of Bankers Trust Company
         of California, N.A., as Trustee





                                     A1A-5

                                                                    EXHIBIT A-1B


                         FORM OF CLASS A-1B CERTIFICATE


Date of Pooling and Servicing                  Original Class A-1B Certificate
Agreement and Cut-off Date:                           Balance:  $54,800,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BT 3
October 15, 1996

Denomination:  $54,800,000.00                              Certificate No.:  1


                      Class A-1B Pass-Through Rate:  7.22%
                          AAMES MORTGAGE TRUST 1996-C
                           PASS-THROUGH CERTIFICATE,
                           SERIES 1996-C, CLASS A-1B

         evidencing a percentage interest in the distributions allocable to the Class A-1B Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown





                                     A1B-1
above by the Original Class A-1B Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1B Monthly Interest and any amounts distributed to Class A-1B Certificateholders in respect of Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution, Class A-2 Overflow Distribution and the Class A-1 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-1B" (herein called the "Class A-1B Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.





                                     A1B-2

         The Class A-1B Certificates are limited in right of payment to certain payments on and collections in respect of Group I and in certain limited circumstances, Group II, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group I and, in certain limited circumstances, Group II and payments made under the Certificate Insurance Policy in respect of the Class A-1 Insured Amount allocable to Class A-1B Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                     A1B-3

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                     A1B-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                     BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                     as Trustee



                                     By:
                                        ---------------------------------------
                                                    Authorized Officer


CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1B
Certificates referred to in
the within named Agreement



By:
   ----------------------------------------------
    Authorized Officer of Bankers Trust Company
       of California, N.A., as Trustee





                                     A1B-5

                                                                    EXHIBIT A-1C


                         FORM OF CLASS A-1C CERTIFICATE


Date of Pooling and Servicing                  Original Class A-1C Certificate
Agreement and Cut-off Date:                           Balance:  $17,450,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BU 0
October 15, 1996

Denomination:  $17,450,000.00                              Certificate No.:  1


                      Class A-1C Pass-Through Rate:  7.57%
                          AAMES MORTGAGE TRUST 1996-C
                           PASS-THROUGH CERTIFICATE,
                           SERIES 1996-C, CLASS A-1C

         evidencing a percentage interest in the distributions allocable to the Class A-1C Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown





                                     A1C-1
above by the Original Class A-1C Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1C Monthly Interest and any amounts distributed to Class A-1C Certificateholders in respect of Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution, Class A-2 Overflow Distribution and the Class A-1 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-1C" (herein called the "Class A-1C Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.





                                     A1C-2

         The Class A-1C Certificates are limited in right of payment to certain payments on and collections in respect of Group I and in certain limited circumstances, the Group II, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group I and, in certain limited circumstances, Group II and payments made under the Certificate Insurance Policy in respect of the Class A-1 Insured Amount allocable to Class A-1C Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                     A1C-3

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                     A1C-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                        BANKERS TRUST COMPANY
                                          OF CALIFORNIA, N.A.,
                                        as Trustee



                                        By:
                                           ------------------------------------
                                                     Authorized Officer


CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1C
Certificates referred to in
the within named Agreement



By:
   ----------------------------------------------
    Authorized Officer of Bankers Trust Company
       of California, N.A., as Trustee





                                     A1C-5

                                                                    EXHIBIT A-1D


                         FORM OF CLASS A-1D CERTIFICATE


Date of Pooling and Servicing                  Original Class A-1D Certificate
Agreement and Cut-off Date:                           Balance:  $19,900,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BV 8
October 15, 1996

Denomination:  $19,900,000.00                              Certificate No.:  1


                      Class A-1D Pass-Through Rate:  7.87%
                          AAMES MORTGAGE TRUST 1996-C
                           PASS-THROUGH CERTIFICATE,
                           SERIES 1996-C, CLASS A-1D

         evidencing a percentage interest in the distributions allocable to the Class A-1D Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown





                                     A1D-1
above by the Original Class A-1D Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1D Monthly Interest and any amounts distributed to Class A-1D Certificateholders in respect of Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution, Class A-2 Overflow Distribution and the Class A-1 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-1D" (herein called the "Class A-1D Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.





                                     A1D-2

         The Class A-1D Certificates are limited in right of payment to certain payments on and collections in respect of Group I and in certain limited circumstances, the Group II, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group I and, in certain limited circumstances, Group II and payments made under the Certificate Insurance Policy in respect of the Class A-1 Insured Amount allocable to Class A-1D Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                     A1D-3

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                     A1D-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                      BANKERS TRUST COMPANY
                                        OF CALIFORNIA, N.A.,
                                      as Trustee



                                      By:
                                         --------------------------------------
                                                    Authorized Officer


CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1D
Certificates referred to in
the within named Agreement



By:
   ------------------------------------------------
     Authorized Officer of Bankers Trust Company
        of California, N.A., as Trustee





                                     A1D-5

                                                                    EXHIBIT A-1E


                         FORM OF CLASS A-1E CERTIFICATE


Date of Pooling and Servicing                  Original Class A-1E Certificate
Agreement and Cut-off Date:                           Balance:  $13,650,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BW 6
October 15, 1996

Denomination:  $13,650,000.00                              Certificate No.:  1


                      Class A-1E Pass-Through Rate:  8.04%
                          AAMES MORTGAGE TRUST 1996-C
                           PASS-THROUGH CERTIFICATE,
                           SERIES 1996-C, CLASS A-1E

         evidencing a percentage interest in the distributions allocable to the Class A-1E Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown





                                     A1E-1
above by the Original Class A-1E Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1E Monthly Interest and any amounts distributed to Class A-1E Certificateholders in respect of Class A-1 Monthly Principal, Class A-1 Excess Cash Distribution, Class A-2 Overflow Distribution and the Class A-1 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-1E" (herein called the "Class A-1E Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.





                                     A1E-2

         The Class A-1E Certificates are limited in right of payment to certain payments on and collections in respect of Group I and in certain limited circumstances, the Group II, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group I and, in certain limited circumstances, Group II and payments made under the Certificate Insurance Policy in respect of the Class A-1 Insured Amount allocable to Class A-1E Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                     A1E-3

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                     A1E-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                     BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                     as Trustee



                                     By:
                                        ---------------------------------------
                                                    Authorized Officer


CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1E
Certificates referred to in
the within named Agreement



By:
   ------------------------------------------------
     Authorized Officer of Bankers Trust Company
        of California, N.A., as Trustee





                                     A1E-5

                                                                     EXHIBIT A-2


                         FORM OF CLASS A-2 CERTIFICATE


Date of Pooling and Servicing                   Original Class A-2 Certificate
Agreement and Cut-off Date:                          Balance:  $350,000,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BX 4
October 15, 1996

Denomination:  $200,000,000.00                             Certificate No.:  1


                     Class A-2 Adjustable Rate Certificate
                          AAMES MORTGAGE TRUST 1996-C
                    MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1996-C, CLASS A-2

         evidencing a percentage interest in the distributions allocable to the Class A-2 Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown





                                      A2-1
above by the Original Class A-2 Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of adjustable rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Banker's Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-2 Monthly Interest, Class A-2 Monthly Principal, any amounts distributed to Class A-2 Certificateholders in respect of Class A-2 Excess Cash Distribution, Class A-1 Overflow Distribution and the Class A-2 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-2" (herein called the "Class A-2 Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.





                                      A2-2

         The Class A-2 Certificates are limited in right of payment to certain payments on and collections in respect of Group II and in certain limited circumstances, Group I, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group II and, in certain limited circumstances, Group I and payments made under the Certificate Insurance Policy in respect of the Class A-2 Insured Amount and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





                                      A2-3

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                      A2-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                      BANKERS TRUST COMPANY
                                        OF CALIFORNIA, N.A.,
                                      as Trustee



                                      By:
                                         -------------------------------------
                                                   Authorized Officer



CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-2
Certificates referred to in
the within named Agreement



By:
   ---------------------------------------------
    Authorized Officer of Bankers Trust Company
       of California, N.A., as Trustee





                                      A2-5

                         FORM OF CLASS A-2 CERTIFICATE


Date of Pooling and Servicing                   Original Class A-2 Certificate
Agreement and Cut-off Date:                          Balance:  $350,000,000.00
September 1, 1996

First Distribution Date:                                 CUSIP No. 00253C BX 4
October 15, 1996

Denomination:  $150,000,000.00                              Certificate No.: 2


                     Class A-2 Adjustable Rate Certificate
                          AAMES MORTGAGE TRUST 1996-C
                    MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1996-C, CLASS A-2

         evidencing a percentage interest in the distributions allocable to the Class A-2 Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Original Class A-2 Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its





                                      A2-6
capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of adjustable rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Banker's Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-2 Monthly Interest, Class A-2 Monthly Principal, any amounts distributed to Class A-2 Certificateholders in respect of Class A-2 Excess Cash Distribution, Class A-1 Overflow Distribution and the Class A-2 Insured Amount, all as more specifically set forth in the Agreement.

         Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

         This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1996-C, Class A-2" (herein called the "Class A-2 Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

         The Class A-2 Certificates are limited in right of payment to certain payments on and collections in respect of Group II and in certain limited circumstances, Group I, all as more





                                      A2-7
specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of Group II and, in certain limited circumstances, Group I and payments made under the Certificate Insurance Policy in respect of the Class A-2 Insured Amount and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the





                                      A2-8

Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.





                                      A2-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996


                                      BANKERS TRUST COMPANY
                                        OF CALIFORNIA, N.A.,
                                      as Trustee



                                      By:
                                         --------------------------------------
                                                   Authorized Officer



CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-2
Certificates referred to in
the within named Agreement



By:
   ---------------------------------------------
    Authorized Officer of Bankers Trust Company
       of California, N.A., as Trustee





                                     A2-10

                                                                       EXHIBIT B


                          FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT SET FORTH IN THE AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02(b) OF THE AGREEMENT REFERRED TO HEREIN.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN SECTION 6.02(c) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT (I) IT IS NOT (i) A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, (ii) AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE"), (iii) AN INDIVIDUAL, CORPORATION, PARTNERSHIP OR OTHER PERSON UNLESS SUCH TRANSFEREE (A) IS NOT A FOREIGN PERSON OR (B) IS A FOREIGN PERSON THAT WILL HOLD SUCH CLASS R CERTIFICATE IN CONNECTION WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES AND HAS FURNISHED THE TRANSFEROR AND THE TRUSTEE WITH AN EFFECTIVE INTERNAL REVENUE SERVICE FORM 4224 OR (C) IS A FOREIGN PERSON THAT HAS DELIVERED TO BOTH THE TRANSFEROR AND THE TRUSTEE AN OPINION OF A NATIONALLY RECOGNIZED TAX COUNSEL TO THE EFFECT THAT THE TRANSFER OF THE CLASS R CERTIFICATE TO IT IS IN ACCORDANCE WITH THE REQUIREMENTS OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER AND THAT SUCH TRANSFER OF THE CLASS R CERTIFICATE WILL NOT BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES (ANY SUCH PERSON WHO IS NOT COVERED BY CLAUSE (A), (B) OR
(C) ABOVE BEING

REFERRED TO HEREIN AS A "NON-PERMITTED FOREIGN HOLDER") OR (iv) ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ANY PERSON WHICH IS AN INDIVIDUAL RETIREMENT ACCOUNT OR EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO SECTION 4975 OF THE CODE (AN "ERISA PLAN") OR AN ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT, WHOSE UNDERLYING ASSETS INCLUDE ERISA PLAN ASSETS BY REASON OF AN ERISA PLAN'S INVESTMENT IN THE ENTITY, OR ANY PERSON INVESTING THE ASSETS OF AN ERISA PLAN OR SUCH AN ENTITY, WHETHER AS NOMINEE, TRUSTEE, AGENT OR OTHERWISE, (II) IT HAS NO INTENT OR PURPOSE TO IMPEDE THE ASSESSMENT OR COLLECTION OF ANY FEDERAL, STATE OR LOCAL INCOME TAXES LEGALLY REQUIRED TO BE PAID WITH RESPECT TO THE CLASS R CERTIFICATE, AND (III) IT HAS AGREED TO SUCH AMENDMENTS TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF, BOOK-ENTRY NOMINEES, NON-PERMITTED FOREIGN HOLDERS OR ERISA PLANS.
THE TERM "FOREIGN PERSON" MEANS A PERSON WHO IS NOT ONE OF THE FOLLOWING: A CITIZEN OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST THAT IS SUBJECT TO U.S. FEDERAL INCOME TAX REGARDLESS OF THE SOURCE OF ITS INCOME.

         THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE SERVICER, TO ACT AS TAX MATTERS PERSON.

Date of Pooling and Servicing                       Percentage Interest:  100%
Agreement and Cut-off Date:
September 1, 1996                                        CUSIP No. 00253C BY 2

First Distribution Date:                                   Certificate No.:  R
October 15, 1996

                          AAMES MORTGAGE TRUST 1996-C
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 1996-C, CLASS R

         evidencing a percentage interest in the distributions allocable to the Class R Certificate with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate residential mortgage loans sold and serviced by Aames Capital Corporation.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         This certifies that Aames Capital Corporation is the registered owner of the Percentage Interest specified on the face of this Class R Certificate. This Class R Certificate is one series of Certificates issued by a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold and serviced by Aames Capital Corporation (in its capacity as seller, the "Seller" and in its capacity as servicer, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Seller and Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a transfer is desired to be made by the holder hereof, (i) the transferee will be required to execute an investment letter in the form described by the Agreement and (ii) if such transfer is to be made, the Trustee shall require the Holder to deliver an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable state securities laws. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require an affidavit, in the form as described in the Agreement, stating the matters set forth on the legend of this Class R Certificate.

          The Holder of the Class R Certificate, by acceptance hereof, is deemed to have designated the Servicer, if permitted by the Code and applicable law, to act as the "tax matters person", to perform the functions of a "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code and if not so permitted, the Holder of the Class R Certificate, is deemed to have agreed to act as such "tax matters person".

         The Class R Certificate is not entitled to any payments on and collections in respect of the Mortgage Loans on any Distribution Date until all other distributions for such Distribution Date have been made in accordance with the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Seller , the Servicer, and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. The Class R Certificate will have no Voting Interests. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of the Certificates but with the prior written consent of the Certificate Insurer.

         This Certificate is issuable only as a registered Certificate without coupons in the Percentage Interest specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing together with an affidavit in the form as described in the Agreement, and thereupon a new Certificate evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer or the Certificate Insurer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Servicer to purchase being subject to the Pool Balance at the time of purchase being less than 10% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit. The exercise of the right of the Certificate Insurer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates, the right of the Certificate Insurer to purchase being subject to Mortgage Loans with aggregate Cut-off Date Principal Balances equal to or greater than 25% of the sum of the Cut-off Date Pool Balance and the Purchase Account Deposit having become Liquidated Mortgage Loans prior to the time of purchase.

         This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 17, 1996

                                     BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                     as Trustee



                                     By:
                                        ---------------------------------------
                                                   Authorized Officer



CERTIFICATE OF AUTHENTICATION:

This is the Class R Certificate
referred to in the within named
Agreement



By:
   ---------------------------------------------
    Authorized Officer of Bankers Trust Company
       of California, N.A., as Trustee

                                                                       EXHIBIT C

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

         Pursuant to this Subsequent Transfer Agreement, dated as of [
, 1996] by and between Aames Capital Corporation (the "Seller") and Bankers Trust Company of California, N.A., in its capacity as trustee for Aames Mortgage Trust 1996-C (the "Trustee"), and pursuant to that certain Pooling and Servicing Agreement, dated as of September 1, 1996 (the "Pooling and Servicing Agreement"), by and between the Seller, as seller and servicer, and the Trustee, as trustee, the Seller and the Trustee agree to the sale by the Seller and the purchase by the Trustee of additional mortgage loans (the "Subsequent Mortgage Loans") to be included in Group I or Group II as listed on the Mortgage Loan Schedule attached hereto as Schedule A.

         Capitalized terms used and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

         Section 1.  Purchase and Conveyance of Subsequent Mortgage Loans.

         (a) The Seller does hereby sell, transfer, assign, set over and convey to the Trustee:

                 (i) all right, title and interest of such Seller in and to the Subsequent Mortgage Loans owned by it and listed on Schedule A hereto, including without limitation, the related Mortgages, Mortgage Files and Mortgage Notes, and all payments on, and proceeds with respect to, such Subsequent Mortgage Loans received on and after the Subsequent Cut-off Date except such payments and proceeds as the Servicer is entitled to retain pursuant to the express provisions of the Pooling and Servicing Agreement;

                 (ii) all right, title and interest of such Seller in the Mortgages on the properties securing the Subsequent Mortgage Loans, including any related Mortgaged Property acquired by or on behalf of the Trust by foreclosure or deed in lieu of foreclosure or otherwise;

                 (iii) all right, title and interest of such Seller in and to any rights in or proceeds from any insurance policies (including title insurance policies) covering the Subsequent Mortgage Loans, the related Mortgaged Properties or Mortgagors and any amounts recovered from third parties in respect of any Subsequent Mortgage Loans that became Liquidated Mortgage Loans; and

                 (iv)     the proceeds of all of the foregoing.

         (b) With respect to each Subsequent Mortgage Loan, the Seller, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee, each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Seller of the Subsequent Mortgage Loans identified on the Schedule A hereto shall be absolute and is intended by the Seller, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Seller.

         (c) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Agreement and the Pooling and Servicing Agreement shall be borne by the Seller.

         (d) Additional terms of the sale, including the purchase price, are set forth on Attachments A and B hereto separated by Mortgage Loan Group.

         Section 2.  Representations and Warranties; Conditions Precedent.

         (a) The Seller hereby affirms the representations and warranties set forth in Section 2.05 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Seller hereby confirms that each of the conditions set forth in Section 2.02 of the Pooling and Servicing Agreement (except such conditions that are required to be satisfied as of the end of the Commitment Period) are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3.  Recordation of Agreement.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense in the event such recordation materially and beneficially affects the interests of Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.  Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of California (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.  Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.



                                        AAMES CAPITAL CORPORATION,
                                         as Seller



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A., as Trustee
                                         for Aames Mortgage Trust 1996-C



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A

                       SUBSEQUENT MORTGAGE LOAN SCHEDULE

                                  ATTACHMENT A


Subsequent Transfer Date:

Subsequent Cut-off Date:

Aggregate of the Principal Balances of
  Group I Subsequent Mortgage Loans:

Aggregate of the Purchase Prices of Group I
  Subsequent Mortgage Loans:

Number of Subsequent Mortgage Loans
  in Group I:

                                  ATTACHMENT B


Subsequent Transfer Date:

Subsequent Cut-off Date:

Aggregate of the Principal Balances of
  Group II Subsequent Mortgage Loans:

Aggregate of the Purchase Prices of Group II
  Subsequent Mortgage Loans:

Number of Subsequent Mortgage Loans
  in Group II:

                                                                       EXHIBIT D


                      FORM OF CERTIFICATE INSURANCE POLICY

           [Filed as Exhibit 4.2 to this Current Report on Form 8-K]

                                                                       EXHIBIT E


                    FORM OF NOTICE OF CLAIM AND CERTIFICATE

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022

         The undersigned, a duly authorized officer of Bankers Trust Company of California, N.A. (the "Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security") with reference to Financial Guaranty Insurance Policy No. 50506-N dated September 17, 1996, including Endorsement No. 1 thereto (the "Policy"), issued by Financial Security in respect of Aames Mortgage Trust 1996-C, Mortgage Pass- Through Certificates, Series 1996-C, Class A-1 and Class A-2 that:

                 (i) The Trustee is the Trustee under the Pooling and Servicing Agreement for the Holders.

                 (ii) With respect to the [Class A-1 Certificates][Class A-2 Certificates] for the Distribution Date in ____________, the related Insured Amount due under the Policy is $__________.

                 (iii) The Trustee is making a claim under the Policy for the Insured Amount to be applied to distributions of principal or interest or both with respect to the Securities.

                 (iv) The Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Insured Amounts on the Securities when due; (b) not apply such funds for any other purpose;
         (c) not commingle such finds with other funds held by the Trustee; and
         (d) maintain an accurate record of such payments with respect to each Security and the corresponding claim on the Policy and proceeds thereof and, if the Security is required to be surrendered for such payment, shall stamp on each such Security the legend "$[insert applicable amount] paid by Financial Security and the balance hereof has been canceled and reissued" and then shall deliver such Security to Financial Security.

                 (v) The Trustee, on behalf of the Certificateholders, hereby assigns to Financial Security the rights of the Certificateholders with respect to the Trust Fund to the extent of any payments under the Policy, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Trust Fund. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                 (vi) The Trustee, on its behalf and on behalf of the Certificateholders, hereby appoints Financial Security as agent and attorney-in-fact for the Trustee and each such Certificateholder in any legal proceeding with respect to the Trust Fund. The Trustee hereby agrees that Financial Security may at any time during the continuation of the proceeding by or against the Seller under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment with respect to the Trust Fund (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance and Indemnity Agreement, dated as of September 1, 1996, between the Company and Financial Security and (C) the posting of any, surety, supersedeas or performance bond pending any such appeal. In addition, the Trustee hereby agrees that Financial Security shall be subrogated to, and the Trustee on its behalf and on behalf of each Certificateholder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee and each Certificateholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                 (vii) Payment should be made by wire transfer directed to [the Policy Payments Account].

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Claim and Certificate as of the _________ day of _______________, 199_.

                                      BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



For Financial Security or Fiscal Agent Use Only

Wire transfer sent ___________ by ____________________________

Confirmation Number __________________________________________

                                                                       EXHIBIT F


                             MORTGAGE LOAN SCHEDULE

                 [Omitted from this Current Report on Form 8-K]

                                                                       EXHIBIT G


                   FORM OF ANNUAL STATEMENT AS TO COMPLIANCE


         The undersigned, __________________________________________,
_________________________________ of Aames Capital Corporation (the
"Servicer"), in its capacity as Servicer under that certain Pooling and Servicing Agreement dated as of September 1, 1996 (the "Pooling and Servicing Agreement") between Aames Capital Corporation, as Seller and Servicer, and Bankers Trust Company of California, N.A., as Trustee, does hereby certify pursuant to Section 3.09 of the Pooling and Servicing Agreement that as of the ___ day of ____________, 199_:

                 (a) a review of the activities of the Servicer for the year ended December 31, 199_ and of its performance under the Pooling and Servicing Agreement has been made under my supervision, and

                 (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Pooling and Servicing Agreement throughout such year.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this ____day of ___________, 199_.



                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT H


                FORM OF AFFIDAVIT PURSUANT TO SECTION 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


STATE OF _____________________________  )
                                        ) ss.:
COUNTY OF ____________________________  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____________] [the United States], on behalf of which he makes this affidavit. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement as defined in the Class R Certificate.

         2. That the Investor's Taxpayer Identification Number is [______________________].

         3. That the Investor is not a "Disqualified Organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or an agent of a Disqualified Organization (including a broker, nominee or middleman) and will not be a "Disqualified Organization" as of [date of transfer], and that the Investor is not acquiring a Class R Certificate of the Aames Mortgage Trust 1996-C Mortgage Loan Pass-Through Certificates, (the "Class R Certificate") for the account of, or as an agent (including a broker, nominee or middleman) of any entity as to which the Investor has not received an affidavit substantially in the form of this affidavit. For these purposes, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electrical energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(c), or any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Investor is not (i) an entity that holds Class R Certificates as nominee to facilitate the clearance and settlement of such Class R Certificates through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), (ii) an individual, corporation, partnership or other person unless such transferee (A) is not a Foreign Person or (B) is a Foreign Person that will hold such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Foreign Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Class R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder") or (iii) a Person that is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any Person that is an individual retirement account or employee benefit plan, trust or account subject to Section 4975 of the Code (an "ERISA Plan") or an entity, including an insurance company separate account or general account, whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity or a Person investing the assets of an ERISA Plan or such an entity, whether as nominee, trustee, agent or otherwise (an "ERISA Prohibited Holder").

         5. That the Investor agrees to any such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to such a Disqualified Organization or a Book-Entry Nominee or a Non-permitted Foreign Holder or an ERISA Prohibited Holder.

         6. That the Investor has no intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificate and will not transfer the Class R Certificate to any Person that it has reason to believe has the intention to impede the assessment or collection of such taxes.

         7. The Investor has been advised of, understands and acknowledges that under the Code, a substantial tax would be imposed on a "pass-through entity" holding a Class R Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person). A pass-through entity shall be relieved of liability for the tax if it had received from such Person an affidavit (in substantially the same form as this affidavit) that such Person is not a Disqualified Organization and the entity had no actual knowledge that the affidavit was false. The Investor will advise the Trustee and the Servicer if it becomes a pass-through entity or if it is a pass-through entity, if any of the interest holders are or become Disqualified Persons.

         8. The Investor has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of a Class R Certificate including, without limitation, the restrictions on subsequent transfers. The Investor expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement, as such Section may be amended from time to time.

         9. The Investor agrees to require an affidavit substantially similar to this affidavit from any Person to whom the Investor attempts to transfer its Class R Certificate including any Person with respect to which the Investor is then acting as nominee, trustee or agent, and in connection with any transfer by a Person for whom the Investor is acting as nominee, trustee or agent, and the Investor will not transfer its Class R Certificate to be transferred to any Person that the Investor knows is a Disqualified Organization.

         10. The Investor is acquiring the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. If clause (ii) of the preceding sentence is applicable, such Person is not a Disqualified Organization and the Investor has no knowledge that any such affidavit from such Person is false.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.

                                       [NAME OF INVESTOR]


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

         Personally appears before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this _____day of ___________, 199_.


___________________________________________
NOTARY PUBLIC

COUNTY OF _________________________________

STATE OF __________________________________

My Commission expires the ________ day of __________, 19___.

                                                                       EXHIBIT I


                    FORM OF NOTICE REGARDING PAYMENT IN FULL
                     OF PRINCIPAL BALANCE OF MORTGAGE LOAN



Bankers Trust Company of California, N.A.,
  as Trustee
3 Park Plaza, 16th Floor
Irvine, California  92714

Attention:  Corporate Trust Administration

         Re:     Mortgage Loan Pass-Through Certificates, Series 1996-C
                 ------------------------------------------------------

Ladies and Gentlemen:

         Reference is made to Section 3.07 of the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Pooling and Servicing Agreement") between Aames Capital Corporation, as Sponsor and Servicer, and Bankers Trust Company of California, N.A., as Trustee. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement.

         The undersigned hereby certifies that the Principal Balance of the Mortgage Loan(s) listed on Schedule A annexed hereto has been paid in full and that all amounts received in connection with the payment of such Mortgage Loan(s) that were required to be deposited or credited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been so deposited or credited.

         The undersigned further certifies that he is a Servicing Officer of the Servicer holding the office set forth beneath his signature and that he is duly authorized to execute this certificate on behalf of the Servicer.

                                              AAMES CAPITAL CORPORATION



Date:                                         By:
     -----------------------------               ------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT J

                           FORM OF LIQUIDATION REPORT


1.       Type of Liquidation (REO disposition/charge-off/short pay-off)

            o        Date Last Paid
            o        Date of Foreclosure
            o        Date of REO
            o        Date of REO Disposition
            o        Property Sale Price; Estimated Market Value at Disposition

2.       Liquidation Proceeds

            o        Principal Prepayment                      $_____________
            o        Property Sale Proceeds                    ______________
            o        Insurance Proceeds                        ______________
            o        Other (itemize)
                     TOTAL                                     $
                                                               ==============
3.       Liquidation Expenses

            o        Servicing Advances                        $_____________
            o        Monthly Advances                          ______________
            o        Contingency Fees                          ______________
            o        Servicing Fees                            ______________
            o        Annual Expense Escrow Amount              ______________
            o        Supplemental Fee (if any)                 ______________
            o        Additional Interest (if any)              ______________
            o        Monthly Sponsor Fee (if any)              ______________
                     TOTAL                                     $
                                                               ==============

4.       Net Liquidation Proceeds*                             $_____________
         (Total of Item 2 minus total of Item 3)

5.       Accrued and Unpaid Interest on Mortgage Loan          $_____________

6.       Principal Balance of Mortgage Loan                    $_____________

7.       Realized Loss on Mortgage Loan                        $_____________
         (Item 5 plus Item 6 minus Item 4, with
           a Realized Loss resulting only if the total of this calculation is a positive number)


* Applied first to Item 5 and then to Item 6.

                                                                       EXHIBIT K

                             OFFICER'S CERTIFICATE

         I, _____________________, hereby certify that I am the duly elected _____________________ of Aames Capital Corporation (the "Company") acting as servicer pursuant to a Pooling and Servicing Agreement dated as of September 1, 1996 by and among the Company and Bankers Trust Company of California, N.A., as Trustee, and further certify, to the best of my knowledge and after due inquiry that the following is a summary of the facts and circumstances surrounding the "charge-off" of any Mortgage Loans during the Collection Period from _____ 1 through _____ 30/31, 199_;

[Insert the following information for each "charged-off" Mortgage Loan]

         Loan #
         Borrower Name
         Property Address
         Date of "charge-off"
         Original Principal Balance
         Outstanding Principal Balance
         Mortgage Loan Rate
         Accrued Interest at time of "charge off"
         Unreimbursed Servicing Advances at time of "charge off"
         Unreimbursed Delinquency Advances at time of "charge off" # of days in default at time of "charge off"
         Original Appraised Value
         Current appraised value based upon "drive by"
         Amount of outstanding first lien
         Estimate of Foreclosure Costs
                 Broker Fees
                 Legal Fees
                 Repair and Miscellaneous Expenses
         Projected Marketing Period
         Estimate of Loss on Foreclosure and Liquidation

Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto signed by name and affixed the seal of the Servicer.


Dated:
      ----------------------------                 ----------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT L


                          FORM OF TRANSFEROR AFFIDAVIT
                           [LETTERHEAD OF TRANSFEROR]


                             ________________, 199_


Bankers Trust Company of California, N.A.,
  as Trustee
3 Park Plaza, 16th Floor
Irvine, California  92714

Attention:  Corporate Trust Administration

         Re:     Aames Mortgage Trust 1996-C
                 Mortgage Pass-Through Certificates, Series 1996-C
                 -------------------------------------------------

Ladies and Gentlemen:

         We have reviewed the attached affidavit of [NAME OF TRANSFEREE] and have no actual knowledge that such affidavit is not true and has no reason to believe that the requirements set forth in paragraph 3, paragraph 4(i) or paragraph 4(ii) are not satisfied and have no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Class R Certificate. In addition, we have conducted a reasonable investigation at the time of the transfer and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due.

                                  Very truly yours,


                                  -------------------------------------------


                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                                                      EXHIBIT M


===============================================================================




                       INSURANCE AND INDEMNITY AGREEMENT



                                 by and between



                       FINANCIAL SECURITY ASSURANCE INC.,



                                      and


                           AAMES CAPITAL CORPORATION


                         Dated as of September 1, 1996



                      $175,000,000 CLASS A-1 CERTIFICATES
                      $350,000,000 CLASS A-2 CERTIFICATES



===============================================================================

                               TABLE OF CONTENTS



                                                                                                                            Page
                                                           ARTICLE I

                                                 DEFINITIONS; LIMITED RECOURSE

         Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                           ARTICLE II

                                           REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.01.  Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.02.  Affirmative Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.03.  Negative Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                          ARTICLE III

                                           THE POLICY; REIMBURSEMENT; INDEMNIFICATION

         Section 3.01.  Issuance of the Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.02.  Payment of Fees and Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.03.  Reimbursement and Additional Payment Obligation . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.04.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.05.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                           ARTICLE IV

                                                       FURTHER AGREEMENTS

         Section 4.01.  Effective Date; Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.02.  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.03.  Assignments; Reinsurance; Third-Party Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.04.  Liability of Financial Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                           ARTICLE V

                                                  EVENTS OF DEFAULT; REMEDIES

         Section 5.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.02.  Remedies; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                           ARTICLE VI

                                                         MISCELLANEOUS

         Section 6.01.  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.03.  Payment Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.04.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.05.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.06.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.07.  Consent of Financial Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.08.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.09.  Trial by Jury Waived  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.10.  Limited Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.11.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Appendix I--Definitions

Appendix II--Opinions of Counsel

Annex I--Form of Policy

Appendix A--Conditions Precedent to Issuance of the Policy

                       INSURANCE AND INDEMNITY AGREEMENT


                 INSURANCE AND INDEMNITY AGREEMENT dated as of September 1, 1996, by and between FINANCIAL SECURITY ASSURANCE INC. ("Financial Security") and AAMES CAPITAL CORPORATION (the "Company").

                            INTRODUCTORY STATEMENTS

         The Company intends to sponsor the issuance of the Aames Mortgage Trust 1996-C, Mortgage Pass-Through Certificates, Series 1996-C, in three classes, designated as the Class A-1 Certificates (which consists of four subclasses), the Class A-2 Certificates and the Class R Certificates, pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1996 between the Company and the Trustee.

         The Company has requested that Financial Security issue a financial guaranty insurance policy guarantying certain distributions of the principal of and interest on the Securities (including any such distributions subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

         The parties hereto desire to specify the conditions precedent to the issuance of the Policy by Financial Security, the payment of premium in respect of the Policy, the indemnity to be provided to Financial Security in respect of amounts paid by Financial Security under the Policy or otherwise and certain other matters.

         In consideration of the premises and of the agreements herein contained, Financial Security and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires.


                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.01. Representations and Warranties of the Company. The Company represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, as follows:

                 (a) Due Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of

         California. The Company is duly qualified to do business, is in good standing and has obtained all material licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Mortgage Loan unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

                 (b) Power and Authority. The Company has all necessary corporate power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

                 (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Company have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Company's stockholders.

                 (d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Company, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents,

                          (i) conflicts with or results in any material breach or violation of any provision of the Articles of Incorporation or Bylaws of the Company or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect binding the Company or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Company,

                          (ii) constitutes a default by the Company under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Company is a party or by which it or any of its properties is or may be bound, or

                          (iii) results in or requires the creation of any Lien upon or in respect of any of the Company's assets except as otherwise expressly contemplated by the Transaction Documents.

                 (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Mortgage Loans, or the Company, or any properties or rights of the Company, pending or, to the Company's knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Company, would result in a Material Adverse Change with respect to the Company or any Mortgage Loan.

                 (f) Valid and Binding Obligations. The Transaction Documents, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and, together with the Class R Certificates, will evidence the entire beneficial ownership interest in the Trust Fund.

                 (g) Financial Statements. The consolidated Financial Statements of the Parent (which includes the Company's assets and operations), copies of which have been furnished to Financial Security by the Company, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the consolidated financial condition and results of operations of the Parent as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations of the Company. Except as disclosed in the Financial Statements, the Parent is not subject to any contingent liabilities or commitments that, individually or in the aggregate, might cause a Material Adverse Change in respect of the Company.

                 (h) ERISA. The Company is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

                 (i) Accuracy of Information. None of the Provided Documents (other than the Transaction Documents) contain any statement of a material fact with respect to the Company or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Company, that would materially and adversely affect the ability of the Company to perform its obligations under any of the Transaction Documents. There is no fact known to the Company which might cause a Material Adverse Change with respect to the Company or the Mortgage Loans.

                 (j) Compliance With Securities Laws. The offer and sale of the Securities by the Company comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Trust nor the Trust Fund is required to be registered as an "investment company" under the Investment Company Act. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

                 (k) Transaction Documents. Each of the representations and warranties of the Company contained in the Transaction Documents is true and correct in all material respects and the Company hereby makes each such representation and warranty to, and for the benefit of, Financial Security as if the same were set forth in full herein.

                 (l) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by the Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Company which, if enforced, would result in a Material Adverse Change with respect to the Company.

                 (m) Taxes. The Company has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Company in connection with the Transaction, the execution and delivery of the Related Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

                 (n) Solvency; Fraudulent Conveyance. The Company is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, the Company will not be left with an unreasonably small amount of capital with which to engage in its business. The Company does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Company does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or any of its assets. The amount of consideration being received by the Company upon the sale of the Securities to the Underwriters constitutes reasonably equivalent value and fair consideration for the interest in the Mortgage Loans evidenced by the Securities. The Company is not transferring the Mortgage Loans to the Trust or selling the Securities to any Underwriter, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Company's creditors.

         Section 2.02. Affirmative Covenants of the Company. The Company hereby agrees that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                 (a) Compliance With Agreements and Applicable Laws. The Company shall perform each of its obligations under the Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accor-dance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

                 (b) Financial Statements; Accountants' Reports; Other Information. The Company shall keep or cause to be kept in reasonable detail books and records of account of the Company's assets and business, and shall clearly reflect therein the transfer of the Mortgage Loans to the Trust and the sale of the Securities to the Underwriters as a sale of the Company's interest in the Mortgage Loans evidenced by the Securities. The Company shall furnish or caused to be furnished to Financial Security:

                          (i) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Parent, the audited consolidated balance sheets of the Parent as of the end of such fiscal year and the audited consolidated statements of income, changes in shareholders' equity and cash flows of the Parent for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the Parent's independent accountants (who shall be a nationally recognized firm or otherwise acceptable to Financial Security).

                          (ii) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of the Parent, the unaudited balance sheets of the Parent as of the end of such quarter and the unaudited statements of income, changes in shareholders' equity and cash flows of the Parent for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                          (iii) Accountants' Reports. If a Trigger Event has occurred, copies of any reports submitted to the Parent by its independent accountants in connection with any examination of the consolidated financial statements of the Parent, promptly upon receipt thereof.

                          (iv) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Company pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; provided, however, that the Company shall not be required to deliver any such items if provision by some other party to Financial Security is required under the Related Documents unless such other party wrongfully fails to deliver such item. The Company shall, upon the request of Financial Security, permit Financial Security or its authorized agents (A) to inspect the books and records of the Company as they may relate to the Securities, the Mortgage Loans, the obligations of the Company under the Transaction Documents, the Transaction and, but only following the occurrence of a Trigger Event, the Company's business; (B) to discuss the affairs, finances and accounts of the Company with the Chief Financial Officer of the Company, no more frequently than annually unless a Trigger Event has occurred; and (C) upon the occurrence of a Trigger Event, to discuss the affairs, finances and accounts of the Company with the Company's independent accountants, provided that an officer of the Company shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Company. The books and records of the Company will be maintained at the address of the Company designated herein for receipt of notices, unless the Company shall otherwise advise the parties hereto in writing.

                          (v) The Company shall provide or cause to be provided to Financial Security a copy of each document executed in connection with the transaction within 60 days after the date of closing.

                 (c) Compliance Certificate. The Company shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(i) hereof (and concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(ii) hereof, if a Trigger Event has occurred), a certificate signed by the Chief Financial Officer of the Company stating that:

                          (i) a review of the Company's performance under the Transaction Documents during such period has been made under such officer's supervision;

                          (ii) to the best of such individual's knowledge following reasonable inquiry, no Trigger Event, Default or Event of Default has occurred, or if a Trigger Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Company has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by the Company to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

                          (iii) the attached financial reports submitted in
                 accordance with Section 2.02(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the consolidated financial condition and results of operations of the Parent as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

                 (d) Notice of Material Events. The Company shall promptly inform Financial Security in writing of the occurrence of any of the following:

                          (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Company pertaining to the Mortgage Loans in general or (B) with respect to a material portion of the Mortgage Loans;

                          (ii) any change in the location of the Company's principal office or any change in the location of the Company's books and records;

                          (iii) the occurrence of any Trigger Event, Default or Event of Default; or

                          (iv) any other event, circumstance or condition that has resulted, or might result, in a Material Adverse Change in respect of the Company.

                 (e) Further Assurances. The Company shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Certificateholders and Financial Security, in the Mortgage Loans, free and clear of all Liens and Restrictions on Transferability except the Lien in favor of the Trustee, for the benefit of the Certificateholders and Financial Security, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement. In addition, the Company agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

                 (f) Retirement of Securities. The Company shall cause the Trustee, upon retirement of the Securities pursuant to the Pooling and Servicing Agreement or otherwise, to furnish to Financial Security a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Policy, to surrender the Policy to Financial Security for cancellation.

                 (g) Third-Party Beneficiary. The Company agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.

         Section 2.03. Negative Covenants of the Company. The Company hereby agrees that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                 (a) Restrictions on Liens. The Company shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Mortgage Loans except for the Lien in favor of the Trustee, for the benefit of the Certificateholders and Financial Security, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Mortgage Loans, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and Financial Security.

                 (b) Impairment of Rights. The Company shall not take any action, or fail to take any action, if such action or failure to take action will (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholders or Financial Security, (ii) result in a Material Adverse Change in respect of all, or a substantial portion, of the Mortgage Loans or (iii) impair the ability of the Company to perform its obligations under the Transaction Documents.

                 (c) Waiver, Amendments, Etc. The Company shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Related Documents.


                                  ARTICLE III

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

         Section 3.01. Issuance of the Policy. Financial Security agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix A hereto.

         Section 3.02.  Payment of Fees and Premium.

                 (a) Fees and Expenses. On the Date of Issuance, the Company shall pay or cause to be paid the amounts specified with respect to fees, expenses and disbursements in the Premium Letter, unless otherwise agreed between the Company and Financial Security. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, the Company. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be paid by the Company.

                 (b) Premium. In consideration of the issuance by Financial Security of the Policy, Financial Security shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Company and (ii) in the case of Premium due after the Date of Issuance, pursuant to Section 5.01 of the Pooling and Servicing

         Agreement. The Premium paid hereunder or under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity.

         Section 3.03. Reimbursement and Additional Payment Obligation. The following amounts will be payable as and when incurred solely from the Trust pursuant to and in accordance with Section 5.01 of the Pooling and Servicing
Agreement:

                 (a) a sum equal to the total of all amounts paid by Financial Security under the Policy;

                 (b) any and all out-of-pocket charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Related Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Related Documents, any party to any of the Related Documents or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Related Document whether or not executed or completed, (iv) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Related Documents;

                 (c) interest on any and all amounts described in Section 3.03(a) from the date due to Financial Security pursuant to the provisions hereof until payment thereof in full, payable to Financial Security at the Late Payment Rate per annum; and

                 (d) any payments made by Financial Security on behalf of, or advanced to, the Company, including, without limitation, any amounts payable by the Company pursuant to the Securities or any other Related Documents; and any payments made by Financial Security as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security to third parties in connection with the Transaction.

         Section 3.04.  Indemnification.

                 (a) Indemnification by the Company. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Company agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Related Documents by reason of:

                          (i)     the negligence, bad faith, willful
                 misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Company; or

                          (ii)    the breach by the Company of any
                 representation, warranty or covenant under any of the Transaction Documents (other than a breach of any representation or warranty set forth in Section 2.05 of the Pooling and Servicing Agreement regarding the Mortgage Loans to the extent the Seller has remedied such breach in accordance with the terms thereof) or the occurrence, in respect of the Company, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default".

                 (b) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from the Company (the "Indemnifying Party") hereunder, Financial Security shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and
         (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection
         (b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                 (c) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

         Section 3.05. Subrogation. Subject only to the priority of payment provisions of the Pooling and Servicing Agreement, the Company acknowledges for itself that, to the extent of any payment made by Financial Security pursuant to the Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Certificateholders to any moneys paid or payable in respect of the Securities under the Related Documents or otherwise. The Company agrees for itself to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Securities under the Related Documents or otherwise.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

         Section 4.01. Effective Date; Term of Agreement. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under the Policy and the Policy shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the Certificateholders under the Related Documents and under the Securities have been paid in full; provided, however, that the provisions of Section 3.04 hereof shall survive any termination of this Agreement.

         Section 4.02. Obligations Absolute. (a) The payment obligations of the Company hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Related Documents, the Securities or the Policy;
(ii) any exchange or release of any other obligations hereunder; (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Company may have at any time against Financial Security or any other Person; (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect; (v) any failure of the Company to receive the proceeds from the sale of the Securities; (vi) any breach by the Company of any representation, warranty or covenant contained in any of the Related Documents; or (vii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Company in respect of any Related Document.

         (b) The Company and any and all others who are now or may become liable for all or part of the obligations of the Company under this Agreement agree to be bound by this Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Related Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Related Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Related Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Company;
(v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

         (c) Nothing herein shall be construed as prohibiting the Company from pursuing any rights or remedies it may have against any Person other than Financial Security in a separate legal proceeding.

         Section 4.03.  Assignments; Reinsurance; Third-Party Rights.  (a)
This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Any assignment made in violation of this Agreement shall be null and void.

         (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as Financial Security may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Policy.

         (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under the Related Documents or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.

         (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Certificateholder, other than Financial Security, against the Company, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Certificateholder shall have any right to payment from any premiums paid hereunder or from any other amounts paid by the Company pursuant to Section
3.02 or 3.04 hereof.

         Section 4.04. Liability of Financial Security. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security had actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                   ARTICLE V

                          EVENTS OF DEFAULT; REMEDIES

         Section 5.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                 (a) any representation or warranty made by the Company under any of the Related Documents, or in any certificate or report furnished under any of the Related Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Company effectively cures any such defect in any representation or warranty under any Related Document, or certificate or report furnished under any Related Document, within the time period specified in the relevant Related Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;

                 (b) (i) the Company shall fail to pay when due any amount payable by the Company under any of the Related Documents unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Related Document; (ii) the Company shall have asserted that any of the Related Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Related Documents or any property thereof shall find or rule that any material provision of any of the Related Documents is not valid and binding on the parties thereto;

                 (c) the Company shall fail to perform or observe any other material covenant or agreement contained in any of the Related Documents (except for the obligations described under clause (b) above) and such failure shall continue for a period of 30 days after written notice given to it; provided, however, that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period the Company shall have given notice to Financial Security of corrective action it proposes to take, which corrective action is agreed in writing by Financial Security to be satisfactory and the Company shall thereafter pursue such corrective action diligently until such default is cured; and

                (d) the occurrence of an "event of default" under any of the Related Documents.

         Section 5.02. Remedies; Waivers. (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:

                 (i) exercise any rights and remedies available under the Related Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Certificateholders in respect of the Securities; or

                 (ii) take whatever action at law or in equity may appear necessary or desirable in its judgment to enforce performance of any obligation of the Company under the Related Documents.

         (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Related Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Related Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

         (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

         (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Company. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.01. Amendments, Etc. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

         Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

         (a)     To Financial Security:

                          Financial Security Assurance Inc.
                          350 Park Avenue
                          New York, NY  10022
                          Attention:  Surveillance Department
                          Re: Aames Capital Corporation, Mortgage Pass-Through Certificates, Series 1996-C
                          Confirmation:    (212) 826-0100
                          Telecopy Nos.:   (212) 339-3518,  (212) 339-3529
                          (in each case in which notice or other
                          communication to Financial Security refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head--Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL
                          ENCLOSED.")

         (b)     To the Company:

                          3731 Wilshire Boulevard
                          10th Floor
                          Los Angeles, California  90010

                          Attention:   Gregory J. Witherspoon
                                       Barbara Polsky, Esq.

         with a copy to:

                          Andrews & Kurth L.L.P.
                          1701 Pennsylvania Avenue, N.W.
                          Suite 200
                          Washington, D.C.  20006

                          Attention:   James A. Blalock III, Esq.

         (c)     To the Trustee:

                          Bankers Trust Company of California, N.A.
                          3 Park Plaza
                          Irvine, California  92714

                          Attention:   Corporate Trust Department


         A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

         Section 6.03. Payment Procedure. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided above, the Company agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the Company. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.

         Section 6.04. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

         Section 6.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 6.06. Consent to Jurisdiction. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

         (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

         (c) The Company hereby irrevocably appoints and designates Andrews & Kurth whose address is 425 Lexington Avenue, New York, New York 10017, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Company agrees that service of such process upon such Person shall constitute personal service of such process upon it.

         (d) Nothing contained in the Agreement shall limit or affect Financial Security's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Related Documents against the Company or its property in the courts of any jurisdiction.

         Section 6.07. Consent of Financial Security. In the event that Financial Security's consent is required under any of the Related Documents, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

         Section 6.08. Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

         Section 6.09. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE RELATED DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

         Section 6.10. Limited Liability. No recourse under any Related Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Related Documents, the Securities or the Policy, it being expressly agreed and understood that each Related Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Related Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

         Section 6.11. Entire Agreement. This Agreement, the Premium Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Insurance and Indemnity Agreement, all as of the day and year first above written.

                                FINANCIAL SECURITY ASSURANCE INC.


                                By  /s/ Robert P. Cochran
                                   ----------------------------------------
                                   Authorized Officer

                                AAMES CAPITAL CORPORATION


                                By       /s/ Gregory J. Witherspoon
                                   ----------------------------------------
                                Title  Executive Vice President - Finance
                                      -------------------------------------

                                   APPENDIX I

                                  DEFINITIONS

         "Aames Financial" means Aames Financial Corporation

         "Business Day" means any day other than (a) a Saturday or Sunday or
(b) a day on which banking institutions in New York or California are authorized or obligated by law or executive order to be closed.

         "Certificateholders" means registered holders of the Securities.

         "Class R Certificates" means the Series 1996-C, Class R Certificates issued under the Pooling and Servicing Agreement together with the Securities.

         "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Commission" means the Securities and Exchange Commission.

         "Commonly Controlled Entity" means the Company and each entity, whether or not incorporated, which is affiliated with the Company pursuant to
Section 414(b), (c), (m) or (o) of the Code.

         "Company" means Aames Capital Corporation.

         "Date of Issuance" means the date on which the Policy is issued as specified therein.

         "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Event of Default" means any event of default specified in Section
5.01 of the Insurance Agreement.

         "Expiration Date" means the final date of the Term of the Policy, as specified in the Policy.

         "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

         "Financial Statements" means with respect to the Parent, the consolidated balance sheets as of March 31, 1996 and the consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and the consolidated balance sheets as of June 30, 1996 and the consolidated statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto.

         "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

         "Guaranty" means the guaranty letter dated September 17, 1996 from Aames Financial.

         "Indemnification Agreement" means the Indemnification Agreement dated as of September 11, 1996 among Financial Security, the Company and Lehman Brothers Inc., for itself and as representative of the other Underwriters with respect to the Class A-1 Certificates, and Greenwich Capital Markets, Inc., for itself and as representative of the other Underwriters with respect to the Class A-2 Certificates, as the same may be amended from time to time.

         "Insurance Agreement" means the Insurance and Indemnity Agreement dated as of September 1, 1996, by and between Financial Security and the Company, as the same may be amended from time to time.

         "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "IRS" means the Internal Revenue Service.

         "Late Payment Rate" means the lesser of (a) the then applicable rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

         "Material Adverse Change" means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or (ii) the ability of such Person to perform its obligations under any of the Related Documents to which it is a party and (b) in respect of all or a portion of the Mortgage Loans, a material adverse change in (i) the value or marketability of such

Mortgage Loans or (ii) the probability that amounts now or hereafter due in respect of such Mortgage Loans will be collected on a timely basis.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

         "Mortgage Documents" means the Mortgage Notes, Mortgages, assignments of Mortgages and other related documents required to be delivered to the Trustee pursuant to Sections 2.01 and 2.02 of the Pooling and Servicing Agreement.

         "Mortgage Loan" has the meaning provided in the Pooling and Servicing Agreement.

         "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

         "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to the Policy.

         "Offering Document" means the Prospectus dated September 11, 1996 of the Company in respect of the Securities and any amendment or supplement thereto and any other offering document in respect of the Securities that makes reference to the Policy.

         "Parent" means Aames Financial.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

         "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

         "Plan" means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

         "Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Securities, substantially in the form attached as Annex I to this Agreement.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of September 1, 1996 between the Company and the Trustee on behalf of Financial Security and the Certificateholders, pursuant to which the Securities are to be issued and the Mortgage Loans are to be serviced and administered, as the same may be amended from time to time.

         "Premium" means the premium payable in accordance with Section 3.02 of the Insurance Agreement.

         "Premium Letter" means the side letter between Financial Security and the Company dated September 17, 1996 in respect of the premium payable by the Company in consideration of the issuance of the Policy.

         "Prospectus" means the form of prospectus, as supplemented, relating to the Securities, as first filed with the Commission pursuant to Rule 424 under the Securities Act.

         "Provided Documents" means the Related Documents and any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to Financial Security by or on behalf of the Company with respect to itself, its Parent, or the Transaction.

         "Registration Statement" means the registration statement on Form S-3 (No. 33-99458, including a form of prospectus, relating to the Securities, as amended to the date hereof.

         "Related Documents" means the Transaction Documents and the Guaranty.

         "Restrictions on Transferability" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

         "Securities" means the $175,000,000 of Aames Mortgage Trust 1996-C, Mortgage Pass-Through Certificates, Series 1996-C, Class A-1 and the $350,000,000 of Aames Mortgage Trust 1996-C, Mortgage Pass-Through Certificates, Series 1996-C, Class A-2, issued pursuant to the Pooling and Servicing Agreement.

         "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such entity shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

         "Subsidiary" means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.

         "Term of the Agreement" shall be determined as provided in Section
4.01 of the Insurance Agreement.

         "Term of the Policy" has the meaning provided in the Policy.

         "Transaction" means the transactions contemplated by the Related Documents, including the transactions described in the Offering Document.

         "Transaction Documents" means the Insurance Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement and the Premium Letter.

         "Trigger Event" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing, (b) the occurrence of an event of default by the Company, as Servicer, contained in Section 8.01 of the Pooling and Servicing Agreement, (c) any legal proceeding or binding arbitration is instituted with respect to the Transaction, (d) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of the Company or of a material portion of the Mortgage Loans or (e) Financial Security pays a claim under the Policy.

         "Trust" means the trust created under the Pooling and Servicing Agreement.

         "Trustee" means Bankers Trust Company of California, N.A., a national banking association, as trustee under the Pooling and Servicing Agreement, and any successor thereto as trustee under the Pooling and Servicing Agreement.

         "Trust Fund" has the meaning provided in the Pooling and Servicing Agreement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Underwriter" means each of Lehman Brothers Inc., Prudential Securities Incorporated, Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc.

         "Underwriting Agreement" means the Underwriting Agreement among Lehman Brothers Inc., Greenwich Capital Markets, Inc. and the Company with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                  APPENDIX II

                              OPINIONS OF COUNSEL

         There shall be delivered to Financial Security, Moody's and S&P opinions of counsel as follows:

         (i) opinions to the effect that the Securities have been duly issued, and the Related Documents have been duly executed and delivered, and each constitutes legal, valid and binding obligations, enforceable in accordance with their respective terms;

         (ii) opinions as to compliance with applicable securities laws, including, but not limited to, opinions to the effect that:

                 (A) to the best of counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation of the Transaction, except such as may be required and have been obtained under the Securities Act and state securities or "blue sky" laws;

                 (B) the Registration Statement is effective under the Securities Act and, to the best of counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

                 (C) neither the Trust nor the Trust Fund is required to be registered under the Investment Company Act; and

                 (D) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act;

         (iii) an opinion to the effect that (A) the Trustee is the owner of the Mortgage Loans, holding good and marketable title thereto; (B) the Mortgage Loans would not be included as part of the estate of the Company in the event of any receivership or insolvency proceedings in respect thereof; and (C) the transfer of the Mortgage Loans would be characterized by a court of competent jurisdiction as a sale of such Mortgage Loans and not as a borrowing by the Company or a relationship of joint ownership, partnership, joint venture or similar arrangement;

         (iv) an opinion to the effect that the transfer of the Mortgage Loans to the Trust does not constitute either a fraudulent conveyance or a preferential transfer by the Company;

         (v) an opinion to the effect that (A) the Trust Fund qualifies as a REMIC for federal income tax purposes and for state and local tax purposes; and (B) the Trust Fund will not be subject to income, franchise or tangible or intangible personal property taxes in the State of California; and





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
         (vi) an opinion to the effect that the Guaranty has been authorized, executed and delivered by Aames Financial and is the legal, valid and binding obligation of Aames Financial enforceable against Aames Financial in accordance with its terms.





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
                                    ANNEX I
                                       TO
                       INSURANCE AND INDEMNITY AGREEMENT


                  FORM OF FINANCIAL GUARANTY INSURANCE POLICY

           [Filed as Exhibit 4.2 to this Current Report on Form 8-K]

                                   APPENDIX A
                      TO INSURANCE AND INDEMNITY AGREEMENT

                 CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

         (a) Payment of Initial Premium and Expenses; Premium Letter. Financial Security shall have been paid, by or on behalf of Company, a nonrefundable Premium and shall have been reimbursed, by or on behalf of the Company, for other fees and expenses identified in Section 3.02 below as payable at closing, and Financial Security shall have received a fully executed copy of the Premium Letter.

         (b) Related Documents. Financial Security shall have received a copy of each of the Related Documents, in form and substance satisfactory to Financial Security, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Pooling and Servicing Agreement relating to the payment to Financial Security of Premium due on the Policy and the reimbursement to Financial Security of amounts paid under the Policy shall be in form and substance acceptable to Financial Security in its sole discretion.

         (c) Certified Documents and Resolutions. Financial Security shall have received a copy of (i) the certificate of incorporation and bylaws of the Company and (ii) the resolutions of each of the Company's Board of Directors authorizing the issuance of the Securities and the execution, delivery and performance by the Company, as the case may be, of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Company, as the case may be, (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).

         (d) Incumbency Certificate. Financial Security shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the name and signatures of the officers of the Company, as the case may be, authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

         (e) Representations and Warranties; Certificate. The representations and warranties of the Company in the Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance and Financial Security shall have received a certificate of appropriate officers of the Company to that effect.

         (f) Opinions of Counsel. Financial Security shall have received opinions of counsel addressed to Financial Security, Moody's and S&P in respect of the Company, Aames Financial, the other parties to the Related Documents and the Transaction in form and substance satisfactory to Financial Security, addressing such matters as Financial Security may reasonably request, including without limitation, the items set forth in Appendix II hereto, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

         (g) Approvals, Etc. Financial Security shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, the approval of the shareholders of the Company, required in connection with the Transaction.

         (h) No Litigation, Etc. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Related Documents or the consummation of the Transaction.

         (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Related Documents illegal or otherwise prevent the consummation thereof.

         (j) Satisfaction of Conditions of Underwriting Agreement. All conditions in the Underwriting Agreement to the Underwriters' obligation to purchase the Securities shall have been satisfied.

         (k) Issuance of Ratings. Financial Security shall have received confirmation that the risk secured by the Policy constitutes an investment grade risk by S&P and an insurable risk by Moody's and that the Securities, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's.

         (l) Delivery of Mortgage Documents. Financial Security shall have received evidence satisfactory to it that: (i) delivery has been made to the Trustee or to a Custodian of the Mortgage Documents required to be so delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (ii) each Mortgage Note is endorsed as provided in Section 2.01 of the Pooling and Servicing Agreement.

         (m) No Default. No Default or Event of Default shall have occurred.

         (n) Additional Items. Financial Security shall have received such other documents, instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to Financial Security that all conditions precedent, if any, in the Related Documents have been satisfied.





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